Exhibit 4.25

Execution version

12 March 2020

BRITISH AMERICAN TOBACCO P.L.C.

B.A.T. INTERNATIONAL FINANCE P.L.C.

B.A.T. NETHERLANDS FINANCE B.V.

B.A.T CAPITAL CORPORATION

as Borrowers

BRITISH AMERICAN TOBACCO P.L.C.

as Guarantor

HSBC BANK PLC

as Agent

HSBC BANK USA, N.A.

as US$ Swingline Agent

HSBC BANK PLC

as Euro Swingline Agent

HSBC BANK USA, N.A.

as US Agent

and

CERTAIN BANKS AND FINANCIAL INSTITUTIONS

as Banks

£6,000,000,000

REVOLVING CREDIT FACILITIES

Herbert Smith Freehills LLP

Execution version

Execution version

THIS AGREEMENT is dated 12 March 2020

BETWEEN:

(1)

BRITISH AMERICAN TOBACCO P.L.C. (registered number 3407696), B.A.T. INTERNATIONAL FINANCE P.L.C. (registered number 1060930), B.A.T. NETHERLANDS FINANCE B.V. (registered number 60533536) and B.A.T CAPITAL CORPORATION (registered number 0911777), as original borrowers (the “Original Borrowers”);

(2)	BRITISH AMERICAN TOBACCO P.L.C. as guarantor (the “Guarantor”);

(3)	THE FINANCIAL INSTITUTIONS listed in Part A of Schedule 1 (Banks and Commitments) as mandated lead arrangers and bookrunners (the “MLABs”);

(4)	THE FINANCIAL INSTITUTIONS listed in Part A of Schedule 1 (Banks and Commitments) as lead arrangers (the “Lead Arrangers”);

(5)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (Banks and Commitments) as banks (the “Original Banks”);

(6)	HSBC BANK PLC as agent (in this capacity the “Agent”);

(7)	HSBC BANK USA, N.A. as US$ swingline agent (in this capacity the “US$ Swingline Agent”);

(8)	HSBC BANK PLC as Euro swingline agent (in this capacity the “Euro Swingline Agent”); and

(9)	HSBC BANK USA, N.A. as US agent (in this capacity the “US Agent”).

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceptable Bank” means a bank or financial institution which has a rating for its long term unsecured and non credit-enhanced debt obligations of A- or higher by S&P or Fitch Rating Ltd or A3 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency.

“Additional Borrower” means any member of the Group which becomes a Borrower in accordance with Clause 25.6 (Additional Borrowers).

“Adjusted Reference Rate” means a Sterling Adjusted Reference Rate or a US$ Adjusted Reference Rate.

“Administrative Party” means the Agent, the US$ Swingline Agent, the Euro Swingline Agent or the US Agent.

“Advance” means a Revolving Facility Advance, a Swingline Advance or a Term Advance.

“Affiliate” means a Subsidiary or a holding company (as defined in Section 1159 of the Companies Act 2006) of a person and any other Subsidiary of that holding company. Notwithstanding the foregoing, in relation to The Royal Bank of Scotland plc, the term “Affiliate” shall not include:

(a)	the UK government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof); or

(b)

any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiaries or subsidiary undertakings.

“Agent’s Spot Rate of Exchange” means:

(a)	the Agent’s spot rate of exchange; or

(b)	(if the Agent does not have an available spot rate of exchange), any other publicly available spot rate of exchange selected by the Agent (acting reasonably),

for the purchase of the relevant currency with Sterling in the London foreign exchange market at or about 11.00 am on a particular day.

“Agreed Percentage” means, in relation to a Bank and a Swingline Advance under a Swingline Facility, the amount of its Commitment under the related Revolving Facility expressed as a percentage of the Total Relevant Commitments.

“Anti-Bribery and Corruption Laws” means all applicable anti-bribery and corruption laws and regulations, including but not limited to the US Foreign and Corrupt Practices Act 1977 and the UK Bribery Act 2010.

“Anti-Money Laundering Laws” means all applicable anti-money laundering laws and regulations.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Available Commitment” means, in relation to a Revolving Facility at any time, a Bank’s relevant Revolving Facility Commitment less the aggregate amount of:

(a)	the Original Sterling Amount of its share of any outstanding Revolving Facility Advance under the relevant Revolving Facility; and

(b)

the Original Sterling Amount of its share, or if applicable the share of any of its Swingline Affiliates or any Bank of which it is a Swingline Affiliate, of any Advance under any Swingline Facility relating to such Revolving Facility at such time, provided that for the purposes of calculating any Bank’s Available Commitment on any day, any Advance under the relevant Revolving Facility or Swingline Facility which is due to be repaid or prepaid on such day shall be ignored and any Advance under the relevant Revolving Facility or Swingline Facility which is to be made on such day shall be taken into account.

“Available Facility” means in relation to a Revolving Facility at any time, the aggregate amount at that time of the Available Commitments of all the Banks under that Revolving Facility.

“Available Swingline Commitment” means, in relation to a Swingline Facility at any time, a Bank’s Swingline Commitment under that Swingline Facility less the aggregate amount of its share of any outstanding Swingline Advances under that Swingline Facility at that time, provided that:

(a)

for the purposes of calculating any Bank’s Available Swingline Commitment on any day, any Swingline Advance which is due to be repaid or prepaid on such day shall be ignored and any Swingline Advance which is to be made on such day shall be taken into account; and

(b)

such amount is not greater than the Bank’s (or any Bank of which it is a Swingline Affiliate) undrawn Commitment under the related Revolving Facility at that time. If it is greater, that Bank’s Available Swingline Commitment shall be an amount equal to that Bank’s (or any Bank of which it is a Swingline Affiliate) undrawn Commitment under the related Revolving Facility or zero, as the case may be.

“Available Swingline Facility” means, in relation to a Swingline Facility at any time, the aggregate amount at that time of the Available Swingline Commitments of all the Banks under that Swingline Facility.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)

in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Banks” means those financial institutions listed in Part B of Schedule 1 (Banks and Commitments) and their respective successors and assigns which are for the time being participating in the Facilities and any bank or financial institution which has become a Bank in accordance with Clause 25.2 (Transfers by Banks) or 25.10 (Increase).

“Benchmark Regulation” means Regulation (EU) 2016/1011 of the European Parliament and of the Council of 8 June 2016 on indices used as benchmarks in financial instruments and financial contracts or to measure the performance of investment funds and amending Directives 2008/48/EC and 2014/17/EU and Regulation (EU) No 596/2014.

“Benchmark Replacement Date” means, subject to Clauses 8.1.1 and 8.1.6 (Benchmark Replacement Date), the first anniversary of the Signing Date (and for the avoidance doubt, the Benchmark Replacement Date shall be the same date for Advances denominated in Sterling and in US Dollars).

“Benchmark Replacement Deferral Notice” has the meaning given to that term in Clause 8.1.1 (Benchmark Replacement Deferral).

“Borrower” means, subject to Clauses 7.4 (Mandatory Prepayment by Borrowers) and 7.5 (Changes to Borrowers), the Original Borrowers and each Additional Borrower.

“Borrower Accession Agreement” means a letter substantially in the form of Part B of Schedule 4 (Forms of Accession Documents) with such amendments as the Agent may approve or reasonably require.

“Borrowed Moneys Indebtedness” means, in relation to any person, any obligation (whether incurred as principal or surety) for the payment or repayment of money, whether present or future, actual or contingent, comprising or constituted by:

(a)	any liability to repay the principal of or to pay interest on borrowed money or deposits; or

(b)	any liability:

(i)	under or pursuant to any letter of credit, acceptance credit facility or note purchase facility; or

(ii)

in relation to any foreign currency transaction or any purchase price for property or services payment of which is deferred for a period in excess of 180 days after the later of taking possession or becoming the legal owner thereof or the service being rendered; or

(iii)	with regard to any guarantee or indemnity in respect of repayment of obligations referred to in paragraphs (i) and (ii) above or of any other borrowed money.

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which:

(a)	relates to an Original Bank and:

(i)	where the Borrower is an Original Borrower, is filed with HM Revenue & Customs at least 30 working days prior to the date of the first interest payment after the Signing Date; or

(ii)

where the Borrower is an Additional Borrower, is filed with HM Revenue & Customs at least 30 working days prior to the date of the first interest payment after the date on which that Borrower becomes an Additional Borrower; or

(b)	relates to a Bank that is a New Bank or an Increase Bank and:

(i)

where the Borrower is a Borrower as at the relevant Novation Date (or the date on which the increase in Commitments described in the relevant Increase Confirmation takes effect) is filed with HM Revenue & Customs at least 30 working days prior to the date of the first interest payment after that Novation Date (or the date on which the increase in Commitments described in the relevant Increase Confirmation takes effect); or

(ii)

where the Borrower is not a Borrower as at the relevant Novation Date (or the date on which the increase in Commitments described in the relevant Increase Confirmation takes effect), is filed with HM Revenue & Customs at least 30 working days prior to the date of the first interest payment after the date on which that Borrower becomes an Additional Borrower.

“Borrowings” means (without double counting) any indebtedness in respect of the following:

(a)	money borrowed or raised and debit balances at banks;

(b)	any bond, note, loan stock, debenture or similar debt instrument;

(c)	acceptance credit facilities;

(d)	receivables sold or discounted (other than on a non-recourse basis);

(e)	leases and hire purchase contracts which are required to be capitalised under IFRS as applied in the UK;

(f)	any other transaction having the commercial effect of a borrowing or raising of money excluding trade credit in the ordinary course of business; and

(g)	guarantees in respect of indebtedness of any person falling within any of paragraphs (a) to (f) (both inclusive) above,

provided that indebtedness owing by one member of the Group to another member of the Group shall not be taken into account as Borrowings.

“Business Day” means a day (other than a Saturday or Sunday):

(a)	on which banks and the interbank and foreign exchange markets are open for business in London and, in the case of a day on which any payment is required to be made by an Obligor, in New York; and

(b)

(in relation to a day on which a payment in US Dollars or an Optional Currency (other than euro) is required hereunder) on which banks and the interbank and foreign exchange markets are open for business in New York or in the principal financial centre of the country of such Optional Currency; or

(c)	(in relation to a day on which a payment in euro is required hereunder) which is a Target Day.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commitment” means a Revolving Facility Commitment or a Swingline Facility Commitment.

“Dangerous Substance” means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) which, taking into account the concentrations and quantities present and the manner in which it is being used or handled, it is reasonably foreseeable will cause harm to man or any other living organism or damage to the Environment including any controlled, special, hazardous, toxic, radioactive or dangerous waste.

“Default” means an Event of Default or an event specified in Clause 17 (Default) which, with the giving of notice, determination of materiality or expiry of any grace period under this Agreement (or any combination of the foregoing), would constitute an Event of Default.

“Defaulting Bank” means any Bank:

(a)

which has failed to make its participation in an Advance available or has notified the Agent that it will not make its participation in an Advance available by the Utilisation Date of that Advance in accordance with Clause 5.7 (Payment of proceeds);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(1)	administrative or technical error; or

(2)	a Disruption Event; and

payment is made within five Business Days of its due date; or

(ii)	that Bank is disputing in good faith whether it is contractually obliged to make the payment in question.

“Defeased Borrowings” means any indebtedness (or obligations in respect thereof, such as future interest) in respect of capital market issues in existence on the Signing Date which has been fully covered by cash or cash equivalents as a means of achieving the economic effect of full repayment of that indebtedness.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communication systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with a Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dutch Conditional Withholding Tax Deduction” means a deduction or withholding for or on account of tax imposed by The Netherlands pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

“€STR” means, in relation to any day:

(a)	the applicable Screen Rate for that day;

(b)

if no Screen Rate is available for €STR for any applicable day, the applicable €STR shall be the most recent applicable Screen Rate which is as of a day which is no more than 30 days before that day; or

(c)	if paragraph (b) above applies and there is no applicable Screen Rate which is as of a day which is no more than 30 days before that day, there shall be no €STR for that day.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Employee Plan” means an employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any US Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Enhanced €STR” means, in relation to any day, the percentage rate per annum which is the aggregate of the applicable:

(a)	€STR; and

(b)	EONIA-€STR Spread

and if that rate is less than zero, Enhanced €STR shall be deemed to be zero.

“Environment” means the media of air, water and land (wherever occurring) and in relation to the media of air and water includes, without limitation, the air and water within buildings and the air and water within other natural or man-made structures above or below ground and any water contained in any underground strata.

“Environmental Approvals” means all authorisations of any kind required under Environmental Laws to which any member of the Group is subject at any time.

“Environmental Law” means all legislation, regulations or orders (insofar as such regulations or orders have the force of law) to the extent that it relates to the protection or impairment of the Environment or the control of Dangerous Substances (whether or not in force at the Signing Date) which are capable of enforcement in any applicable jurisdiction by legal process.

“EONIA-€STR Spread” means, in relation to any day:

(a)	the percentage rate per annum which is, or remains, published on that day as the “EONIA-€STR spread” by the European Central Bank; or

(b)	if no such rate is, or remains, published on that day, the percentage rate per annum which was the “EONIA-€STR spread” most recently published by the European Central Bank.

“ERISA” means the United States Employee Retirement Income Security Act of 1974 (or any successor legislation thereto) as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that for purposes of Title I and Title IV of ERISA and Section 412 of the Code would be deemed at any relevant time to be a single employer with any US Borrower, pursuant to Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” means:

(a)

any reportable event, as defined in Section 4043 of ERISA, with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified of such event;

(b)

the filing under Section 4041 of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under Section 4041 of ERISA, or the receipt of notice by any US Borrower or any ERISA Affiliate under section 4042 of ERISA from the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

(c)

any failure by any Employee Plan to satisfy the minimum funding requirements of Sections 412 and 430 of the Code or Section 302 of ERISA applicable to such Employee Plan, in each case whether or not waived;

(d)

the incurrence by any US Borrower or any ERISA Affiliate of any liability with respect to the complete or partial withdrawal, within the meaning of Section 4203 or 4205 of ERISA, of any US Borrower or any ERISA Affiliate from a Employee Plan or Multiemployer Plan;

(e)	the filing under Section 412 of the Code or Section 302 of ERISA of any request for a minimum funding variance with respect to any Employee Plan;

(f)

any US Borrower or any ERISA Affiliate incurring any liability under Title IV of ERISA with respect to the termination of any Employee Plan (other than premiums due and not delinquent under Section 4007 of ERISA); and

(g)	a determination that any Employee Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code).

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“EURIBOR” means in relation to any Advance (other than a Swingline Advance) or overdue amount denominated in euro:

(a)	the applicable Screen Rate; or

(b)	if no Screen Rate is available for the Term of that Advance or overdue amount, the Interpolated Screen Rate for that Advance or overdue amount,

as of, in the case of paragraph (a) above, 11.00 a.m. (Brussels time) on the applicable Rate Fixing Day for euro and for a period equal in length to that Term and, if that rate is less than zero, EURIBOR shall be deemed to be zero.

“Euro Swingline Advance” means an advance made or to be made by a Euro Swingline Bank under Swingline Facility B.

“Euro Swingline Agent’s Spot Rate of Exchange” means the spot rate of exchange as determined by the Euro Swingline Agent for the purchase of euro in the London foreign exchange market with Sterling at the relevant time on the relevant day.

“Euro Swingline Bank” means, subject to Clause 25.2 (Transfers by Banks), a Bank which has a Euro Swingline Commitment.

“Euro Swingline Commitment” means in respect of a Euro Swingline Bank and Swingline Facility B, the amount in euro set out opposite its name in Column 4 of Part B of Schedule 1 (Banks and Commitments) or specified as such in the relevant Novation Certificate, to the extent not transferred, cancelled or reduced under this Agreement.

“Euro Swingline Rate” means, on any day, the percentage rate per annum determined by the Euro Swingline Agent to be the aggregate of:

(a)	Enhanced €STR; and

(b)	the Margin.

“Euro Swingline Total Commitments” means the aggregate for the time being of the Euro Swingline Commitments under Swingline Facility B, being €1,000,000,000 as at the Signing Date.

“Event of Default” means an event specified as such in Clause 17 (Default).

“Existing Credit Agreement” means the £5,680,000,000 revolving credit facility agreement dated 20 January 2017 made between, among others, British American Tobacco p.l.c., B.A.T. International Finance p.l.c., British American Tobacco Holdings (The Netherlands) B.V. and B.A.T. Netherlands Finance B.V. as borrowers, British American Tobacco p.l.c. as guarantor and HSBC Bank plc as agent, as amended by an amendment letter dated 3 July 2019.

“Extension Request” means:

(a)	a Revolving Facility A First Extension Request;

(b)	a Revolving Facility B First Extension Request;

(c)	a Revolving Facility A Second Extension Request; or

(d)	a Revolving Facility B Second Extension Request.

“Facility” means the Revolving Facilities (and if the Term Out Option has been exercised then, after the Term Out Date, the Term Facility) and the Swingline Facilities described in Clause 2.1 (Facilities) together, the “Facilities”.

“Facility Office” means the office(s) notified by a Bank to the Agent:

(a)	on or before the date it becomes a Bank; or

(b)	by not less than five Business Days’ notice,

as the office(s) through which it will perform all or any of its obligations under this Agreement.

“Fallback Screen Rate” means a Sterling Fallback Screen Rate or a US$ Fallback Screen Rate”.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)

any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding required by FATCA.

“Federal Funds Rate” means in relation to any day, the rate per annum determined by the US$ Swingline Agent to be equal to:

(a)

the rate on overnight federal funds transactions calculated by the Federal Reserve Bank of New York as the federal funds effective rate as published for that day (or, if that day is not a New York Business Day, for the immediately preceding New York Business Day) by the Federal Reserve Bank of New York; or

(b)

if a rate is not so published for any day which is a New York Business Day, the average of the quotations for that day on overnight federal funds transactions received by the US$ Swingline Agent from three depository institutions of recognised standing selected by the US$ Swingline Agent, and if, in either case, that rate is less than zero, the Federal Funds Rate shall be deemed to be zero.

“Fee Letters” means each letter dated on or about the Signing Date between the Agent, the US Agent and the Parent setting out the amount of various fees referred to in Clause 19 (Fees).

“Final Maturity Date” means:

(a)

in respect of Revolving Facility A and Swingline Facility A, subject to Clauses 2.4 (Extension Option – Revolving Facility A and Swingline Facility A) and 2.5 (Term-out option – Revolving Facility A), the date falling 364 days after the Signing Date; and

(b)

in respect of Revolving Facility B and Swingline Facility B, subject to Clause 2.6 (Extension Option – Revolving Facility B and Swingline Facility B), the date falling on the fifth anniversary of the Signing Date.

“Finance Document” means this Agreement, each Fee Letter, a Novation Certificate, a Borrower Accession Agreement, each novation agreement entered into pursuant to Clause 7.5.2 (Changes to Borrowers) or any other document designated as such by the Agent and the Parent.

“Finance Party” means a Bank or an Administrative Party.

“Funding Rate” means any individual rate notified by a Bank to the Agent pursuant to Clause 11.6.1(B) (Cost of funds).

“GAAP” means generally accepted accounting principles in the jurisdiction of incorporation of the Parent including IFRS.

“Group” means the Parent and its Subsidiaries.

“Holding Company” means, in relation to a person, an entity of which that person is a Subsidiary.

“IFRS” means international financial reporting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Impaired Agent” means an Administrative Party at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	that Administrative Party otherwise rescinds or repudiates a Finance Document;

(c)	(if that Administrative Party is also a Bank) it is a Defaulting Bank under paragraph (a) or (b) of the definition of “Defaulting Bank”; or

(d)	an Insolvency Event has occurred and is continuing with respect to that Administrative Party;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	an administrative or technical error; or

(B)	a Disruption Event; and

payment is made within five Business Days of its due date; or

(ii)	that Administrative Party is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Bank” has the meaning given to that term in Clause 25.10 (Increase).

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 6 (Form of Increase Confirmation).

“Insolvency Event” means in relation to a Finance Party, that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, all other than by way of an Undisclosed Administration, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 21 days of the institution or presentation thereof;

(f)

has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets, all other than by way of an Undisclosed Administration;

(i)

has a secured party take possession of all or substantially all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 21 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence, in any of the foregoing acts.

“Interpolated Screen Rate” means, in relation to LIBOR or EURIBOR for any Advance or overdue amount, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Term of that Advance or overdue amount; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Term of that Advance or overdue amount,

as of:

(i)	in the case of LIBOR, 11.00 a.m.(London time); and

(ii)	in the case of EURIBOR, 11.00 a.m. (Brussels time),

in each case, on the Rate Fixing Day for the currency of that Advance or overdue amount.

“ITA” means the Income Tax Act 2007.

“LIBOR” means in relation to any Advance (other than a Swingline Advance) or overdue amount denominated in a currency other than euro:

(a)	the applicable Screen Rate; or

(b)	if no Screen Rate is available for the Term of that Advance or overdue amount, the Interpolated Screen Rate for that Advance or overdue amount,

as of, in the case of paragraph (a) above, 11 a.m. on the Rate Fixing Day for the currency of that Advance or overdue amount and for a period equal in length to that Term and, if that rate is less than zero, LIBOR shall be deemed to be zero.

“LIBOR Cessation” means the occurrence of one or more of the following events with respect to Libor:

(a)

a public statement or publication of information by or on behalf of the administrator of Libor announcing that such administrator has ceased or will cease to provide Libor, permanently or indefinitely;

(b)

a public statement or publication of information by the regulatory supervisor or competent authority of the administrator of Libor, the US Federal Reserve or any successor, an insolvency official with jurisdiction over the administrator for Libor, a resolution authority with jurisdiction over the administrator for Libor or a court or an entity with similar insolvency or resolution authority over the administrator for Libor, which states that the administrator of Libor has ceased or will cease to provide Libor permanently or indefinitely;

(c)

a public statement or publication of information by the regulatory supervisor or competent authority of the administrator of Libor announcing that Libor is no longer representative for sterling or US Dollars; or

(d)

a Supervised Entity ceases to be permitted to use Libor as a benchmark under the Benchmark Regulation, or under the UK onshore version of the Benchmark Regulation where this forms part of English law in connection with the European Union (Withdrawal) Act 2018.

For the purposes of this definition only, “Libor” means the London interbank offered rate administered (at the Signing Date) by ICE Benchmark Administration Limited for sterling or US Dollars, in respect of any Term or generally and “Supervised Entity” has the meaning given to it in the Benchmark Regulation.

“London Banking Day” has the meaning given to it in Schedule 9 (Sterling Reference Rate - Definitions).

“Majority Banks” means, at any time:

(a)

if any Advances are outstanding, Banks with an aggregate Original Sterling Amount of Advances and undrawn Commitments at that time of more than 66 2⁄3 per cent. of the aggregate Original Sterling Amount of all Advances then outstanding and undrawn Commitments then in force; or

(b)

if no Advances are outstanding, Banks whose Commitments then aggregate more than 66 2⁄3 per cent. of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated more than 66 2⁄3 per cent. of the Total Commitments immediately before the reduction).

“Margin” means the percentage figure calculated in accordance with Clause 8.3 (Calculation of the Margin).

“Margin Stock” means “margin stock” as defined in Regulation U and X issued by the Board of Governors of the Federal Reserve System of the United States.

“Moody’s” means Moody’s Investors Service Limited or any successor to its rating business.

“Multiemployer Plan” means a “multiemployer plan” (as defined in Section 3(37) of ERISA) that is subject to Title IV of ERISA contributed to for any employees of any US Borrower or any ERISA Affiliate.

“New Bank” has the meaning given to that term in Clause 25.2 (Transfers by Banks).

“New York Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in New York City.

“Novation Certificate” has the meaning given to it in Clause 25.3.1(A) (Procedure for novations).

“Novation Date” means, in relation to an assignment, transfer or novation in accordance with Clause 25.2 (Transfers by Banks), the date on which such assignment, transfer or novation takes effect.

“Obligor” means each Borrower and the Guarantor.

“OFAC” means the Office of Foreign Assets Control of the US Department of the Treasury.

“Optional Currency” means:

(a)

in relation to any Advance or proposed Advance (other than a US$ Swingline Advance or a Euro Swingline Advance) before the Benchmark Replacement Date, US Dollars and euro or any currency other than Sterling approved by all the Banks and which is readily available and freely transferable in the London foreign exchange market in sufficient amounts to fund that Advance;

(b)	in relation to any Advance or proposed Advance (other than a US$ Swingline Advance or a Euro Swingline Advance) on and from the Benchmark Replacement Date, US Dollars and euro;

(c)	in relation to a US$ Swingline Advance, US Dollars; and

(d)	in relation to a Euro Swingline Advance, euro.

“Original Sterling Amount” means:

(a)	the principal amount of an Advance denominated in Sterling; or

(b)

the principal amount of an Advance (other than a US$ Swingline Advance or a Euro Swingline Advance) denominated in any other currency, translated into Sterling on the basis of the Agent’s Spot Rate of Exchange on the date of receipt by the Agent of the Request for that Advance (or, in relation to a Term Advance, on the Term Out Date); or

(c)

the principal amount of a US$ Swingline Advance denominated in US Dollars translated into Sterling on the basis of the US$ Swingline Agent’s Spot Rate of Exchange on the date of receipt by the US$ Swingline Agent of the Request for that US$ Swingline Advance; or

(d)

the principal amount of a Euro Swingline Advance denominated in euro, translated into Sterling on the basis of the Euro Swingline Agent’s Spot Rate of Exchange on the date of receipt by the Euro Swingline Agent of the Request for that Euro Swingline Advance.

“Parent” means British American Tobacco p.l.c.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“PBGC” means the US Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA.

“Primary Screen Rate” means a Sterling Primary Screen Rate or a US$ Primary Screen Rate.

“Prime Rate” means the prime commercial lending rate from time to time announced by the US$ Swingline Agent. Each change in the interest rate on a US$ Swingline Advance which results from a change in the Prime Rate becomes effective on the day on which the change in the Prime Rate becomes effective.

“Qualifying Bank” means a Bank which:

(a)

is a bank as defined for the purposes of section 879 of the ITA which is making an advance under this Agreement and is within the charge to United Kingdom corporation tax as regards any interest received by it in respect of that advance, or would be within such charge as respects such payment apart from section 18A Corporation Tax Act 2009, which is beneficially entitled to that interest;

(b)

is resident (as such term is defined in the appropriate double taxation treaty) in a country with which the United Kingdom has an appropriate double taxation treaty under which that institution is entitled to exemption from United Kingdom tax on interest and is entitled to apply for, and has applied for and obtained, approval (and with an effective notice of direction to this effect provided by Her Majesty’s Revenue & Customs to the relevant Borrower before the date of payment of the interest in question) under the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 to have interest under this Agreement paid to its Facility Office (being the Facility Office which is beneficially entitled to the interest paid to the relevant Bank under this Agreement) without withholding or deduction for or on account of United Kingdom taxation (and does not carry on business in the United Kingdom through a permanent establishment with which any loan or advance made under this Agreement in respect of which the interest is paid is effectively connected) and for this purpose “double taxation treaty” means any convention or agreement between the government of the United Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains;

(c)

(i)	holds a passport under the HMRC DT Treaty Passport scheme and has complied with the obligations in Clause 10.5 (Borrower DTTP Filing); and

(ii)

approval has been given (and with an effective notice of direction to this effect provided by Her Majesty’s Revenue & Customs to the relevant Borrower before the date of payment of the interest in question) under the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 to have interest under this Agreement paid to that Bank’s Facility Office (being the Facility Office which is beneficially entitled to the interest paid to the relevant Bank under this Agreement) without withholding or deduction for or on account of United Kingdom taxation, provided that this limb (ii) shall only apply where the relevant Borrower has made a Borrower DTTP Filing; or

(d)

is a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Rate Fixing Day” means:

(a)	in respect of a Revolving Facility Advance:

(i)	the Utilisation Date for an Advance denominated in Sterling; or

(ii)	the second Business Day before the Utilisation Date for an Advance denominated in any other currency; and

(b)	in respect of a Term Advance:

(i)	the Term Out Date or the first day of a Term (as applicable) for an Advance denominated in Sterling; or

(ii)	the second Business Day before the Term Out Date or the first day of a Term (as applicable) for an Advance denominated in any other currency.

“Rating Agencies” means Moody’s and S&P and “Rating Agency” shall mean any one of them.

“Register” has the meaning ascribed to it in Clause 25.8 (Register).

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Bank” has the meaning given to that term in Clause 25.12 (Replacement of a Defaulting Bank).

“Reporting Time” means the close of business in London on the Business Day immediately following the day on which the Agent provides the notification at Clause 8.8 (Notification of rates of interest) relating to the relevant Term.

“Request” means a request made by a Borrower to utilise a Facility, substantially in the form of Schedule 3 (Form of Request).

“Requested Amount” means the amount requested in a Request.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Revolving Facility” means Revolving Facility A and/or Revolving Facility B, as the context may require.

“Revolving Facility A” means the committed multicurrency revolving credit facility described in Clause 2.1.1 (Facilities).

“Revolving Facility A First Extension Request” has the meaning given to that term in Clause 2.4.1 (Extension Option – Revolving Facility A and Swingline Facility A).

“Revolving Facility A Second Extension Request” has the meaning given to that term in Clause 2.4.2 (Extension Option – Revolving Facility A and Swingline Facility A).

“Revolving Facility B” means the committed multicurrency revolving credit facility described in Clause 2.1.3 (Facilities).

“Revolving Facility B First Extension Request” has the meaning given to that term in Clause 2.6.1 (Extension Option – Revolving Facility B and Swingline Facility B).

“Revolving Facility B Second Extension Request” has the meaning given to that term in Clause 2.6.2 (Extension Option – Revolving Facility B and Swingline Facility B).

“Revolving Facility Advance” means an advance made or to be made by the Banks under a Revolving Facility which has not been converted into a Term Advance pursuant to the Term Out Option.

“Revolving Facility Bank” means, at any time, a Bank with a Revolving Facility Commitment.

“Revolving Facility Commitment” means a Revolving Facility A Commitment and/or a Revolving Facility B Commitment, as the context may require.

“Revolving Facility A Commitment” means:

(a)

in relation to an Original Bank, the amount in Sterling set opposite its name under Column 1 of Part B of Schedule 1 (Banks and Commitments) and the amount of any other Revolving Facility A Commitments transferred to it under this Agreement; and

(b)

in relation to any other Bank, the amount in Sterling of any Revolving Facility A Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.

“Revolving Facility B Commitment” means:

(a)

in relation to an Original Bank, the amount in Sterling set opposite its name under Column 3 of Part B of Schedule 1 (Banks and Commitments) and the amount of any other Revolving Facility B Commitments transferred to it under this Agreement; and

(b)	in relation to any other Bank, the amount in Sterling of any Revolving Facility B Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Rollover Advance” means one or more Revolving Facility Advances under a Revolving Facility:

(a)	made or to be made on the same day that a Revolving Facility Advance under the same Revolving Facility is due to be repaid;

(b)	the Original Sterling Amount of which equals or is less than the Original Sterling Amount of the relevant maturing Revolving Facility Advance(s);

(c)	in the same currency as the relevant maturing Revolving Facility Advance(s); and

(d)	made or to be made to the same Borrower for the purpose of refinancing the relevant maturing Revolving Facility Advance(s).

“Screen Rate” means:

(a)

in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate);

(b)

in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate);

(c)

in relation to €STR, the euro short-term rate administered by the European Central Bank (or any other person which takes over the administration of that rate) displayed (before any correction, recalculation or republication by the administrator) on page EUROSTR= of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Parent.

“S&P” means Standard and Poor’s Credit Market Services Europe Limited or any successor to its rating business.

“Security Interest” means any mortgage, hypothecation, charge, pledge or lien (unless arising by operation of law) or other security interest securing any obligation of any person.

“Selection Notice” means a notice substantially in the form set out in Part B (Form of Selection Notice for Term Advances) of Schedule 8 (Term Out – Revolving Facility A) given in relation to a Term Advance.

“Signing Date” means the date of this Agreement.

“SOFR” means the secured overnight financing rate.

“SOFR Index” has the meaning given to it in Schedule 10 (US$ Reference Rate - Definitions).

“SONIA” means the sterling overnight index average.

“SONIA Index” has the meaning given to it in Schedule 9 (Sterling Reference Rate - Definitions).

“Sterling Adjusted Reference Rate” means, in relation to any Advance denominated in Sterling, the percentage rate per annum which is the aggregate of the applicable:

(a)	Sterling Reference Rate; and

(b)	Sterling RR Adjustment Spread, if any,

and if that rate is less than zero, the Sterling Adjusted Reference Rate shall be deemed to be zero.

“Sterling Amount” means, in relation to a Swingline Commitment, the amount of that Swingline Commitment translated into Sterling on the basis of the Agent’s Spot Rate of Exchange on the date any part of the Facility is to be cancelled pursuant to Clause 7.1 (Voluntary cancellation).

“Sterling Central Bank Rate” has the meaning given to it in Schedule 9 (Sterling Reference Rate - Definitions ).

“Sterling Central Bank Rate Adjustment” has the meaning given to it in Schedule 9 (Sterling Reference Rate - Definitions).

“Sterling Central Bank Rate Spread” has the meaning given to it in Schedule 9 (Sterling Reference Rate - Definitions).

“Sterling Daily Rate” has the meaning given to it in Schedule 9 (Sterling Reference Rate -Definitions).

“Sterling Fallback Compounded Rate” has the meaning given to it in Schedule 9 (Sterling Reference Rate - Definitions).

“Sterling Fallback Screen Rate” has the meaning given to it in Schedule 9 (Sterling Reference Rate - Definitions).

“Sterling Observation Period” means the period from and including the date that is 5 London Banking Days prior to the first day of the relevant Term and ending on but excluding the date that is 5 London Banking Days prior to the last day of that Term.

“Sterling Primary Screen Rate” has the meaning given to it in Schedule 9 (Sterling Reference Rate - Definitions).

“Sterling Reference Rate” means, in relation to any Advance denominated in Sterling:

(a)	the Sterling Primary Screen Rate (if any) for the Sterling Observation Period relating to the Term of that Advance; or

(b)

if there is no Sterling Primary Screen Rate, or if no Sterling Primary Screen Rate is available for the Sterling Observation Period relating to the Term of that Advance, the applicable Sterling Reference Rate shall be the rate calculated by the Agent (rounded if necessary to five decimal places with 0.000005 being rounded upwards) which results from applying the formula set out below where:

x is the rate provided by the SONIA Index that is applicable to the first day of the Sterling Observation Period relating to the Term of that Advance;

y is the rate provided by the SONIA Index that is applicable to the final day of the Sterling Observation Period relating to the Term of that Advance; and

dc has the meaning given to it in the definition of “Sterling Fallback Compounded Rate” at Schedule 9 (Sterling Reference Rate - Definitions); or

(c)

if there is no SONIA Index, or if no SONIA Index is available for the Sterling Observation Period relating to the Term of that Advance, the applicable Sterling Reference Rate shall be the Sterling Fallback Compounded Rate for that Advance.

“Sterling Relevant Market” has the meaning given to it in Schedule 9 (Sterling Reference Rate - Definitions).

“Sterling RR Adjustment Spread” has the meaning given to it in Schedule 9 (Sterling Reference Rate - Definitions).

“Subsidiary” means:

(a)	a subsidiary within the meaning of Section 1159 of the Companies Act 2006; and

(b)	unless the context otherwise requires, a subsidiary undertaking within the meaning of Section 1162(2) of the Companies Act 2006.

“Swingline Advance” means a US$ Swingline Advance or a Euro Swingline Advance.

“Swingline Affiliate” means, in relation to a Bank, any US$ Swingline Bank or, as the case may be, Euro Swingline Bank that is an Affiliate of that Bank and which has been notified to the Administrative Parties by that Bank in writing to be a Swingline Affiliate.

“Swingline Agent” means the US$ Swingline Agent or the Euro Swingline Agent.

“Swingline Bank” means a US$ Swingline Bank or a Euro Swingline Bank.

“Swingline Commitment” means a US$ Swingline Commitment or a Euro Swingline Commitment.

“Swingline Facility” means Swingline Facility A and/or Swingline Facility B, as the context may require (together the “Swingline Facilities”).

“Swingline Facility A” means the committed US Dollar swingline facility, forming part of Revolving Facility A, described in Clause 2.1.2 (Facilities).

“Swingline Facility B” means the committed euro swingline facility forming part of Revolving Facility B, described in Clause 2.1.4 (Facilities).

“Swingline Total Commitments” means the US$ Swingline Total Commitments and the Euro Swingline Total Commitments.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007 or any successor thereto.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Term” means each period:

(a)	selected by a Borrower in a Request for which the relevant Revolving Facility Advance or Swingline Advance is to be outstanding;

(b)	selected by a Borrower in a Selection Notice in relation to the relevant Term Advance; or

(c)	by reference to which interest on an overdue amount is calculated.

“Term Advance” means any Revolving Facility Advance converted to a term loan pursuant to the Term Out Option or the principal amount outstanding for the time being of that loan.

“Term End Date” means the last day of a Term of an Advance.

“Term Facility” means the term facility described in Clause 2.5 (Term Out Option – Revolving Facility A).

“Term Out Date” means the date which, but for the exercise of the Term Out Option, would be the applicable Final Maturity Date.

“Term Out Notice” means a notice substantially in the form set out in Part A (Form of Term Out Notice) of Schedule 8 (Term Out – Revolving Facility A).

“Term Out Option” means the term out option described in Clause 2.5 (Term Out Option – Revolving Facility A).

“Total Commitments” means the aggregate of the Total Revolving Facility A Commitments and the Total Revolving Facility B Commitments from time to time, being £6,000,000,000 as at the Signing Date.

“Total Relevant Commitments” means in respect of a Swingline Facility, the Total Revolving Facility A Commitments or the Total Revolving Facility B Commitments, as applicable to that Swingline Facility.

“Total Revolving Facility A Commitments” means the aggregate of the Revolving Facility A Commitments from time to time, being £3,000,000,000 as at the Signing Date (of which, subject to Clause 2.2 (Overall facility limit), up to US$3,000,000,000 is available under Swingline Facility A).

“Total Revolving Facility B Commitments” means the aggregate of the Revolving Facility B Commitments from time to time, being £3,000,000,000 as at the Signing Date (of which, subject to Clause 2.2 (Overall facility limit), up to €1,000,000,000 is available under Swingline Facility B).

“UK” or “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“UK Bail-In Legislation” means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Resident Borrower” means a Borrower resident in the UK for the purposes of UK taxation.

“Undisclosed Administration” means in relation to a Bank the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Bank is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed;

“United States” means the United States of America.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US Banking Day” has the meaning given to it in Schedule 10 (US$ Reference Rate - Definitions).

“US Bankruptcy Law” means the United States Bankruptcy Code or any other United States Federal or State bankruptcy, insolvency or similar law.

“US Borrower” means each Borrower that is incorporated or organised under the laws of the United States or any State of the United States (including the District of Columbia).

“US Debtor” means a US Borrower in respect of which an Advance is outstanding under this Agreement.

“US Person” means a “United States person” within the meaning of the Code and a disregarded entity (for US federal income tax purposes) owned by any such person.

“US$ Adjusted Reference Rate” means, in relation to any Advance denominated in US Dollars, the percentage rate per annum which is the aggregate of the applicable:

(a)	US$ Reference Rate; and

(b)	US$ RR Adjustment Spread, if any,

and if that rate is less than zero, the US$ Adjusted Reference Rate shall be deemed to be zero.

“US$ Central Bank Rate” has the meaning given to it in Schedule 10 (US$ Reference Rate - Definitions).

“US$ Central Bank Rate Adjustment” has the meaning given to it in Schedule 10 (US$ Reference Rate - Definitions).

“US$ Central Bank Rate Spread” has the meaning given to it in Schedule 10 (US$ Reference Rate - Definitions).

“US$ Daily Rate” has the meaning given to it in Schedule 10 (US$ Reference Rate - Definitions).

“US$ Fallback Compounded Rate” has the meaning given to it in Schedule 10 (US$ Reference Rate - Definitions).

“US$ Fallback Screen Rate” has the meaning given to it in Schedule 10 (US$ Reference Rate - Definitions).

“US$ Observation Period” means the period from and including the date that is 5 US Banking Days prior to the first day of the relevant Term and ending on but excluding the date that is 5 US Banking Days prior to the last day of that Term.

“US$ Primary Screen Rate” has the meaning given to it in Schedule 10 (US$ Reference Rate - Definitions).

“US$ Reference Rate” means, in relation to any Advance denominated in US Dollars:

(a)	the US$ Primary Screen Rate (if any) for the US$ Observation Period relating to the Term of that Advance; or

(b)

if there is no US$ Primary Screen Rate, or if no US$ Primary Screen Rate is available for the US$ Observation Period relating to the Term of that Advance, the applicable US$ Reference Rate shall be the rate calculated by the Agent (rounded if necessary to five decimal places with 0.000005 being rounded upwards) which results from applying the formula set out below:

where:

x is the rate provided by the SOFR Index that is applicable to the first day of the US$ Observation Period relating to the Term of that Advance;

y is the rate provided by the SOFR Index that is applicable to the final day of the US$ Observation Period relating to the Term of that Advance; and

dc has the meaning given to it in the definition of “US$ Fallback Compounded Rate” at Schedule 10 (US$ Reference Rate - Definitions); or

(c)

if there is no SOFR Index, or if no SOFR Index is available for the US$ Observation Period relating to the Term of that Advance, the applicable US$ Reference Rate shall be the US$ Fallback Compounded Rate for that Advance.

“US$ Relevant Market” has the meaning given to it in Schedule 10 (US$ Reference Rate - Definitions).

“US$ RR Adjustment Spread” has the meaning given to it in Schedule 10 (US$ Reference Rate - Definitions).

“US$ Swingline Advance” means an advance made or to be made by a US$ Swingline Bank under Swingline Facility A.

“US$ Swingline Agent’s Spot Rate of Exchange” means the spot rate of exchange as determined by the US$ Swingline Agent for the purchase of US Dollars in the New York foreign exchange market with Sterling at the relevant time on the relevant day.

“US$ Swingline Bank” means, subject to Clause 25.2 (Transfers by Banks), a Bank which has a US$ Swingline Commitment.

“US$ Swingline Commitment” means in respect of a US$ Swingline Bank and Swingline Facility A, the amount in US Dollars set out opposite its name in Column 2 of Part B of Schedule 1 (Banks and Commitments) or specified as such in the relevant Novation Certificate, to the extent not transferred, cancelled or reduced under this Agreement.

“US$ Swingline Rate” means, on any day, the higher of:

(a)	the Prime Rate; and

(b)	the aggregate of the Federal Funds Rate determined by the US$ Swingline Agent for that day and 1.00 per cent. per annum.

“US$ Swingline Total Commitments” means the aggregate for the time being of the US$ Swingline Commitments under Swingline Facility A, being US$3,000,000,000 as at the Signing Date.

“Utilisation Date” means the date for the making of an Advance.

“Write-down and Conversion Powers” means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail- In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)	in relation to any UK Bail-In Legislation:

(i)

any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that UK Bail-In Legislation

1.2	Construction

1.2.1	In this Agreement, unless the contrary intention appears, a reference to:

(A)	“assets” includes properties, revenues and rights of every description;

(B)	an “authorisation” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration and notarisation;

(C)

a “month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in Clause 1.4 (Business Day Conventions (definition of “month” and Clause 9.6 (Non-Business Days)));

(D)	“pro rata” shall mean in proportion to;

(E)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

(F)

“tax” shall mean any tax, levy, impost, duty or other charge or withholding (including backup withholding) of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

(G)

the currency of a country is to the lawful currency of that country for the time being, “€” and “euro” is a reference to the single currency of the Participating Member States, “£” and “Sterling” is a reference to the lawful currency of the United Kingdom for the time being, “US$” and “US Dollars” is a reference to the lawful currency of the United States for the time being;

(H)	a provision of a law is a reference to that provision as amended or re-enacted;

(I)	a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

(J)

a person includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(K)	a Finance Document or another document is a reference to that Finance Document or that other document as amended, novated or supplemented;

(L)	a time of day is a reference to London time;

(M)	references to “promptly” shall exclude any day that is not a Business Day; and

(N)	a reference in this Agreement to a page or screen of an information service displaying a rate (other than in the definition of Screen Rate) shall include:

(1)	any replacement page of that information service which displays that rate; and

(2)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Parent.

1.2.2

Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.2.3	The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

1.2.4

The representation and warranty given in Clause 15.11 (Sanctions and Anti- Bribery and Corruption) and the undertaking given in Clause 16.12 (Sanctions and Anti-Bribery and Corruption) (each a “Sanctions Provision”) shall only apply to a Restricted Bank to the extent that the relevant Sanctions Provision would not result in a violation of, conflict with or create a liability under: (i) EU Regulation (EC) 2271/96; (ii) §7 of the German Außenwirtschaftsverordnung (in connection with section 4 paragraph 1 no. 3 of the German Außenwirtschaftsgesetz); or (iii) any similar applicable anti-boycott statute, and in connection with any waiver, determination or direction relating to any part of any Sanctions Provision which does not apply to any Restricted Bank, the Commitment of that Restricted Bank will be excluded for the purpose of determining whether the consent of the requisite majority of Banks has been obtained or whether the determination or direction by the requisite majority of Banks has been made (as applicable). For the purposes of this Clause 1.2.4 a “Restricted Bank” means a Bank that has notified the Agent and the Parent that a Sanctions Provision may result in a violation of, a conflict with or liability under: (i) EU Regulation (EC) 2271/96; (ii) §7 of the German Außenwirtschaftsverordnung (in connection with section 4 paragraph 1 no. 3 of the German Außenwirtschaftsgesetz); or (iii) any similar applicable anti-boycott statute.

1.2.5	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

1.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement. For the avoidance of doubt, this shall not prevent any person taking the benefit of this Agreement in accordance with the provisions of Clause 7.5 (Changes to Borrowers), Clause 18.7.2 (Exoneration), Clause 18.16 (Resignation of an Administrative Party), Clause 25.2 (Transfers by Banks) and Clause 25.6 (Additional Borrowers).

1.4	Business Day Conventions (definition of “month” and Clause 9.6 (Non-Business Days))

1.4.1	If any period is expressed to accrue by reference to a month or any number of months then, in respect of the last month of that period:

(A)

subject to paragraph (C) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(B)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(C)	if a Term begins on the last Business Day of a calendar month, that Term shall end on the last Business Day in the calendar month in which that Term is to end.

1.4.2

If a Term would otherwise end on a day which is not a Business Day, that Term will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

2.	THE FACILITIES

2.1	Facilities

The Banks grant to the Borrowers the following facilities:

2.1.1

subject to Clauses 2.4 (Extension Option – Revolving Facility A and Swingline Facility A) and 2.5 (Term Out Option – Revolving Facility A), a committed 364-day multi-currency revolving credit facility, to be designated as Revolving Facility A, under which the relevant Revolving Facility Banks will, when requested by a Borrower, make cash advances in Sterling or Optional Currencies to that Borrower on a revolving basis;

2.1.2

subject to Clause 2.4 (Extension Option – Revolving Facility A and Swingline Facility A), a committed US Dollar swingline advance facility (which is a sub-division of Revolving Facility A) under which the relevant US$ Swingline Banks will, when requested by a Borrower, make to that Borrower US$ Swingline Advances;

2.1.3

subject to Clause 2.6 (Extension Option – Revolving Facility B and Swingline Facility B), a committed multi-currency revolving credit facility, to be designated as Revolving Facility B, under which the relevant Revolving Facility Banks will, when requested by a Borrower, make cash advances in Sterling or Optional Currencies to that Borrower on a revolving basis; and

2.1.4

subject to Clause 2.6 (Extension Option – Revolving Facility B and Swingline Facility B), a committed euro swingline advance facility (which is a sub-division of Revolving Facility B) under which the relevant Euro Swingline Banks will, when requested by a Borrower, make to that Borrower Euro Swingline Advances, in all cases subject to the other terms of this Agreement.

2.2	Overall facility limit

2.2.1	The aggregate:

(A)	Original Sterling Amount of all outstanding Advances under:

(1)	Revolving Facility A (or if applicable, the Term Facility) and Swingline Facility A, shall not at any time exceed the Total Revolving Facility A Commitments at that time; and

(2)	Revolving Facility B and Swingline Facility B, shall not at any time exceed the Total Revolving Facility B Commitments at that time;

(B)	amount of all Advances under Swingline Facility A, shall not at any time exceed the relevant US$ Swingline Total Commitments at that time; and

(C)	amount of all Advances under Swingline Facility B, shall not at any time exceed the relevant Euro Swingline Total Commitments at that time.

2.2.2	The aggregate:

(A)	Original Sterling Amount of:

(1)

Revolving Facility Advances under Revolving Facility A (or if applicable, Term Advances under the Term Facility) and Swingline Advances under Swingline Facility A made by a Bank and, if applicable, any of that Bank’s Swingline Affiliates, shall not at any time exceed its Revolving Facility Commitment under Revolving Facility A at that time; and

(2)

Revolving Facility Advances under Revolving Facility B and Swingline Advances under Swingline Facility B made by a Bank and, if applicable, any of that Bank’s Swingline Affiliates, shall not at any time exceed its Revolving Facility Commitment under Revolving Facility B at that time;

(B)	amount of US$ Swingline Advances made by a US$ Swingline Bank under Swingline Facility A shall not at any time exceed its US$ Swingline Commitment under Swingline Facility A at that time; and

(C)	amount of Euro Swingline Advances made by a Euro Swingline Bank under Swingline Facility B shall not at any time exceed its Euro Swingline Commitment under Swingline Facility B at that time.

2.3	Number of Requests and Advances

2.3.1	No more than one Request may be delivered on any one day but that Request may specify any number and type of Advances from any Revolving Facility and/or Swingline Facility.

2.3.2	Unless the Agent agrees otherwise:

(A)	no more than 10 Advances may be outstanding under each Revolving Facility at any time; and

(B)	outstanding Advances at any time may not be denominated in more than 5 different currencies under each Facility.

2.4	Extension Option – Revolving Facility A and Swingline Facility A

2.4.1

The Parent may request by giving notice to the Agent (a “Revolving Facility A First Extension Request”) no more than 90 days, and not less than 30 days prior to the first anniversary of the Signing Date, that the then current Final Maturity Date for all or part of Revolving Facility A and Swingline Facility A be extended for an additional 365-day period. A Revolving Facility A First Extension Request shall be in the form set out in Part A of Schedule 7 (Extension Requests and Extension Notices).

2.4.2

Without prejudice to Clause 2.4.1 above, the Parent may request by giving notice to the Agent (a “Revolving Facility A Second Extension Request”) no more than 90 days, and not less than 30 days prior to the second anniversary of the Signing Date, that the then current Final Maturity Date for all or part of Revolving Facility A and Swingline Facility A be extended for a further 365-day period. A Revolving Facility A Second Extension Request shall be in the form set out in Part C of Schedule 7 (Extension Requests and Extension Notices).

2.4.3

Upon receipt of a Revolving Facility A First Extension Request under Clause 2.4.1 above, the Agent shall promptly notify each Bank. Each such Bank shall have the right, in its absolute discretion, to accept or decline any Revolving Facility A First Extension Request and any such Bank which wishes to accept the Revolving Facility A First Extension Request (each a “Revolving Facility A First Extension Bank”) shall so notify the Agent no later than the date falling 20 days before the first anniversary of the Signing Date. If any Bank does not accept a Revolving Facility A First Extension Request by that date, it will be deemed to have refused it.

2.4.4

The Agent shall promptly notify the Parent of the Revolving Facility A First Extension Banks in the form set out in Part B of Schedule 7 (Extension Requests and Extension Notices), whereupon in respect of those Banks only (if any), the Final Maturity Date in respect of Revolving Facility A and Swingline Facility A shall be extended to the second anniversary of the Signing Date.

2.4.5

Upon receipt of a Revolving Facility A Second Extension Request under Clause 2.4.2 above, the Agent shall promptly notify each Bank. Each such Bank shall have the right, in its absolute discretion, to accept or decline any Revolving Facility A Second Extension Request and any such Bank which wishes to accept the Revolving Facility A Second Extension Request (each a “Revolving Facility A Second Extension Bank”) shall so notify the Agent no later than the date falling 20 days before the second anniversary of the Signing Date. If any Bank does not accept a Revolving Facility A Second Extension Request by that date, it will be deemed to have refused it.

2.4.6

The Agent shall promptly notify the Parent of the Revolving Facility A Second Extension Banks in the form set out in Part D of Schedule 7 (Extension Requests and Extension Notices), whereupon in respect of those Banks only (if any), the then current Final Maturity Date in respect of those Banks shall be extended by 365 days to the third anniversary of the Signing Date.

2.4.7	Subject to Clause 2.5 (Term Out Option – Revolving Facility A), on the date falling 364 days after the Signing Date:

(A)	the Borrower shall repay the participation in the Advances under Revolving Facility A and Swingline Facility A of each Bank (other than a Revolving Facility A First Extension Bank) in full; and

(B)	the Commitment of each Bank (other than a Revolving Facility A First Extension Bank) under Revolving Facility A and Swingline Facility A shall be cancelled automatically.

2.4.8	Subject to Clause 2.5 (Term Out Option – Revolving Facility A), on the second anniversary of the Signing Date:

(A)

the Borrower shall repay the participation in the Advances under Revolving Facility A and Swingline Facility A of each Revolving Facility A First Extension Bank that has refused any Revolving Facility A Second Extension Request under Clause 2.4.5 above in full; and

(B)	the Commitment of each Bank (other than a Revolving Facility A Second Extension Bank) under Revolving Facility A and Swingline Facility A shall be cancelled automatically.

2.4.9	Subject to Clause 2.5 (Term Out Option – Revolving Facility A), on the third anniversary of the Signing Date:

(A)	the Borrower shall repay the participation in the Advances under Revolving Facility A and Swingline Facility A of each Bank in full; and

(B)	the Commitment of each Bank under Revolving Facility A and Swingline Facility A shall be cancelled automatically.

2.4.10

No more than one Revolving Facility A First Extension Request or Revolving Facility A Second Extension Request may be given under each of Clauses 2.4.1 and 2.4.2 above, and any such request is irrevocable.

2.5	Term Out Option – Revolving Facility A

2.5.1

The Parent may exercise the term out option by issue of a Term Out Notice to the Agent no more than 90 days, and not less than 10 days before the Final Maturity Date then applicable to Revolving Facility A.

2.5.2	The Agent shall promptly notify each Bank upon receipt of a Term Out Notice.

2.5.3	If the Term Out Option is so exercised then, on the Term Out Date:

(A)	any Available Commitment under Revolving Facility A and any Commitment under Swingline Facility A shall be automatically cancelled;

(B)	the applicable Final Maturity Date of all Advances then outstanding under Revolving Facility A shall be extended to either:

(1)	the second anniversary of the Signing Date;

(2)

if the applicable Final Maturity Date has already been extended pursuant to Clause 2.4.1 (Extension Option – Revolving Facility A and Swingline Facility A), the third anniversary of the Signing Date; or

(3)

if the applicable Final Maturity Date has already been extended pursuant to Clause 2.4.2 (Extension Option – Revolving Facility A and Swingline Facility A), the fourth anniversary of the Signing Date; and

(C)

accordingly, the Banks participating in Advances under Revolving Facility A on the Term Out Date shall make available a term facility to the relevant Borrowers in the amount of the Advances then outstanding under those Facilities.

2.5.4

For the avoidance of doubt, Swingline Facility A shall not be extended pursuant to this Clause and any Advances outstanding under Swingline Facility A shall be repaid in full on or before the Term Out Date in accordance with Clause 6 (Repayment).

2.6	Extension Option – Revolving Facility B and Swingline Facility B

2.6.1

The Parent may request by giving notice to the Agent (a “Revolving Facility B First Extension Request”) no more than 90 days, and not less than 30 days prior to the first anniversary of the Signing Date, that the Final Maturity Date for all or part of Revolving Facility B and Swingline Facility B be extended for an additional 365 day period. Any Revolving Facility B First Extension Request shall be in the form set out in Part A of Schedule 7 (Extension Requests and Extension Notices).

2.6.2

Without prejudice to Clause 2.6.1 above, the Parent may request by giving notice to the Agent (a “Revolving Facility B Second Extension Request”) no more than 90 days, and not less than 30 days prior to the second anniversary of the Signing Date, that the then current Final Maturity Date for all or part of the Revolving Facility B and Swingline Facility B be extended for a further 365 day period. Where a Bank has not previously agreed to an extension requested pursuant to a Revolving Facility B First Extension Request, such Revolving Facility B Second Extension Request, with respect to such Bank, may be for an additional 365 day period or an additional 730 day period. Any Revolving Facility B Second Extension Request shall be in the form set out in Part C of Schedule 7 (Extension Requests and Extension Notices).

2.6.3

Upon receipt of a Revolving Facility B First Extension Request under Clause 2.6.1 above, the Agent shall promptly notify each Bank. Each such Bank shall have the right, in its absolute discretion, to accept or decline any Revolving Facility B First Extension Request and any such Bank which wishes to accept the Revolving Facility B First Extension Request (each a “Revolving Facility B First Extension Bank”) shall so notify the Agent no later than the date falling 20 days before the first anniversary of the Signing Date. If any Bank does not accept a Revolving Facility B First Extension Request by that date, it will be deemed to have refused it.

2.6.4

The Agent shall promptly notify the Parent of the Revolving Facility B First Extension Banks in the form set out in Part B of Schedule 7 (Extension Requests and Extension Notices), whereupon in respect of those Banks only (if any), the Final Maturity Date in respect of Revolving Facility B and Swingline Facility B shall be extended by 365 days to the sixth anniversary of the Signing Date.

2.6.5

Upon receipt of a Revolving Facility B Second Extension Request under Clause 2.6.2 above, the Agent shall promptly notify each Bank (including, for the avoidance of doubt, each Revolving Facility B First Extension Bank). Each such Bank shall have the right, in its absolute discretion, to accept or decline any Revolving Facility B Second Extension Request and any such Bank which wishes to accept the Revolving Facility B Second Extension Request (each a “Revolving Facility B Second Extension Bank”) shall so notify the Agent no later than the date falling 20 days before the second anniversary of the Signing Date. If any Bank does not accept a Revolving Facility B Second Extension Request by that date, it will be deemed to have refused it.

2.6.6

The Agent shall promptly notify the Parent of the Revolving Facility B Second Extension Banks in the form set out in Part D of Schedule 7 (Extension Requests and Extension Notices), whereupon in respect of those Banks only (if any), the then current Final Maturity Date in respect of Revolving Facility B and Swingline Facility B shall be extended by 365 days or 730 days (as the case may be) to the seventh anniversary of the Signing Date.

2.6.7	On the fifth anniversary of the Signing Date:

(A)	the Borrower shall repay the participation in the Advances of each Bank (other than a Revolving Facility B First Extension Bank or a Revolving Facility B Second Extension Bank) in full; and

(B)	the Commitment of each Bank (other than a Revolving Facility B First Extension Bank or a Revolving Facility B Second Extension Bank) shall be cancelled automatically.

2.6.8	On the sixth anniversary of the Signing Date:

(A)

the Borrower shall repay the participation in the Advances of each Revolving Facility B First Extension Bank that has refused any Revolving Facility B Second Extension Request under Clause 2.6.2 above and any Revolving Facility B Second Extension Bank that was not originally a Revolving Facility B First Extension Bank but which agreed to extend the Final Maturity Date only by 365 days pursuant to Clause 2.6.2 above, in full; and

(B)

the Commitment of each Revolving Facility B First Extension Bank that has refused such Revolving Facility B Second Extension Request and any Revolving Facility B Second Extension Bank that was not originally a Revolving Facility B First Extension Bank but which agreed to extend the Final Maturity Date only by 365 days shall be cancelled automatically.

2.6.9	On the seventh anniversary of the Signing Date:

(A)	the Borrower shall repay the participation in the Advances of each Revolving Facility B Second Extension Bank in full; and

(B)	the Commitment of each Revolving Facility B Second Extension Bank shall be cancelled automatically.

2.6.10

No more than one Revolving Facility B First Extension Request or one Revolving Facility B Second Extension Request may be given under each of Clauses 2.6.1 and 2.6.2 above, and any such request is irrevocable.

2.7	Nature of a Finance Party’s rights and obligations

2.7.1

The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.7.2

The rights of a Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with Clause 2.7.3 below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of an Advance or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facilities or its role under a Finance Document (including any such amount payable to the US Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

2.7.3	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.8	Parent as agent for Obligors

Each Obligor irrevocably authorises and instructs the Parent to give and receive as agent on its behalf all notices (including Requests and Selection Notices) and sign all documents in connection with the Finance Documents on its behalf (including Novation Certificates and novation agreements under Clause 7.5.2 (Changes to Borrowers)) and take such other action as may be necessary or desirable under or in connection with the Finance Documents and confirms that it will be bound by any action taken by the Parent under or in connection with the Finance Documents.

2.9	Actions of Parent as agent for Obligors

The respective liabilities of each of the Obligors under the Finance Documents shall not be in any way affected by:

2.9.1	any irregularity (or purported irregularity) in any act done by or any failure (or purported failure) by the Parent;

2.9.2	the Parent acting (or purporting to act) in any respect outside any authority conferred upon it by any Obligor; or

2.9.3	the failure (or purported failure) by or inability (or purported inability) of the Parent to inform any Obligor of receipt by it of any notification under this Agreement.

2.10	Each Borrower acting for its own account

Without prejudice to the provisions of Clause 2.8 (Parent as agent for Obligors), each Borrower is acting for its own account and not for the account of any other person. Each Borrower undertakes to notify the Agent without delay in writing, if after the Signing Date a situation arises in which that Borrower acts for the account of another person (other than, in respect of the Parent only, in accordance with the provisions of Clause 2.8 (Parent as agent for Obligors)).

3.	PURPOSE

3.1	Each Revolving Facility Advance (or if applicable, Term Advance) shall be applied in or towards the general corporate purposes of the Group.

3.2

Each US$ Swingline Advance will be applied in or towards refinancing short term Borrowings of the Group and providing support for the Group’s commercial paper programme(s), provided that a US$ Swingline Advance may not be applied in or towards refinancing another Swingline Advance.

3.3

Each Euro Swingline Advance will be applied in or towards refinancing short term Borrowings of the Group and providing support for the Group’s commercial paper programme(s), provided that a Euro Swingline Advance may not be applied in or towards refinancing another Swingline Advance.

3.4	Without affecting the obligations of any Borrower in any way, no Finance Party is bound to monitor or verify the application of the proceeds of any Advance.

4.	CONDITIONS PRECEDENT

4.1	Documentary conditions precedent

The obligations of each Finance Party to any Borrower under this Agreement are subject to the conditions precedent that:

4.1.1	the Parent has paid to such Finance Party an up-front fee in the amount and on the date agreed in the relevant Fee Letter; and

4.1.2

the Agent has notified the Parent and the Banks that it has received all of the documents set out in Part A of Schedule 2 (Conditions Precedent Documents) in form and substance satisfactory to the Agent. The Agent will promptly notify the Parent and the Banks upon such receipt.

4.1.3

Other than to the extent that the Majority Banks notify the Agent in writing to the contrary before the Agent gives the notification described in Clause 4.1.2 above, the Banks authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

The obligations of each Bank to participate in a Revolving Facility Advance or a Swingline Advance are subject to the further conditions precedent that on the date of the Request for the Advance and on its Utilisation Date:

4.2.1

the representations and warranties in Clause 15 (Representations and Warranties) deemed to be repeated on those dates pursuant to Clause 15.15.3 (Times for making representations and warranties) are correct and will be correct immediately after the disbursement of the Advance;

4.2.2	in the case of a Rollover Advance, no Event of Default is outstanding and, in the case of any other Advance, no Default is outstanding or would result from the disbursement of the Advance; and

4.2.3	the Advance would not cause Clause 2.2 (Overall facility limit) to be contravened.

5.	ADVANCES

5.1	Receipt of Requests

5.1.1

A Borrower may borrow Revolving Facility Advances under a Revolving Facility if the Agent receives, not later than 3 p.m. on the third Business Day before the proposed Utilisation Date, or, in the case of a Revolving Facility Advance in Sterling not later than 9.30 a.m. on the proposed Utilisation Date, a duly completed Request, copied to each of the Swingline Agents. For the avoidance of doubt, the Request contemplated by this Clause 5.1.1 shall not be required for any Swingline Advance.

5.1.2

A Borrower may borrow US$ Swingline Advances if the US$ Swingline Agent receives, not later than 11.00 a.m. (New York City time) on the proposed Utilisation Date, a duly completed Request, copied to the Agent and the Euro Swingline Agent.

5.1.3

A Borrower may borrow Euro Swingline Advances if the Euro Swingline Agent receives, not later than 11.00 a.m. (London time) on the proposed Utilisation Date, a duly completed Request, copied to the Agent and the US$ Swingline Agent.

5.1.4	Each Request is irrevocable.

5.2	Completion of Requests for Revolving Facility Advances

A Request for Revolving Facility Advances will not be regarded as having been duly completed unless:

5.2.1	it identifies the relevant Borrower and the relevant Revolving Facility;

5.2.2

the Utilisation Date is a Business Day falling on or after the Signing Date and before the earlier of the then applicable Final Maturity Date and, if applicable in relation to Revolving Facility A, the Term Out Date;

5.2.3

only one currency is specified for each separate Advance and the Requested Amount for each separate Advance is in a minimum Original Sterling Amount of £25,000,000 (rounded to the nearest convenient 100,000 units in the case of currencies other than Sterling); and

5.2.4	only one Term for each separate Advance is specified, which:

(A)	does not overrun the relevant Final Maturity Date;

(B)	complies with Clause 5.8 (No Overrunning);

(C)

prior to the Benchmark Replacement Date, is a period of one month, two, three or six months (or such other period as the Agent, acting on the instructions of all the Banks, may previously have agreed for the purposes of such Advance); and

(D)

on and from the Benchmark Replacement Date is a period of one month (or such other period as the Agent, acting on the instructions of all the Banks, may previously have agreed for the purposes of such Advance).

5.3	Completion of Requests for US$ Swingline Advances

A Request for US$ Swingline Advances will not be regarded as having been duly completed unless:

5.3.1	it identifies the relevant Borrower;

5.3.2	the Utilisation Date is a New York Business Day falling on or after the Signing Date and before the earlier of the relevant Final Maturity Date and, if applicable, the Term Out Date;

5.3.3	it is specified that the US$ Swingline Advances are to be made in US Dollars under Swingline Facility A;

5.3.4	the Requested Amount is an integral multiple of US$10,000,000 or such other amount as the US$ Swingline Agent and the relevant Borrower may agree; and

5.3.5	only one Term is specified, which:

(A)	does not overrun the relevant Final Maturity Date;

(B)	complies with Clause 5.8 (No Overrunning); and

(C)	is a period not exceeding seven days.

5.4	Completion of Requests for Euro Swingline Advances

A Request for Euro Swingline Advances will not be regarded as having been duly completed unless:

5.4.1	the Utilisation Date is a Business Day falling on or after the Signing Date and before the relevant Final Maturity Date;

5.4.2	it is specified that the Euro Swingline Advances are to be made in euro under Swingline Facility B;

5.4.3	the Requested Amount is an integral multiple of €10,000,000 or such other amount as the Euro Swingline Agent and the relevant Borrower may agree; and

5.4.4	only one Term is specified, which:

(A)	does not overrun the relevant Final Maturity Date; and

(B)	is a period not exceeding seven days.

5.5	Amount of each Bank’s Advance

The amount of a Bank’s Advance will, in the case of a Revolving Facility Advance, be the proportion of the Requested Amount which its relevant Available Commitment under the relevant Revolving Facility bears to the relevant Available Facility on the relevant Utilisation Date and, in the case of a Swingline Advance, the proportion of the Requested Amount which its relevant Available Swingline Commitment under the relevant Swingline Facility bears to the relevant Available Swingline Facility on the relevant Utilisation Date.

5.6	Notification of the Banks

The Agent, the US$ Swingline Agent or the Euro Swingline Agent (as the case may be) shall promptly notify the US Agent together with each Revolving Facility Bank, US$ Swingline Bank or Euro Swingline Bank (as the case may be) of the details of the requested Advances and the amount of each relevant Bank’s Advance.

5.7	Payment of proceeds

Subject to the terms of this Agreement, each Bank (or each US$ Swingline Bank or each Euro Swingline Bank, as the case may be) shall make its Advance available to the Agent (or the US$ Swingline Agent in the case of US$ Swingline Advances or the Euro Swingline Agent in the case of Euro Swingline Advances) for the Borrower concerned for value on the relevant Utilisation Date (which in the case of Euro Swingline Advances shall mean by no later than 2.00 p.m.). In the case of any Euro Swingline Advance, the Euro Swingline Agent shall by no later than 2.30 p.m. on the Utilisation Date for such Euro Swingline Advance issue instructions for all amounts actually received by it from the Euro Swingline Banks in respect of that Euro Swingline Advance to be transferred in accordance with the payment instructions set out in the Request relating to that Euro Swingline Advance.

5.8	No Overrunning

With the exception of the Term for a Revolving Facility Advance in euros, a Euro Swingline Advance or a US$ Swingline Advance, no Term may overrun the Benchmark Replacement Date in force when the Term is selected and the relevant Term shall be shortened to the extent necessary to ensure compliance with this Clause 5.8.

6.	REPAYMENT

6.1	Repayment of Revolving Facility Advances

6.1.1

Subject to Clause 6.3 (Repayment of Term Advances) below, each Borrower shall repay each Revolving Facility Advance made to it in full on its Term End Date to the US Agent for the Banks. No Revolving Facility Advance may be outstanding under a Revolving Facility after the relevant Final Maturity Date.

6.1.2	Without prejudice to each Borrower’s obligation under Clause 6.1.1 above, if one or more Revolving Facility Advances are to be made available to a Borrower under a Revolving Facility:

(A)	on the same day that a maturing Revolving Facility Advance is due to be repaid by that Borrower under the same Revolving Facility;

(B)	in the same currency as the maturing Revolving Facility Advance; and

(C)	in whole or in part for the purpose of refinancing the maturing Revolving Facility Advance,

the aggregate amount of the new Revolving Facility Advances shall be treated as if applied in or towards repayment of the maturing Revolving Facility Advance so that:

(1)	if the amount of the maturing Revolving Facility Advance exceeds the aggregate amount of the new Revolving Facility Advances:

(a)	the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and

(b)

each Bank’s participation (if any) in the new Revolving Facility Advances shall be treated as having been made available and applied by the Borrower in or towards repayment of that Bank’s participation (if any) in the maturing Revolving Facility Advance and that Bank will not be required to make its participation in the new Revolving Facility Advances available in cash; and

(2)	if the amount of the maturing Revolving Facility Advance is equal to or less than the aggregate amount of the new Revolving Facility Advances:

(a)	the relevant Borrower will not be required to make any payment in cash; and

(b)

each Bank will be required to make its participation in the new Revolving Facility Advances available in cash only to the extent that its participation (if any) in the new Revolving Facility Advances exceeds that Bank’s participation (if any) in the maturing Revolving Facility Advance and the remainder of that Bank’s participation in the new Revolving Facility Advances shall be treated as having been made available and applied by the Borrower in or towards repayment of that Bank’s participation in the maturing Revolving Facility Advance.

6.2	Repayment of Swingline Advances

6.2.1	Subject to Clause 6.2.2 below, each Borrower shall repay each Swingline Advance made to it in full on its Term End Date:

(A)	in respect of US$ Swingline Advances, to the US Agent for the US$ Swingline Banks; and

(B)	in respect of Euro Swingline Advances, to the US Agent for the Euro Swingline Banks.

No Swingline Advance may be outstanding under a Swingline Facility after the relevant Final Maturity Date.

6.2.2

Each Swingline Advance shall be repaid on its Term End Date in accordance with Clause 6.2.1 above. In the event that a Swingline Advance under Swingline Facility A or Swingline Facility B is not so repaid, each Revolving Facility Bank under the corresponding Revolving Facility will within four Business Days of a demand to that effect from the US$ Swingline Agent or the Euro Swingline Agent (as the case may be) pay to the US Agent on behalf of the Swingline Banks who funded such Swingline Advance an amount equal to its Agreed Percentage of the principal of such Swingline Advance and accrued interest (including default interest) thereon to the date of actual payment by such Bank. The relevant Borrower shall forthwith reimburse such Banks (through the US Agent) in full for each payment made by such Banks under this Clause 6.2.2. Each amount the relevant Borrower is required to reimburse to the Banks under this Clause 6.2.2 shall be deemed to be an overdue amount (as defined in Clause 8.7.1 (Default interest)) which fell due for payment by the relevant Borrower on the day on which the payment by the Banks giving rise to the reimbursement obligation was made and shall accrue default interest under Clause 8.7 (Default interest) accordingly.

6.3	Repayment of Term Advances

Each Borrower which has a Term Advance outstanding after the Term Out Date shall repay that Advance to the US Agent on the Final Maturity Date for the Term Facility.

7.	PREPAYMENT AND CANCELLATION

7.1	Voluntary cancellation

7.1.1	The Parent may, by giving not less than three Business Days’ prior written notice to the Agent and the US Agent, cancel the whole or any part of an Available

Facility (but if in part, in an aggregate minimum amount of £25,000,000). Any cancellation in part shall be applied against the Commitment of each Bank pro rata under that Facility.

7.1.2	Whenever part of the Total Commitments are cancelled (prior to the Term Out Date, in the case of the Total Revolving Facility A Commitments):

(A)

no US$ Swingline Commitment under Swingline Facility A shall be cancelled unless (i) the Sterling Amount of the US$ Swingline Total Commitments would exceed the Total Relevant Commitments after such cancellation or (ii) the Sterling Amount of the US$ Swingline Commitment of any US$ Swingline Bank under Swingline Facility A would exceed the Revolving Facility A Commitment after such cancellation. In any such case, the US$ Swingline Total Commitments shall, at the same time as the cancellation of the Total Relevant Commitments takes effect, be cancelled by such amount as is necessary to ensure that after the cancellation of the Total Relevant Commitments, the Sterling Amount of the US$ Swingline Total Commitments does not exceed the Total Relevant Commitments and the Sterling Amount of the US$ Swingline Commitment of each US$ Swingline Bank under Swingline Facility A does not exceed the Revolving Facility A Commitment; and

(B)

no Euro Swingline Commitment under Swingline Facility B shall be cancelled unless (i) the Sterling Amount of the Euro Swingline Total Commitments would exceed the Total Relevant Commitments after such cancellation or (ii) the Sterling Amount of the Euro Swingline Commitment of any Euro Swingline Bank under Swingline Facility B would exceed the Revolving Facility B Commitment after such cancellation. In any such case, the Euro Swingline Total Commitments shall, at the same time as the cancellation of the Total Relevant Commitments takes effect, be cancelled by such amount as is necessary to ensure that after the cancellation of the Total Relevant Commitments, the Sterling Amount of the Euro Swingline Total Commitments does not exceed the Total Relevant Commitments and the Sterling Amount of the Euro Swingline Commitment of each Euro Swingline Bank under Swingline Facility B does not exceed the Revolving Facility B Commitment.

7.2	Automatic cancellation of Commitment

The Revolving Facility Commitment of each Bank under each Revolving Facility shall be automatically cancelled at the close of business in London on the applicable Final Maturity Date.

7.3	Voluntary prepayment

7.3.1

At any time before the Benchmark Replacement Date, any Borrower may, by giving not less than three Business Days prior written notice to the Agent and the US Agent, prepay subject to breakage costs, if any, the whole or any part of the Advances made to it under this Agreement (but if in part in an aggregate minimum Original Sterling Amount, taking all prepayments made by all the Borrowers on the same day together, of £25,000,000).

7.3.2

On and from the Benchmark Replacement Date, on no more than one occasion in each 12-month period beginning on the Benchmark Replacement Date, any Borrower may, by giving not less than five Business Days (or such shorter period as the Majority Banks may agree) prior written notice to the Agent and the US Agent, prepay the whole or any part of the Advances made to it under this Agreement (but if in part in an aggregate minimum Original Sterling Amount, taking all prepayments made by all the Borrowers on the same day together, of £25,000,000).

7.3.3	Any voluntary prepayment under Clause 7.3.1 or 7.3.2 above will:

(A)

be applied against Revolving Facility Advances (or if applicable, Term Advances) in such proportions as may be specified by the Parent in the notice of prepayment or, if not specified, against all Revolving Facility Advances (and if applicable, Term Advances) pro rata (or, if no Revolving Facility Advances are outstanding, against any Swingline Advances pro rata); and

(B)	be applied against the relevant Advances of the relevant Banks pro rata.

7.3.4

Any voluntary prepayment under Clause 7.3.1 above will be accompanied by all amounts payable under Clause 22.2.3 (Other indemnities) in respect of that prepayment if not made on the Term End Date of the relevant Advance.

7.4	Mandatory Prepayment by Borrowers

7.4.1

If any Borrower (other than the Parent) ceases to be a Subsidiary of the Parent, it shall forthwith prepay all Advances made to it together with all amounts payable by it under this Agreement, and thereupon cease to be a Borrower.

7.4.2	If any person or group of persons acting in concert gains control of the Parent:

(A)	the Parent shall promptly notify the Agent and the US Agent upon becoming aware of such event; and

(B)

if the Majority Banks so require, the Agent shall, by not less than 10 Business Days’ written notice to the Parent and the US Agent, cancel the Total Commitments and declare all outstanding Advances, together with accrued interest, and all other amounts accrued under the Finance Documents, to be immediately due and payable, whereupon the Total Commitments will be cancelled in full and all such outstanding amounts will become immediately due and payable.

For the purpose of this Clause 7.4.2:

“control” has the meaning given to it in section 450 of the Corporation Tax Act 2010; and

“acting in concert” has the meaning given to it in the City Code on Takeovers and Mergers.

7.5	Changes to Borrowers

7.5.1

Any Borrower in respect of which no Advance is outstanding hereunder (including any other amounts outstanding in relation thereto) may, at the request of the Parent, cease to be a Borrower by entering into a supplemental agreement to this Agreement in such form as the Agent may reasonably require which shall discharge that Borrower’s obligations hereunder.

7.5.2

Any Borrower (the “Existing Borrower”) may be released from its obligations under this Agreement as a Borrower, provided that another Borrower (the “Substitute Borrower”) assumes the obligations in respect thereof of the Existing Borrower and provided further that:

(A)

any such substitution shall take effect on and from the later of the day upon which the Agent notifies the Parent in writing that it is satisfied with the compliance with the matters set out in paragraphs (C) and (D) below and the date for substitution specified in the relevant notice under paragraph (B) below;

(B)	notice of the proposed substitution has been delivered by the Parent to the Agent not less than 14 days prior to the proposed substitution;

(C)	no Event of Default has occurred and is continuing; and

(D)

the Substitute Borrower enters into a novation agreement with the Existing Borrower, the Parent and the Agent on behalf of the Banks in the form of Part C of Schedule 4 (Forms of Accession Documents) together with such amendments as the Agent may reasonably require.

Each Bank authorises the Agent to sign on its behalf any novation agreement entered into in accordance with this Clause 7.5.2.

For the avoidance of doubt, this Clause 7.5 shall not operate to release the Guarantor from its obligations under this Agreement in its capacity as the Guarantor.

7.6	Right of cancellation in relation to a Defaulting Bank

7.6.1

If any Bank becomes a Defaulting Bank, a Borrower may, at any time whilst the Bank continues to be a Defaulting Bank, give the Agent three Business Days’ notice of cancellation of each Available Commitment of that Bank.

7.6.2	On the notice referred to in Clause 7.6.1 above becoming effective, each Available Commitment of the Defaulting Bank shall immediately be reduced to zero.

7.6.3	The Agent shall as soon as practicable after receipt of a notice referred to in Clause 7.6.1 above, notify all the Banks.

7.7	Right of prepayment and cancellation

If any Borrower is required to pay or is notified by any Bank in writing that it will be required to pay any amount to a Bank under Clause 10 (Taxes) or Clause 12 (Increased Costs), or if circumstances exist such that a Borrower will be required to pay any amount to a Bank under Clause 10 (Taxes), the Parent may, whilst the circumstances giving rise or which will give rise to the requirement continue, serve a notice of prepayment and cancellation on that Bank through the Agent. On the date falling five Business Days after the date of service of the notice:

7.7.1	each Borrower shall prepay all outstanding Advances made to it by that Bank; and

7.7.2	the Bank’s Commitment (including its (and its Swingline Affiliates’) Swingline Commitments (if any)) shall be permanently cancelled on the date of service of the notice.

7.8	Miscellaneous provisions

7.8.1	Any notice of prepayment and/or cancellation under this Agreement is irrevocable once given. The Agent shall notify the US Agent and the Banks promptly of receipt of any such notice.

7.8.2

All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and any other amounts due under this Agreement in respect of the prepayment (including, but not limited to, in the case of a prepayment under Clause 7.3.1 (Voluntary prepayment), any amounts payable under Clause 22.2.3 (Other indemnities) if the prepayment is not made on the Term End Date of the relevant Advance).

7.8.3	No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

7.8.4

No amount prepaid under Clauses 7.4 (Mandatory Prepayment by Borrowers) or 7.7 (Right of prepayment and cancellation) may subsequently be reborrowed. Subject to the terms of this Agreement, any amount prepaid under Clause 7.3 (Voluntary prepayment) in respect of a Revolving Facility or a Swingline Facility may be reborrowed. Subject to Clauses 25.10 (Increase), no amount of the Total Commitments (including the Swingline Total Commitments) cancelled under this Agreement may subsequently be reinstated.

7.8.5	No Borrower may reborrow any part of any Term Advance which is prepaid.

8.	INTEREST

8.1	Benchmark Replacement Date

Benchmark Replacement Deferral

8.1.1

Prior to LIBOR Cessation, the Parent may, on one or more occasions, deliver to the Agent a notice substantially in the form set out in Schedule 11 (Form of Benchmark Replacement Deferral Notice) (“Benchmark Replacement Deferral Notice”) specifying that the Benchmark Replacement Date shall be deferred to such future date specified in the notice. Any such date must be a Business Day and must be later than the Benchmark Replacement Date in force when the notice is delivered.

8.1.2	A Benchmark Replacement Deferral Notice shall take effect in accordance with its terms, on the date on which it is delivered to the Agent.

8.1.3	No Benchmark Replacement Deferral Notice may be delivered later than 30 days before the Benchmark Replacement Date in force at the date of such Benchmark Replacement Deferral Notice.

8.1.4	The Agent shall forward a copy of any Benchmark Replacement Deferral Notice to the Banks as soon as practicable after receipt of it.

8.1.5	Once delivered, a Benchmark Replacement Deferral Notice shall be irrevocable.

LIBOR Cessation

8.1.6

Whether or not the Parent has delivered a Benchmark Replacement Deferral Notice and whether or not the first anniversary of the Signing Date has occurred, if LIBOR Cessation has occurred, the Agent will promptly deliver a notice (a “LIBOR Cessation Notice”) to the Parent and the Banks. A LIBOR Cessation Notice must confirm:

(A)	that LIBOR Cessation has occurred; and

(B)	the Benchmark Replacement Date, which must be a Business Day and the same date as the date of the LIBOR Cessation Notice.

8.1.7	Once sent, a LIBOR Cessation Notice shall be irrevocable and the Benchmark Replacement Date will be the date specified as such in the LIBOR Cessation Notice.

8.1.8

Interest on each Advance denominated in Sterling or US Dollars that is outstanding on the Benchmark Replacement Date will continue to accrue, in accordance with Clause 8.2.1 (Interest rate for Revolving Facility Advances and Term Advances), at the rate determined by the Agent to be the aggregate of the applicable Margin and LIBOR until the final day of the then current Term of such Advance.

8.2	Interest rate for Revolving Facility Advances and Term Advances

The rate of interest on each Revolving Facility Advance and each Term Advance for its Term is the rate per annum determined by the Agent to be the aggregate of the applicable Margin and:

8.2.1	before the Benchmark Replacement Date:

(A)	in the case of an Advance denominated in Sterling or US Dollars, LIBOR; or,

(B)	in the case of an Advance denominated in euro, EURIBOR; and

8.2.2	on and from the Benchmark Replacement Date:

(A)	in the case of an Advance denominated in Sterling, the Sterling Adjusted Reference Rate;

(B)	in the case of an Advance denominated in US$, the US$ Adjusted Reference Rate; and

(C)	in the case of an Advance denominated in euro, EURIBOR.

8.3	Calculation of the Margin

8.3.1	Subject to the following provisions of this Clause 8.3:

(A)	the Margin for the Term of a Revolving Facility Advance under Revolving Facility A or a Term Advance will be determined on the Rate Fixing Day for that Term by reference to the table below:

Rating (S&P/Moody’s)	Facility Margin per annum
A-/A3	0.15 per cent.
BBB+/Baa1	0.20 per cent.
BBB/Baa2	0.30 per cent.
BBB-/Baa3 or below	0.40 per cent.

(B)	the Margin for the Term of a Revolving Facility Advance under Revolving Facility B will be determined on the Rate Fixing Day for that Term by reference to the table below:

Rating (S&P/Moody’s)	Facility Margin per annum
A-/A3	0.20 per cent.
BBB+/Baa1	0.275 per cent.
BBB/Baa2	0.375 per cent.
BBB-/Baa3 or below	0.475 per cent.

where, for the purposes of this Clause:

“Rating” means the corporate rating of the Parent assigned by S&P (currently known as the “Corporate Credit Rating”) and/or Moody’s (currently known as the “Issuer Rating”) as at the Rate Fixing Day on which the Margin is being determined.

For the avoidance of doubt, if there is a change to the Rating during the Term of a Revolving Facility Advance or a Term Advance there shall be no adjustment to the Margin for that Term until the next Rate Fixing Day for that Advance.

8.3.2	If Ratings are confirmed or assigned to the Parent by S&P and Moody’s that are not equivalent at any time, then the Margin will be the average of the Margins applicable to such credit ratings.

8.3.3	If only one Rating Agency publishes a Rating for the Parent, the rating assigned by that Rating Agency shall be deemed also to be the rating assigned by the other Rating Agency.

8.3.4

If on the relevant Rate Fixing Day both Rating Agencies have ceased to publish a Rating for the Parent, the Margin for the relevant Advance shall be determined on the basis of a deemed Corporate Credit Rating of BBB- and a deemed Issuer Rating of Baa3 until the date on which a Rating Agency publishes a Rating for the Parent.

8.3.5

For so long as an Event of Default is continuing, the Margin for the relevant Advance shall be determined on the basis of a deemed Corporate Credit Rating of BBB- and a deemed Issuer Rating of Baa3 (and any increase in the Margin pursuant to this Clause 8.3.5 shall take effect immediately following the occurrence of the relevant Event of Default).

8.3.6	The Parent shall notify the Agent promptly of any publicly announced change in its Rating.

8.3.7	In calculating the Margin for any Advance under this Clause 8.3, no account shall be taken of any rating outlook or credit watch action assigned to any Rating by the relevant Rating Agency.

8.4	Interest rate on US$ Swingline Advances

The rate of interest on each US$ Swingline Advance during its Term is the rate per annum determined by the US$ Swingline Agent to be the US$ Swingline Rate for each day during its Term.

8.5	Interest rate on Euro Swingline Advances

The rate of interest on each Euro Swingline Advance during its Term is the rate per annum determined by the Euro Swingline Agent to be the Euro Swingline Rate for each day during its Term.

8.6	Due dates

8.6.1

Except as otherwise provided in this Agreement, accrued interest on each Advance is payable by the relevant Borrower on each Term End Date, and also, in the case of any Advance with a Term longer than six months, at six monthly intervals after its Utilisation Date (or in the case of a Term Advance, the first day of the relevant Term) for so long as the Term is outstanding.

8.6.2	Accrued interest on each Euro Swingline Advance is payable by the relevant Borrower on the day which falls 3 Business Days after the last day of its Term.

8.6.3

A Borrower may select a Term for a Term Advance in a Selection Notice (and the conditions in Clause 5.2.4 (Completion of Requests for Revolving Facility Advances) shall also apply to each Selection Notice).

8.6.4

Each Selection Notice for a Term Advance is irrevocable and must be delivered to the Agent by the Borrower to which that Term Advance was made not later than 11.00 a.m. on the applicable Rate Fixing Day.

8.6.5	If a Borrower fails to deliver a Selection Notice to the Agent in accordance with Clause 8.6.3 above, the relevant Term will be one month.

8.6.6

A Term for a Term Advance shall not extend beyond the applicable Final Maturity Date and must comply with Clause 5.8 (No Overrunning). Each Term for a Term Advance shall start on the Term Out Date or on the last day of its preceding Term.

8.6.7	If two or more Terms:

(A)	relate to Term Advances in the same currency made to the same Borrower; and

(B)

any Term End Dates for such Term Advances are the same date, those Term Advances will, unless that Borrower specifies to the contrary in the Selection Notice for the next Term, be consolidated into, and treated as, a single Term Advance on that Term End Date.

8.7	Default interest

8.7.1

If an Obligor fails to pay any amount payable by it under this Agreement (an “overdue amount”), it shall forthwith on demand by the Agent or, as the case may be, the relevant Swingline Agent pay interest on the overdue amount from the due date up to the date of actual payment, both before and after judgment, at a rate (the “default rate”) determined by the Agent or, as the case may be, the relevant Swingline Agent to be one per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted an Advance at the highest Margin applicable at the time in the currency of the overdue amount for successive Terms, each of a duration selected by the Agent (acting reasonably) (each a “Designated Term”).

8.7.2	Default interest will:

(A)	before the Benchmark Replacement Date, be automatically compounded; and

(B)	on and from the Benchmark Replacement Date, be automatically capitalised,

and added to the overdue amount at the end of each Designated Term applicable to that overdue amount but will remain immediately due and payable.

8.7.3

Any unpaid default interest which is capitalised pursuant to paragraph (B) of Clause 8.7.2 above shall be treated as part of the relevant overdue amount and shall accrue interest in accordance with Clause 8.7.1 above.

8.7.4	The Agent shall notify the Parent of the duration of each Designated Term.

8.8	Notification of rates of interest

The Agent or, as the case may be, the relevant Swingline Agent will promptly notify each relevant Party of the determination of a rate of interest under this Agreement (and for the avoidance of doubt, if at any time on and from the Benchmark Replacement Date, the final day of any relevant US$ Observation Period is not a Business Day in London, the Agent shall make such notification on the immediately following Business Day in London).

8.9	Notification

The Agent shall notify the Banks and the relevant Borrower of Optional Currency amounts (and the applicable Agent’s Spot Rate of Exchange) promptly after they are ascertained.

8.10	Calculation of accrued interest

On and from the Benchmark Replacement Date, if, pursuant to this Agreement, any accrued interest (that references the Sterling Reference Rate or the US$ Reference Rate) on all or any part of an Advance or an Unpaid Sum becomes payable prior to the last day of a Term for that Advance or Unpaid Sum, that Term shall:

8.10.1

for the purposes of calculating that accrued interest only, and in relation only to such part of that Advance or Unpaid Sum to which that accrued interest relates, be treated as ending on the day on which that accrued interest becomes payable pursuant to this Agreement; and

8.10.2	for all other purposes under this Agreement, continue to end, and shall be treated as ending, on the last day of that Term.

9.	PAYMENTS

9.1	Place of Payment

All payments by an Obligor or a Bank under this Agreement shall be made to the Agent (in the case of a payment by a Bank) or to the US Agent (in the case of a payment by an Obligor) or, if the payment relates to a Swingline Facility, by a Bank to the relevant Swingline Agent, in each case to its account at such office or bank in the principal financial centre of the country of the currency concerned (or, in the case of a payment in euro, in the financial centre of the country selected by the Agent or, as the case may be, the US Agent) as it may notify to the Obligor or Bank for this purpose.

9.2	Funds

Payments under this Agreement to an Administrative Party shall be made for value on the due date at such times and in such funds as such Administrative Party may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

9.3	Distribution

9.3.1

Each payment received by an Administrative Party under this Agreement for another Party shall, subject to Clause 9.3.2 below and Clause 9.9 (Clawback) below, be made available by such Administrative Party to that Party by payment (on the date and in the currency and funds of receipt) to its account with such bank in the principal financial centre of the country of the relevant currency (or, in the case of a payment in euro, to its account in the financial centre of a country selected by it) as it may notify to the relevant Administrative Party for this purpose by not less than five Business Days’ prior notice.

9.3.2

An Administrative Party may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from an Obligor under this Agreement or in or towards the purchase of any amount of any currency to be so applied.

9.4	Currency

9.4.1	A repayment or prepayment of an Advance is payable in the currency in which the Advance is denominated.

9.4.2	Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

9.4.3	Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

9.4.4	Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in Sterling.

9.5	Set-off and counterclaim

All payments made by an Obligor under this Agreement shall be made without set-off or counterclaim.

9.6	Non-Business Days

9.6.1

If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

9.6.2	During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

9.6.3	Any rules specified as “Business Day Conventions” in Clause 1.4 (Business Day Conventions (definition of “month” and Clause 9.6 (Non-Business Days))) shall apply to each Term.

9.7	Impaired Agent

9.7.1

If, at any time, an Administrative Party becomes an Impaired Agent and a Borrower or a Bank is required to make a payment under the Finance Documents to that Administrative Party in accordance with Clause 9.1 (Place of Payment), that Borrower or Bank may, subject to Clause 9.7.2 below, instead either pay that amount:

(A)	direct to the required recipient; or

(B)

to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the relevant Borrower or the Bank making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case, such payments must be made on the due date for payment under the Finance Documents.

9.7.2

If a Bank has become and continues to be a Defaulting Bank and a payment is required to be made by a Borrower or a Bank in accordance with Clause 9.7.1, that Obligor or Bank will make such payment in accordance with Clause 9.7.1(B).

9.7.3	A Party which is required to make a payment in accordance with Clause 9.7.1 shall notify the required recipient of the account into which the payment is made.

9.7.4	All interest accrued on the amounts standing to the credit of a trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

9.7.5

A Party which has made a payment in accordance with this Clause 9.7 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

9.7.6

Promptly upon the appointment of a successor Administrative Party to an Impaired Agent in accordance with Clause 18.16 (Resignation of an Administrative Party), each Party which has made a payment to a trust account in accordance with this Clause 9.7 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Administrative Party for distribution in accordance with Clause 9.3 (Distribution).

9.8	Partial payments

9.8.1

If an Administrative Party receives a payment insufficient to discharge all the amounts then due and payable by an Obligor under this Agreement, such Administrative Party shall apply that payment towards the obligations of the Obligors under this Agreement in the following order:

(A)	first, in or towards payment pro rata of any unpaid costs, fees and expenses of the Administrative Parties under this Agreement;

(B)	secondly, in or towards payment pro rata of any accrued fees due but unpaid under Clause 19 (Fees);

(C)	thirdly, in or towards payment pro rata of any interest due but unpaid under this Agreement;

(D)	fourthly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(E)	fifthly, in or towards payment pro rata of any other sum due but unpaid under this Agreement.

9.8.2

The Administrative Parties, shall, if so directed by all the Banks, vary the order set out in Clause 9.8.1 above (other than Clause 9.8.1(A)). The Administrative Parties shall notify the Parent of any such variation.

9.8.3	Clauses 9.8.1 and 9.8.2 above shall override any appropriation made by any Obligor.

9.9	Clawback

9.9.1

Where a sum is to be paid to an Administrative Party under the Finance Documents for another Party, that Administrative Party is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

9.9.2

If an Administrative Party pays an amount to another Party and it proves to be the case that that Administrative Party had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Administrative Party shall on demand refund the same to the Administrative Party together with interest on that amount from the date of payment to the date of receipt by the Administrative Party, calculated by the Administrative Party to reflect its costs of funds.

9.10	Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Parent that a Disruption Event has occurred:

9.10.1

the Agent shall consult with the Parent and shall use reasonable endeavours to agree with the Parent such changes to the operation or administration of the Facilities as the Agent may reasonably deem necessary in the circumstances;

9.10.2

the Agent may consult with the Finance Parties in relation to any changes mentioned in Clause 9.10.1 but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

9.10.3

any such changes agreed upon by the Agent and the Parent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 24 (Amendments and Waivers);

9.10.4

the Agent shall not be liable for any damages, costs or losses whatsoever arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 9.10 provided that any decision to act, or not to act, was taken in good faith; and

9.10.5	the Agent shall notify the Finance Parties of all changes agreed pursuant to Clause 9.10.4 above.

9.11	Relationship between Agent and US Agent

The Agent shall notify the US Agent of the details of all relevant payments (whether of principal, interest or fees) due to the Parties under this Agreement.

10.	TAXES

10.1	Gross-up

All payments by an Obligor under the Finance Documents shall be made free and clear of and without deduction for or on account of any taxes, except to the extent that the Obligor is required by law to make payment subject to any taxes or such deduction is a FATCA

Deduction. Subject to Clauses 10.3 (Qualifying Banks) and 10.7 (US Borrower), if any tax or amounts in respect of tax (other than a FATCA Deduction or a Dutch Conditional Withholding Tax Deduction) must be deducted from any amounts payable or paid by an Obligor, or paid or payable by the Agent or the US Agent or a Swingline Agent (in their capacity as agent) (as the case may be) to a Finance Party under the Finance Documents, the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Finance Party receives a net amount equal to the full amount which it would have received had payment not been made subject to tax. The Parent shall upon becoming aware that an Obligor must make such deduction (or that there is any change in the rate or the basis of such a deduction) notify the Agent accordingly. Similarly, a Bank shall notify the Agent on becoming so aware in respect of a payment payable to that Bank (and if the Agent receives such notification it shall notify the Parent).

10.2	Tax receipts

All taxes required by law to be deducted or withheld by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due and the Obligor shall, within 15 days of the payment being made, deliver to the Agent for the relevant Bank evidence satisfactory to that Bank (including any relevant tax receipts) that the payment has been duly remitted to the appropriate authority.

10.3	Qualifying Banks

If:

10.3.1	on the Signing Date, any Bank which is a Party on the Signing Date is not a Qualifying Bank; or

10.3.2

after the Signing Date, a Bank ceases to be a Qualifying Bank, other than as a result of the introduction, suspension, withdrawal or cancellation of, or change in, or change in the official interpretation, administration or official application of, any law, regulation having the force of law, tax treaty or any published practice or published concession of Her Majesty’s Revenue & Customs or any other relevant taxing or fiscal authority in any jurisdiction with which the relevant Bank has a connection, occurring after the Signing Date or, if later, the date on which that Bank becomes a Party; or

10.3.3	on the date of any assignment, transfer or novation under Clause 25 (Changes to the Parties) a New Bank (as such term is defined in that Clause) is not a Qualifying Bank,

then no UK Resident Borrower shall be liable to pay to that Bank under Clause 10.1 (Gross-up) any amount in respect of taxes levied or imposed by the UK or any taxing authority of or in the UK in excess of the amount (if any) it would have been obliged to pay if that Bank had been, or had not ceased to be, a Qualifying Bank.

10.4	Tax Credit

10.4.1

If an Obligor makes a payment pursuant to Clause 10.1 (Gross-up) for the account of any Finance Party and such Finance Party has received or been granted a credit against, or relief or remission or repayment of, any tax paid or payable by it (a “Tax Credit”) which is attributable to that payment or the corresponding payment under the Finance Document such Finance Party shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Obligor concerned such amount as the Finance Party shall have reasonably determined to be attributable to such payments and which will leave the Finance Party (after such payment) in no better or worse position than it would have been if the Obligor concerned had not been required to make any deduction or withholding.

10.4.2

Nothing in this Clause 10.4 shall interfere with the right of a Finance Party to arrange its tax affairs in whatever manner it thinks fit and without limiting the foregoing no Finance Party shall be under any obligation to claim a Tax Credit or to claim a Tax Credit in priority to any other claims, relief, credit or deduction available to it. No Finance Party shall be obliged to disclose any information relating to its tax affairs or any computations in respect thereof. Unless it would in a Bank’s reasonable judgement be prejudicial to its interests, such Bank shall seek any Tax Credit available to it consequent upon any deductions or withholdings for tax being made from any payment to it under Clause 10.1 (Gross-up).

10.5	Borrower DTTP Filing

10.5.1

If a Bank holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to this Agreement, it shall, or the Agent shall (if notified by the Bank) on its behalf, notify the Parent in accordance with the provisions of Clause 31 (Notices) that the relevant Bank wishes the scheme to apply and provide that Bank’s scheme reference number and jurisdiction of tax residence within five Business Days of becoming a Party to this Agreement.

10.5.2

Each Bank which wishes the HMRC DT Treaty Passport scheme to apply to this Agreement shall promptly provide such further information (directly to an Obligor or via the Agent) as an Obligor may request in order to enable the Obligor to make a Borrower DTTP Filing.

10.5.3

If a Borrower had received authority from HM Revenue & Customs to make payments to that Bank without deduction for or on account of tax as a result of a Borrower DTTP Filing, but as a result of (i) a withdrawal or expiry of that authority; or (ii) a withdrawal or cessation of the DTTP passport scheme due to any change in law or change in practice of HM Revenue & Customs, it is no longer possible for that Borrower to make payments to the Bank without deduction for or on account of tax by virtue of that authority, and the Borrower has notified that Bank in writing, that Bank and the Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make payment without deduction for or on account of tax.

10.6	FATCA

10.6.1

Each Party may make any FATCA Deduction and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

10.6.2

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) in respect of an Advance made to an Obligor that is not a US Person, notify the Party to whom it is making payment and, in addition, shall notify the Parent, the Agent and the other Finance Parties.

10.6.3

Subject to Clause 10.6.4 below, each Party shall, within ten Business Days of a reasonable request by another Party, confirm to that other Party whether it is entitled to receive payments under the Finance Documents free from any deduction or withholding required by FATCA (hereafter referred to as “FATCA Exempt”) or is not so entitled, and shall supply to that other Party such forms, documentation and other information relating to its status under FATCA (including information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests and is necessary for the purposes of that other Party’s compliance with FATCA or any other exchange of information regime (provided that the necessity of such request is reasonably evidenced to the satisfaction of the Party to whom the request is made (acting reasonably)). If a Party confirms to another Party pursuant to this Clause that it is FATCA Exempt and it subsequently becomes aware that it is not, or has ceased to be FATCA Exempt, that Party shall promptly notify that other Party.

10.6.4

Clause 10.6.3 above shall not oblige a Finance Party to do anything which would or might in its reasonable opinion constitute a breach of any law or regulation, any fiduciary duty, or any duty of confidentiality.

10.6.5

If a Finance Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with Clause 10.6.3 above (including, for the avoidance of doubt, where Clause 10.6.4 above applies), then if that Finance Party failed to confirm whether it is (and/or remains) FATCA Exempt then such Finance Party shall be treated for the purposes of this Agreement as if it is not FATCA Exempt until such time as the Finance Party provides the requested confirmation, forms, documentation or other information.

10.7	US Borrower

10.7.1

Without prejudice to the generality of the foregoing, any Finance Party that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Finance Document shall deliver to the Agent or the relevant Obligor, at the time or times reasonably requested by the Agent or any Obligor, such properly completed and executed documentation reasonably requested by the Agent or such Obligor as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Finance Party, if reasonably requested by the Agent or any Obligor, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Agent or such Obligor as will enable the Agent or such Obligor to determine whether or not such Finance Party is subject to backup withholding or information reporting requirements. This Clause 10.7.1 shall not require any Finance Party to provide to the Agent or any Obligor any documentation if it would result in a breach of any applicable law or regulation, any fiduciary duty or any duty of confidentiality (other than any such documentation required to be provided under Clause 10.7.2 or Clause 10.7.3). Any taxes attributable to a Finance Party’s failure to comply with this Clause 10.7.1 shall be considered excluded from the gross-up provided in Clause 10.1.

10.7.2	Without limitation to the generality of the foregoing, each Finance Party that is a US Person shall:

(A)	on or prior to the Signing Date (or, if it becomes a Finance Party after such date, on the date it becomes a Finance Party); or

(B)	otherwise, from time to time thereafter as reasonably requested by the Agent or any Obligor (but only so long as such Finance Party is lawfully able to do so),

provide the Agent and the relevant Obligor with one copy of a properly completed and duly executed Internal Revenue Service Form W-9 (or any successor or other form prescribed by the Internal Revenue Service) certifying that such Finance Party is a US Person and is not subject to US backup withholding on payments made by an Obligor that is a US Person to such Finance Party under any Finance Document.

10.7.3

Without limitation to the generality of the foregoing, each Finance Party that is not a US Person shall: (i) on or prior to the Signing Date (or, if it becomes a Finance Party after such date, on the date it becomes a Finance Party); or (ii) otherwise, from time to time thereafter as reasonably requested by the Agent or any Obligor (but only so long as such Finance Party is lawfully able to do so):

(A)

in the case of a Finance Party claiming the benefits of an exemption from or a reduction in US federal withholding tax pursuant to a double taxation agreement between the United States and the jurisdiction of which such Finance Party is or is treated as a resident, provide the Agent and the relevant Obligor with one copy of a properly completed and duly executed Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor or other form prescribed by the Internal Revenue Service), certifying that such Finance Party is exempt from or entitled to a reduced rate of US federal withholding tax under an applicable double taxation agreement or treaty on payments made by an Obligor that is a US Person to such Finance Party under any Finance Document;

(B)

in the case of a Finance Party claiming the benefits of an exemption from US federal withholding tax because payments otherwise subject to such withholding tax made by an Obligor that is a US Person are effectively connected with such Finance Party’s conduct of a trade or business within the United States, provide the Agent and the relevant Obligor with one copy of a properly completed and duly executed Internal Revenue Service Form W-8ECI (or any successor or other form prescribed by the Internal Revenue Service) certifying that such payments are effectively connected with the conduct of a trade or business within the United States;

(C)

in the case of a Finance Party claiming the benefits of the exemption from US federal withholding tax pursuant to Section 881(c) of the Code with respect to payments of “portfolio interest” made by an Obligor that is a US Person to such Finance Party under any Finance Document, provide the Agent and the relevant Obligor with:

(1)

a certificate to the effect that such Finance Party is: (i) not a “bank” (within the meaning of Section 881(c)(3)(A) of the Code); (ii) not a 10-percent shareholder of any Obligor (within the meaning of Section 881(c)(3)(B) of the Code); and (iii) not a controlled foreign corporation related to any Obligor (as such term is described in Section 881(c)(3)(C) of the Code); and

(2)

one copy of a properly completed and duly executed Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor or other form prescribed by the Internal Revenue Service), certifying that such Finance Party is not a US Person; or

(D)

in the case of a Finance Party that is a foreign intermediary or foreign flow-through entity for US federal income tax purposes, provide the Agent and the relevant Obligor with one copy of a properly completed and duly executed Internal Revenue Service Form W-8IMY (or any successor or other form prescribed by the Internal Revenue Service) as a basis for claiming an exemption from or a reduction in US federal withholding tax on payments made by the relevant Obligor that is a US Person to such Finance Party under any Finance Document, together with any supplementary information such Finance Party is required to transmit with such form and, in the case of a nonqualified intermediary that is a Finance Party or a non-withholding Finance Party that is a foreign flow- through entity, with respect to each beneficiary or member of such Finance Party, one copy of the forms or certificates described in paragraphs (A), (B) or (C) above of this Clause 10.7.3, as applicable.

10.7.4

If a Finance Party fails to provide the Agent or the relevant Obligor with the appropriate Internal Revenue Service form or, if applicable, the certificate, each as described above and each being properly completed and duly executed, or to update them as requested (other than if the failure to furnish such form or certificate is due to a change in law, or in the interpretation or application thereof, occurring after the date on which the form or certificate originally was required to be provided or if such form, certificate or other document otherwise is not required under Clause 10.7.1, 10.7.2 or 10.7.3), US backup withholding tax and US federal withholding tax, in each case, imposed on any amount paid by (or on account of) an Obligor that is a US Person under any Finance Document shall be considered excluded from the gross-up provided in Clause 10.1 by reason of such failure unless and until such Finance Party provides the appropriate Internal Revenue Service form or certificate that is properly completed and duly executed establishing (A) an exemption from US backup withholding tax and (B) a complete exemption from, or a reduction of, US federal withholding tax on such amount, whereupon US federal withholding tax at such reduced rate only (to the extent a complete exemption is not available to such Finance Party) shall be considered excluded from such gross-up for periods governed by such form and certificate. If any Internal Revenue Service form provided by a Finance Party pursuant to this Clause 10.7.4 at the time such Finance Party first becomes a Finance Party hereunder, or when it first provides such form, indicates a US federal withholding tax rate in excess of zero in respect of any amount paid by (or an account of) the relevant Obligor that is a US Person to such Finance Party under any Finance Document, US federal withholding tax imposed on such amount at such rate shall be considered excluded from the gross-up provided in Clause 10.1 unless and until such Finance Party provides the appropriate form certifying that a lesser rate applies, whereupon US federal withholding tax at the lesser rate only shall be considered excluded from the gross-up for periods governed by such form; provided, however, that if at the date a New Bank becomes a party to this Agreement or any other Finance Document, the applicable transferor Existing Bank was entitled to payments under Clause 10.1 in respect of US federal withholding tax in connection with any amount paid at such date, then, to that extent, the payments under Clause 10.1 shall include an amount of US federal withholding tax applicable with respect to such transferor Existing Bank on such date.

10.7.5

On or prior to the Signing Date (and from time to time thereafter as reasonably requested by any Obligor), the US Agent shall provide to any Obligor that is a US Person a properly completed and duly executed Internal Revenue Service Form W-9.

11.	MARKET DISRUPTION

11.1	Market disturbance

Notwithstanding anything to the contrary herein contained, if and each time that prior to or on a Utilisation Date relative to an Advance to be made:

11.1.1	before the Benchmark Replacement Date in respect of LIBOR and at any time in respect of EURIBOR:

(A)

the Agent is notified by Banks whose Commitments represent 25 per cent or more of the Total Commitments that deposits in the currency of that Advance are not in the ordinary course of business available in the wholesale market for the relevant currency for a period equal to the Term concerned in amounts sufficient to fund their participations in that Advance; or

(B)

the Agent is notified by Banks whose Commitments represent 25 per cent or more of the Total Commitments that by reason of circumstances affecting the wholesale market for the relevant currency generally, adequate and fair means do not exist for ascertaining the LIBOR or EURIBOR (as the case may be) applicable to such Advance during its Term or LIBOR or EURIBOR (as the case may be) does not adequately represent the cost of funding to the Banks, and

11.1.2

on and from the Benchmark Replacement Date in respect of an Advance denominated in Sterling or US Dollars, if before the Reporting Time the Agent receives notifications from a Bank or Banks whose participations in that Advance exceed 66 2⁄3 per cent. of that Advance that its cost of funds relating to its participation in that Advance would be in excess of an Adjusted Reference Rate, and the Agent shall promptly give written notice of such circumstance or notification to the Parent and to each of the Banks.

11.2	Alternative Rates

If the Agent gives a notice under Clause 11.1 (Market disturbance):

11.2.1	the Parent and the Banks may (through the Agent) agree that (in the case of Revolving Facility Advances) the Advances concerned shall not be borrowed; or

11.2.2	in the absence of such agreement:

(A)	the Term of the Advances concerned shall be one month;

(B)	in the case of Clause 11.1.1(A), the Advance shall be denominated in Sterling in an amount equal to the Original Sterling Amount of the Advance concerned;

(C)

(1)	before the Benchmark Replacement Date, during the Term of each Advance denominated in Sterling or US Dollars; or

(2)	at any time, during the Term of each Advance denominated in a currency other than Sterling or US Dollars,

the rate of interest applicable to such Advance shall be the applicable Margin plus the rate per annum notified by each Bank concerned to the Agent before the last day of such Term to be that which expresses as a percentage rate per annum the cost to such Bank of funding such Advances from whatever sources it may reasonably select;

(D)	on and from the Benchmark Replacement Date, Clause 11.6 (Cost of Funds) shall apply to any Advance denominated in Sterling or US Dollars for the relevant Term.

11.3	Non-availability of currency

If any Bank notifies the Agent before 10.00 a.m. (London time) on the Business Day prior to the proposed Utilisation Date of an Advance to be denominated in an Optional Currency that it is unable for any reason to fund its participation in such Advance in the Optional Currency concerned, the Agent shall notify the Parent and such Bank shall make its participation in the Advance available in Sterling for the period in question.

11.4	Change in circumstances

If before 9.00 a.m. (London time) on the proposed Utilisation Date in respect of an Advance which is to be denominated in an Optional Currency, there occurs any change in national or international financial, political or economic conditions, currency availability, currency exchange rates or exchange controls, which in the opinion of the Agent renders the making of the Advance in such currency impracticable:

11.4.1	the Agent shall give notice to each of the Banks and the Parent to that effect as soon as practicable but in any event before 11.00 a.m. (London time) on the proposed Utilisation Date;

11.4.2	unless the Parent and the Banks agree otherwise, the Advance shall be made in Sterling and the Rate Fixing Day for the Term of the Advance shall be the Utilisation Date; and

11.4.3	the relevant Borrower shall pay to the US Agent on behalf of the Bank any amount claimed in accordance with Clause 22.2 (Other indemnities).

11.5	Change in currency

11.5.1	If more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(A)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent; and

(B)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent acting reasonably.

11.5.2

If any change in any currency of a country occurs, this Agreement will be amended to the extent the Agent specifies to be necessary to reflect the change in the currency and to put the Finance Parties in the same position, so far as possible, that they would have been in if no change in currency had occurred.

11.6	Cost of Funds

11.6.1	If this Clause 11.6 applies, the rate of interest on the relevant Advance for the relevant Term shall be the percentage rate per annum which is the sum of:

(A)	the Margin; and

(B)

the weighted average of the rates notified to the Agent by each Bank as soon as practicable and in any event by the Reporting Time, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Advance.

11.6.2

If this Clause 11.6 applies and the Agent or the Parent so requires, the Agent and the Parent shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

11.6.3	Any alternative basis agreed pursuant to Clause 11.6.2 above shall, with the prior consent of all the Banks and the Parent, be binding on all Parties.

11.6.4	If:

(A)	a Bank’s Funding Rate is less than the Adjusted Reference Rate; or

(B)	a Bank does not notify a rate to the Agent by the Reporting Time,

that Bank’s cost of funds relating to its participation in that Advance for that Term shall be deemed, for the purposes of Clause 11.6.1 above, to be the Adjusted Reference Rate.

11.6.5	If this Clause 11.6, applies the Agent shall, as soon as is practicable, notify the Parent.

12.	INCREASED COSTS

12.1	Increased costs

12.1.1

Subject to Clause 12.3 (Exceptions), the Parent shall forthwith on demand by a Finance Party pay that Finance Party the amount of any increased cost incurred by it or any of its holding companies as a result of any change in or change in the interpretation of or introduction of any law or regulation (including any relating to taxation or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control introduced by any central bank or other competent authority), or reduce or repay that Finance Party’s commitments or outstandings without penalty.

12.1.2	In this Agreement, “increased cost” means:

(A)	an additional cost incurred by a Finance Party or any of its holding companies as a result of it performing, maintaining or funding its obligations under, this Agreement; or

(B)

that portion of an additional cost incurred by a Finance Party or any of its holding companies in making, funding or maintaining all or any advances comprised in a class of advances formed by or including the Advances made or to be made by it under this Agreement as is attributable to it making, funding or maintaining its Advances; or

(C)	a reduction in any amount payable to a Finance Party or the effective return to a Finance Party under this Agreement or on its capital (or the capital of any of its holding companies); or

(D)

the amount of any payment made by a Finance Party, or the amount of interest or other return foregone by a Finance Party, calculated by reference to any amount received or receivable by a Finance Party from any other Party under this Agreement.

12.2	Increased costs claim

12.2.1

A Finance Party intending to make a claim pursuant to Clause 12.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Parent.

12.2.2

Each Finance Party shall, as soon as practicable after a demand by the Agent or the Parent, provide a certificate confirming the amount of its increased costs, detailing the calculation of the claim and confirming that it has considered whether there are any reasonable steps available to it to mitigate the circumstances of such claim in accordance with Clause 13.2 (Mitigation) and there are no such steps available to it.

12.3	Exceptions

Clause 12.1 (Increased costs) does not apply to any increased cost:

12.3.1

attributable to any tax or amounts in respect of tax which must be deducted from any amounts payable or paid by a Borrower, or paid or payable by the Agent or the US Agent, to a Finance Party under the Finance Documents;

12.3.2

which is, or is attributable to, any tax on the overall net income, profits or gains of a Finance Party or any of its holding companies (or the overall net income, profits or gains of a division or branch of the Finance Party or any of its holding companies) or any branch profit tax with respect to such division or branch;

12.3.3	attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation;

12.3.4	attributable to a FATCA Deduction required to be made by a Party;

12.3.5

attributable to any tax under the laws of The Netherlands to the extent levied on the basis of article 17a, paragraph c or any replacement of the Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969); or

12.3.6	attributable to any tax levied pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

13.	ILLEGALITY AND MITIGATION

13.1	Illegality

If it becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain any Advance or it becomes unlawful for any Affiliate of a Bank for that Bank to do so, then the Bank may notify the Parent through the Agent accordingly and thereupon:

13.1.1

each Borrower shall, upon request from that Bank within the period allowed or if no period is allowed, forthwith, repay any Advances made to it by that Bank together with all other amounts payable by it to that Bank under this Agreement; and

13.1.2	the Bank’s Commitment shall be cancelled.

13.2	Mitigation

Notwithstanding the provisions of Clauses 10 (Taxes), 12 (Increased Costs) and 13.1 (Illegality), if in relation to a Finance Party circumstances arise which would result in:

13.2.1	any deduction, withholding or payment of the nature referred to in Clause 10 (Taxes); or

13.2.2	any increased cost of the nature referred to in Clause 12 (Increased Costs); or

13.2.3	a notification pursuant to Clause 13.1 (Illegality),

then without in any way limiting, reducing or otherwise qualifying the rights of such Finance Party, such Finance Party shall promptly upon becoming aware of the same notify the Agent thereof (whereupon the Agent shall promptly notify the Parent) and such Finance Party shall use reasonable endeavours to transfer its participation in the Facilities and its rights hereunder and under the Finance Documents to another financial institution or Facility Office not affected by the circumstances having the results set out in Clauses 13.2.1 to 13.2.3 above and shall otherwise take such reasonable steps as may be open to it to mitigate the effects of such circumstances provided that such Finance Party shall not be under any obligation to take any such action if, in its reasonable opinion, to do so would or would be likely to have a material adverse effect upon its business, operations or financial condition or would involve it in any unlawful activity or any activity that is contrary to its policies or any request, guidance or directive of any competent authority (whether or not having the force of law) or (unless indemnified to its satisfaction) would involve it in any significant expense or tax disadvantage.

14.	GUARANTEE

14.1	Guarantee

The Guarantor irrevocably and unconditionally:

14.1.1	guarantees to each Finance Party prompt performance by each Borrower of all its obligations under the Finance Documents;

14.1.2

undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall forthwith on demand by the Agent pay that amount as if the Guarantor instead of the relevant Borrower were expressed to be the principal obligor; and

14.1.3	indemnifies each Finance Party on demand against any loss or liability suffered by it if any obligation guaranteed by the Guarantor is or becomes unenforceable, invalid or illegal.

14.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Borrowers under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

14.3	Reinstatement

14.3.1

Where any discharge, release or arrangement (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Guarantor under this Clause 14 shall continue as if the discharge or arrangement had not occurred (but only to the extent that such payment, security or other disposition is avoided or restored).

14.3.2	Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

14.4	Waiver of defences

The obligations of the Guarantor under this Clause 14 will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 14 or prejudice or diminish those obligations in whole or in part, including, without limitation, (whether or not known to it or any Finance Party):

14.4.1	any time or waiver granted to, or composition with, any Borrower or other person;

14.4.2

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

14.4.3	any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of a Borrower or any other person;

14.4.4

any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 14 shall include each variation or replacement;

14.4.5

any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that the Guarantor’s obligations under this Clause 14 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; and

14.4.6

any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Borrower under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Guarantor’s obligations under this Clause 14 be construed as if there were no such circumstance.

14.5	Immediate recourse

The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 14. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

14.6	Appropriations

Until all amounts which may be or become payable by the Borrowers to it under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

14.6.1

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

14.6.2	hold in an interest bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause 14.

14.7	Non-competition

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been paid in full, the Guarantor shall not, after a claim has been made or by virtue of any payment or performance by it under this Clause 14:

14.7.1

be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Guarantor’s liability under this Clause 14;

14.7.2	claim, rank, prove or vote as a creditor of any Borrower or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

14.7.3	receive, claim or have the benefit of any payment, distribution or security from or on account of any Borrower, or exercise any right of set-off as against any Borrower.

The Guarantor shall hold on trust for and forthwith pay or transfer to the US Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 14.7.

14.8	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other security now or hereafter held by any Finance Party.

15.	REPRESENTATIONS AND WARRANTIES

15.1	Representations and warranties

Each Obligor makes the representations and warranties set out in this Clause 15 to each Finance Party (but in the case of an Obligor other than the Parent only in respect of itself).

15.2	Status

It is a duly incorporated and validly existing corporation under the laws of the jurisdiction of its incorporation.

15.3	Powers and authority

It has the power to enter into, or, as the case may be, to comply with, and be bound by all obligations expressed on its part under the Finance Documents and (in the case of a Borrower) to borrow under this Agreement and (in the case of the Guarantor) to give the guarantee in Clause 14 (Guarantee) and has taken all necessary actions to authorise (in the case of a Borrower) borrowings under this Agreement and (in the case of the Guarantor) the giving of the guarantee in Clause 14 (Guarantee) and to authorise the execution, delivery and performance of the Finance Documents.

15.4	Non-conflict

The execution, delivery and performance of the Finance Documents will not violate any provisions of any existing law or regulation or statute applicable to it or of any mortgage, contract or other undertaking to which it is a party or which is binding upon its assets.

15.5	Borrowing limits

Borrowings under this Agreement up to and including the maximum amount available under this Agreement will not when borrowed cause any limit on borrowings or, as the case may be, on the giving of guarantees (whether imposed by statute, regulation, agreement or otherwise), or on the powers of its board of directors, applicable to it to be exceeded.

15.6	Authorisations

All relevant consents or authorisations of any governmental authority or agency required by it in connection with the execution, validity, performance or enforceability of the Finance Documents have been obtained and are subsisting.

15.7	Pari passu

Its obligations under the Finance Documents constitute its legal, valid and binding unsecured and unsubordinated obligations ranking (subject to the preference of certain obligations in the liquidation, bankruptcy or other analogous proceedings in respect of it by operation of applicable law) pari passu with all its other unsecured and unsubordinated obligations.

15.8	Litigation

Save in respect of legal or arbitration proceedings disclosed in the last published annual audited or interim unaudited consolidated financial statements or preliminary results in respect of any financial year of the Parent or disclosed by the Parent to the Agent in writing on or before the Signing Date: (i) no liability has arisen in relation to any legal or arbitration proceedings involving any member of the Group which will require a provision to be made in the next published consolidated financial statements of the Parent and, in the reasonable judgement of the board of directors of the Parent, will have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their obligations under the Finance Documents, and (ii) to the best of the knowledge of the Obligors, no actions or investigations by any governmental or regulatory agency are ongoing against any of the Obligors in relation to an alleged breach of any Anti-Bribery and Corruption Laws or Anti- Money Laundering Laws.

15.9	Material adverse change

There has been no material adverse change in the financial condition of the Group (taken as a whole) since the last audited consolidated financial statements of the Group, which in the reasonable judgement of the board of directors of the Parent has had or will have a material adverse effect on the Obligors’ ability (taken as a whole) to perform their obligations under the Finance Documents. This Clause 15.9 does not apply to matters covered by Clause 15.8 (Litigation).

15.10	Accounts

The most recent audited consolidated profit and loss account and balance sheet of the Parent which have been or are to be delivered to the Agent together with the notes thereto give a true and fair view of the results of the operations of the Parent and its Subsidiaries for the period to which they relate and, as the case may be, the financial position of the Parent and its Subsidiaries as at the date to which they relate and have been prepared in accordance with GAAP consistently applied.

15.11	Sanctions and Anti-Bribery and Corruption

15.11.1

Save as disclosed in the last published annual audited or interim unaudited consolidated financial statements or preliminary results in respect of any financial year of the Parent or disclosed by the Parent to the Agent in writing on or before the Signing Date, none of the Obligors nor, to the best of the knowledge of the Obligors, any director, officer, agent, employee or affiliate of the Obligors (i) are currently subject to any sanctions administered by OFAC or any equivalent sanctions administered by the European Union or HM Treasury; or (ii) has engaged in any activity which would breach the Anti-Bribery and Corruption Laws or Anti-Money Laundering Laws.

15.11.2	Each of the Obligors have in place and will enforce policies and procedures designed to ensure compliance with the Anti-Bribery and Corruption Laws and Anti-Money Laundering Laws.

15.12	No Event of Default

No Event of Default has occurred and is continuing.

15.13	Investment company status

No US Borrower is required to be registered as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

15.14	ERISA and Multiemployer Plans

All US Borrowers and their ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Code and the regulations thereunder with respect to each Employee Plan, except for instances of non-compliance that would not reasonably be expected to result in a material adverse effect on the ability of the Obligors (taken as a whole) to perform their obligations under the Finance Documents. No ERISA Events have occurred, except as would not reasonably be likely to result in a material adverse effect on the ability of the Obligors (taken as a whole) to perform their obligations under the Finance Documents.

15.15	Times for making representations and warranties

The representations and warranties set out in this Clause 15:

15.15.1	are made on the Signing Date;

15.15.2

(except for Clause 15.8 (Litigation), Clause 15.9 (Material adverse change), Clause 15.10 (Accounts), Clause 15.11 (Sanctions and Anti-Bribery and Corruption) and Clause 15.14 (ERISA and Multiemployer Plans)) in the case of an Obligor which becomes a Party after the Signing Date, are deemed to be made by that Obligor on the date it executes a Borrower Accession Agreement; and

15.15.3

(except for Clause 15.8 (Litigation), Clause 15.9 (Material adverse change), Clause 15.11 (Sanctions and Anti-Bribery and Corruption) and Clause 15.14 (ERISA and Multiemployer Plans)) are deemed to be repeated by each Obligor with reference to the facts and circumstances then existing on:

(A)	the date of each Request; and

(B)	each Utilisation Date;

in each case in respect of any Advance.

15.15.4

(except for Clause 15.8 (Litigation), Clause 15.9 (Material adverse change), Clause 15.11 (Sanctions and Anti-Bribery and Corruption) and Clause 15.14 (ERISA and Multiemployer Plans)) are deemed to be repeated by each Obligor with reference to the facts and circumstances then existing on each date on which the Final Maturity Date for all or part of Revolving Facility A (and Swingline Facility A, as applicable) is extended in accordance with Clauses 2.4.4 and 2.4.6

(Extension Option – Revolving Facility A and Swingline Facility A) or Clause 2.5 (Term Out Option – Revolving Facility A) and on each date on which the Final Maturity Date for all or part of Revolving Facility B and Swingline Facility B is extended in accordance with Clauses 2.6.4 and 2.6.6 (Extension Option – Revolving Facility B and Swingline Facility B).

16.	UNDERTAKINGS

16.1	Duration

The undertakings in this Clause 16 will remain in force from the Signing Date for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

16.2	Financial information

Each Obligor shall supply to the Agent in sufficient copies for all the Banks:

16.2.1	as soon as the same are publicly available (and in any event within 180 days of the end of each of its financial years):

(A)	in the case of the Parent, its audited consolidated financial statements for that financial year; and

(B)	in the case of each other Obligor, its audited statutory accounts for that financial year; and

16.2.2

as soon as the same are publicly available (and in any event within 90 days of the end of the first half-year of each of its financial years) in the case of the Parent, its interim unaudited consolidated financial statements for that half-year.

16.3	Information - Miscellaneous

The Parent shall supply to the Agent (in sufficient copies for all the Banks if the Agent so requests):

16.3.1

all documents despatched by it to its shareholders (or any class of them) or its creditors generally (or any class of them) in relation to it or its Subsidiaries at the same time as they are despatched;

16.3.2	promptly upon becoming aware of them, details of any legal or arbitration proceedings of the kind referred to in Clause 15.8 (Litigation); and

16.3.3

as soon as reasonably practicable, such further information in the possession or control of the Parent regarding its financial condition, business or operations as the Agent may reasonably request unless such information is, in the sole opinion of the Parent, confidential or price sensitive (acting in good faith).

16.4	Notification of Default

The Parent shall notify the Agent of any Event of Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of it.

16.5	Authorisations

Each Obligor shall promptly:

16.5.1	comply with the terms of each Finance Document to which it is a party; and

16.5.2

obtain and maintain, and, if requested, supply certified copies to the Agent of, any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document to which it is a party.

16.6	Pari passu ranking

Each Obligor shall procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations (subject to the preference of certain obligations in the liquidation, bankruptcy or other analogous proceedings in respect of it by operation of applicable law).

16.7	Negative pledge

No Obligor shall create or permit to subsist any Security Interest on any of its assets except for any Security Interest:

16.7.1

to secure any excise or import taxes or duties, tobacco taxes or sales or goods and services taxes owed to, or industrial grants made by, any state, government, political sub-division or international organisation, or any agency, authority, instrumentality or body of any thereof or any regulatory authority; or

16.7.2	created or arising with the prior written approval of the Majority Banks; or

16.7.3	created or arising out of retention of title provisions or a conditional sale in respect of goods acquired by an Obligor in the ordinary course of business; or

16.7.4	which is a lien or other Security Interest arising in the ordinary course of business consistent with past practice and not securing Borrowings; or

16.7.5

over assets or revenues acquired after the Signing Date and existing on the date of such acquisition and not created in contemplation thereof provided the aggregate principal amount secured thereby at the date of acquisition is not exceeded; or

16.7.6

the principal purpose and effect of which is to allow the setting-off or netting of obligations with those of a financial institution in the ordinary course of the cash management arrangements of the Group; or

16.7.7	constituted by netting, set-off or cash collateral arrangements in relation to swaps or other derivative agreements in the ordinary course of its business; or

16.7.8

arising under arrangements in connection with the participation in or trading on or through any clearing system or investment, commodities or stock exchange where the Security Interest arises in the ordinary course of business under the rules or normal procedures or legislation governing such system or exchange; or

16.7.9

on Margin Stock or otherwise over securities, derivatives or commodities, in respect of the acquisition cost of securities, derivatives or commodities owed to a dealer therein or an agent for the purchase thereof where such cost falls to be paid within 180 days of being incurred; or

16.7.10	arising out of or in connection with pre-judgment legal process or a judgment or a judicial award relating to security for costs; or

16.7.11

which is to renew, extend or replace a Security Interest permitted by this Clause 16.7 if the principal amount secured is not thereby exceeded and such permitted Security Interest is discharged or released within three months of the creation of the replacement Security Interest; or

16.7.12	created by it in favour of another Obligor, or

16.7.13	over cash or cash equivalents covering Defeased Borrowings; or

16.7.14

created by or arising out of any Obligor provided the aggregate principal, capital or nominal amount secured by all such Security Interests does not exceed £400,000,000 or its equivalent in other currencies at any one time.

16.8	Disposals

The Parent shall not, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of all or substantially all of its assets (save for the purposes of an amalgamation, reconstruction or corporate reorganisation, the terms of which have been approved by the Majority Banks).

16.9	Change of business

The Group taken as a whole shall not change to a material extent the nature of the businesses carried on by the Group as at the Signing Date.

16.10	Insurance

The Parent will procure that each member of the Group will effect and maintain such insurance over and in respect of its respective assets and business and in such a manner and to such extent as is reasonable and customary for a business enterprise engaged in the same or a similar business and in the same or similar localities.

16.11	Environmental undertakings

16.11.1

Each Obligor will not, and the Parent will procure that no member of the Group will, other than when duly licensed by the appropriate regulatory authorities, use, generate, store, handle, transport, dump, release, deposit, bury, emit, abandon or place any Dangerous Substance at, on, from or under any property which it owns or occupies if to do so will have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their obligations under the Finance Documents.

16.11.2

Each Obligor will, and the Parent will procure that each member of the Group will, comply in all respects (consistently with the manner in which similar businesses operating in the relevant jurisdiction comply) with:

(A)	all applicable Environmental Laws; and

(B)	the terms of all Environmental Approvals necessary for the ownership and operation of its facilities and businesses as owned and operated from time to time,

if failure to do so will have a material adverse effect on the ability of the Obligors (taken as a whole) to perform their obligations under the Finance Documents.

16.12	Sanctions and Anti-Bribery and Corruption

16.12.1

Each Obligor will ensure that the proceeds of any Advance will not directly or indirectly be lent, contributed or otherwise made available to any person or entity (whether or not related to any Obligor) for (i) the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC or any equivalent sanctions administered by the European Union or HM Treasury; or (ii) for any purpose that would breach the Anti-Bribery and Corruption Laws or Anti-Money Laundering Laws.

16.12.2

Each Obligor will ensure that the proceeds of any Advance will not knowingly, directly or indirectly, be lent, contributed or otherwise made available to any person or entity (whether or not related to any Obligor) for any purpose that would result in a violation of any sanctions administered by OFAC, the European Union or HM Treasury by any person.

16.13	Margin Stock

None of the Advances will be used by any of the Obligors (i) to directly or indirectly purchase or carry any Margin Stock; (ii) to refinance any Borrowings originally incurred for any such purpose; or (iii) for any other purpose or in any other manner that, in each case, would violate (including on the part of any Finance Party) any provision of Regulation U or X of the Board of Governors of the Federal Reserve System of the United States.

17.	DEFAULT

17.1	Events of Default

Each of the events set out in Clauses 17.2 (Non-payment) to Clause 17.13 (Guarantee) is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person).

17.2	Non-payment

An Obligor does not pay, within five Business Days of the due date, any amount payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable.

17.3	Breach of other obligations

An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 17.2 (Non-payment)) and such failure (if capable of remedy before the expiry of such period) continues un-remedied for a period of 30 days from the earlier of the date on which (i) an Obligor becomes aware of the failure to comply or (ii) the Agent gives notice to the Parent requiring the same to be remedied.

17.4	Misrepresentation

A representation, warranty or statement made or deemed to be repeated by any Obligor in any Finance Document or in any document delivered by or on behalf of any Obligor under or in connection with any Finance Document is incorrect in any respect which is material in the context of this Agreement when made or deemed to be made or repeated.

17.5	Cross-default

Any other Borrowed Moneys Indebtedness of an Obligor becomes due and repayable by reason of an event of default (howsoever described) prior to its stated date of payment or any other Borrowed Moneys Indebtedness of an Obligor is not paid within the longer of seven days of its due date or any applicable grace period thereof (and for such purpose there shall be deemed to be a grace period of not less than seven days in respect of any obligation under any guarantee or indemnity or otherwise as surety), provided that no such event shall constitute an Event of Default unless the Borrowed Moneys Indebtedness either:

17.5.1	in any particular case amounts to at least £50,000,000 or the equivalent thereof in any other currency; or

17.5.2	when aggregated with other Borrowed Moneys Indebtedness then so due and repayable or not so paid amounts to at least £200,000,000 or the equivalent thereof in any other currency.

17.6	Insolvency

17.6.1

An Obligor is, or is deemed for the purposes of any law to be unable to pay its debts as they fall due or to be insolvent (except by reason of the failure to pay individual liability not exceeding US$10,000,000 or its equivalent in any other currency), or admits inability to pay its debts as they fall due; or

17.6.2

an Obligor suspends making payments on all or any class of its debt or announces an intention to do so, or a moratorium (such moratorium including a surseance van betaling, in the case of an Obligor incorporated in the Netherlands) (other than a general governmental moratorium affecting foreign currency or exchange controls) is declared in respect of any of its indebtedness; or

17.6.3	an Obligor, by reason of financial difficulties, begins negotiations with its creditors generally or any class of them with a view to the readjustment or rescheduling of any of its indebtedness.

17.7	Insolvency proceedings

17.7.1

Any formal voluntary step commencing legal proceedings (including petition or convening a meeting) is taken by an Obligor (other than a US Debtor) with a view to a composition, assignment or arrangement with any class of creditors of an Obligor (other than a US Debtor); or

17.7.2

a meeting of an Obligor (other than a US Debtor) is convened by its directors or secretary for the purpose of considering any resolution for (or to petition for) its winding-up or for its administration or, in the case of an Obligor incorporated in the Netherlands, its bankruptcy (faillissement), or any such resolution is passed; or

17.7.3

any person presents a petition for the winding-up or for the administration of an Obligor (other than a US Debtor) or, in the case of an Obligor incorporated in the Netherlands, its bankruptcy (faillissement), and the petition is not discharged or stayed within 21 days; or

17.7.4	an order for the winding up or administration of an Obligor (other than a US Debtor) or, in the case of an Obligor incorporated in the Netherlands, its bankruptcy (faillissement), is made.

17.8	Appointment of receivers and managers

17.8.1

Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of an Obligor (other than a US Debtor) or all or substantially all of its assets and, only in the case of the appointment of a judicial custodian, compulsory manager or receiver, is not discharged within 21 days; or

17.8.2

the directors of an Obligor (other than a US Debtor) request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like in respect of itself.

17.9	Creditors’ process

Any attachment, sequestration, distress or execution affects any material asset of an Obligor and is not discharged within 21 days.

17.10	Analogous proceedings

There occurs, in relation to an Obligor any event anywhere which corresponds with any of those mentioned in Clauses 17.6 (Insolvency) to 17.9 (Creditors’ process) (both inclusive).

17.11	US Bankruptcy Law

Any of the following occurs in respect of a US Debtor:

17.11.1	it makes a general assignment for the benefit of creditors;

17.11.2	it commences a voluntary case or proceeding under any US Bankruptcy Law; or

17.11.3	an involuntary case under any US Bankruptcy Law is commenced against it and is not dismissed or stayed within 60 days after commencement of the case.

17.12	Unlawfulness

It is or becomes unlawful for any Obligor to perform any of its payment or other material obligations under the Finance Documents.

17.13	Guarantee

The guarantee of the Guarantor under Clause 14 (Guarantee) is not effective or is alleged by an Obligor to be ineffective for any reason (other than by reason of written release or waiver by the Finance Parties).

17.14	Employee Plans

Any ERISA Event shall have occurred that, when aggregated with all other ERISA Events, would have or would be reasonably expected to result in a material adverse effect on the ability of the Obligors (taken as a whole) to perform their obligations under the Finance Documents.

17.15	Exceptions

Nothing in Clauses 17.7 (Insolvency proceedings), 17.8 (Appointment of receivers and managers) or 17.10 (Analogous proceedings) applies to any reconstruction, amalgamation or other transfer of any part of any Obligor’s business and/or assets to or with another Obligor.

17.16	Acceleration

17.16.1

If an Event of Default described in Clause 17.11 (US Bankruptcy Law) occurs, the Total Commitments will, if not already cancelled under this Agreement, be immediately and automatically cancelled and all amounts outstanding under the Finance Documents will be immediately and automatically due and payable, without the requirement of notice or any other formality.

17.16.2

On and at any time after the occurrence of an Event of Default and while such event is continuing the Agent may, and shall if so directed by the Majority Banks, by notice to the Parent, declare that an Event of Default has occurred and:

(A)	to the extent not already cancelled under Clause 17.16.1 above, cancel the Total Commitments; and/or

(B)

to the extent not already due and payable pursuant to Clause 17.16.1 above, demand that all the Advances, together with accrued interest, and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(C)	demand that all the Advances be payable on demand, whereupon they shall immediately become payable on demand.

18.	THE ADMINISTRATIVE PARTIES

18.1	Appointment and duties of the Administrative Parties

Each Finance Party (other than the Agent) irrevocably:

18.1.1	appoints the Agent to act as its agent under and in connection with the Finance Documents, and

18.1.2	appoints the US Agent to act as its agent under and in connection with the Finance Documents,

and each US$ Swingline Bank appoints the US$ Swingline Agent to act as its agent in relation to Swingline Facility A, each Euro Swingline Bank appoints the Euro Swingline Agent to act as its agent in relation to Swingline Facility B, and each Finance Party irrevocably authorises the Agent or, as the case may be, the US Agent or, as the case may be, the relevant Swingline Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions. The Administrative Parties shall have only those duties which are expressly specified in this Agreement (and no duties, responsibilities or obligations shall be implied). Those duties are solely of a mechanical and administrative nature.

18.2	Relationship

The relationship between each Administrative Party and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes any of the Administrative

Parties as trustee or fiduciary for any other Party or any other person and the Administrative Parties need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

18.3	Majority Banks’ directions

Each Administrative Party will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions, an Administrative Party may act or refuse to act as it considers to be in the best interests of all the Banks. No Administrative Party shall be liable to any Bank for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Banks. An Administrative Party may refrain from acting in accordance with any instructions of any Bank or group of Banks until it has received any indemnification and/or security from such Bank or group of Banks that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

18.4	Delegation

Each Administrative Party may act under the Finance Documents through its personnel and agents.

18.5	Responsibility for documentation

No Administrative Party is responsible to any other Party for:

18.5.1	the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

18.5.2	the collectability of amounts payable under any Finance Document; or

18.5.3	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

18.6	Default

18.6.1

No Administrative Party is obliged to monitor or enquire as to whether or not a Default has occurred. No Administrative Party will be deemed to have knowledge of the occurrence of a Default. However, if an Administrative Party receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Banks.

18.6.2

Any Administrative Party may require the receipt of security satisfactory to it from the Banks whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences these proceedings or takes that action.

18.7	Exoneration

18.7.1

Without limiting Clause 18.7.2 below, no Administrative Party will be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its negligence or wilful misconduct.

18.7.2

No Party may take any proceedings against any officer, employee or agent of any Administrative Party in respect of any claim it might have against that Administrative Party in respect of any act or omission of any kind (including negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

18.7.3	No Administrative Party will be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

18.7.4

Without prejudice to any provision of any Finance Document excluding or limiting any Administrative Party’s liability, any liability of an Administrative Party arising under or in connection with any Finance Document shall be limited to the amount of actual loss suffered (as determined by reference to the date of default of that Administrative Party or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to that Administrative Party at any time which increase the amount of that loss. In no event shall any Administrative Party be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not that Administrative Party has been advised of the possibility of such loss or damages.

18.8	Reliance

Each Administrative Party may:

18.8.1	rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

18.8.2	rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

18.8.3

engage, pay for and rely on legal or other professional advisers selected by it (including those in that Administrative Party’s employment and those representing a Party other than that Administrative Party).

18.9	Credit approval and appraisal

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:

18.9.1

has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document; and

18.9.2

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

18.10	Information

18.10.1	Each Administrative Party shall promptly forward to the person concerned the original or a copy of any document which is delivered to that Administrative Party by a Party for that person.

18.10.2

The Agent shall promptly supply a Bank with a copy of each document received by the Agent under Clauses 4 (Conditions Precedent) or 25.6 (Additional Borrowers) upon the request and at the expense of that Bank.

18.10.3	Except where this Agreement specifically provides otherwise, no Administrative Party is obliged to review or check the accuracy or completeness of any document it forwards to another Party.

18.10.4	Except as provided above, no Administrative Party has any duty:

(A)

either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of any Obligor or any related entity of any Obligor whether coming into its possession or that of any of its related entities before, on or after the Signing Date; or

(B)	unless specifically requested to do so by a Bank in accordance with this Agreement, to request any certificates or other documents from any Obligor.

18.10.5

An Administrative Party may disclose the identity of a Defaulting Bank to the other Finance Parties and the Parent and shall disclose the same upon the written request of the Parent, a Borrower or the Majority Banks.

18.11	The Administrative Parties individually

18.11.1

If it is also a Bank, each Administrative Party has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not an Administrative Party.

18.11.2	Each Administrative Party may:

(A)	carry on any business with an Obligor or its related entities;

(B)	act as agent or trustee for, or in relation to any financing involving, an Obligor or its related entities; and

(C)	retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

18.12	Indemnities

18.12.1

Without limiting the liability of any Obligor under the Finance Documents, each Bank shall forthwith on demand indemnify each Administrative Party for its proportion of any cost, liability or loss incurred by that Administrative Party in any way relating to or arising out of its acting as an Administrative Party, except to the extent that the liability or loss arises directly from that Administrative Party’s negligence or wilful misconduct.

18.12.2

A Bank’s proportion of the liability or loss set out in Clause 18.12.1 above is the proportion which the Original Sterling Amount of its Advance(s) bears to the Original Sterling Amount of all Advances outstanding on the date of the demand. If, however, no Advances are outstanding on the date of demand, then the proportion will be the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have been cancelled, bore to the Total Commitments immediately before being cancelled.

18.12.3	The Parent shall forthwith on demand reimburse each Bank for any payment made by it under Clause 18.12.1 above except to the extent it arises out of the Bank’s negligence or default.

18.13	Compliance

18.13.1

An Administrative Party may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

18.13.2	Without limiting Clause 18.13.1 above, an Administrative Party need not disclose any information relating to any Obligor or any of its related entities if the disclosure might, in the opinion of that Administrative Party constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

18.14	Deduction from amounts payable by the Agent or the US Agent

If any Party owes an amount to the Agent or, as the case may be, the US Agent under the Finance Documents the Agent or, as the case may be, the US Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent or, as the case may be, the US Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

18.15	Money held as banker

Each of the Agent and the US Agent shall be entitled to deal with money paid to it by any person for the purposes of this Agreement in the same manner as other money paid to a banker by its customers except that it shall not be liable to account to any person for any interest or other amounts in respect of the money.

18.16	Resignation of an Administrative Party

18.16.1

Notwithstanding its irrevocable appointment an Administrative Party may resign by giving notice to the Banks and the Parent, in which case the Parent may (following consultation with the Banks, or the relevant Swingline Banks, as the case may be) forthwith appoint a successor Administrative Party (which shall be a Bank or an Affiliate of a Bank) or, failing that, the retiring Administrative Party shall forthwith appoint its successor or, failing that, the Majority Banks shall appoint the successor Administrative Party.

18.16.2

The resignation of the retiring Administrative Party and the appointment of any successor Administrative Party will both become effective only upon the successor Administrative Party notifying all the Parties that it accepts the appointment. On giving the notification and receiving such approval, the successor Administrative Party will succeed to the position of the retiring Administrative Party and the term “Agent”, “US Agent”, “US$ Swingline Agent” or “Euro Swingline Agent” will mean the successor Agent, successor US Agent, successor US$ Swingline Agent or successor Euro Swingline Agent.

18.16.3

The retiring Administrative Party shall, at its own cost, make available to its successor such documents and records and provide such assistance as the relevant successor Administrative Party may reasonably request for the purposes of performing its functions as the relevant Administrative Party under this Agreement.

18.16.4

Upon its resignation becoming effective, this Clause 18 shall continue to benefit the relevant retiring Administrative Party in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the relevant Administrative Party and, subject to Clause 18.16.3 above, it shall have no further obligation under any Finance Document.

18.16.5

Notwithstanding the irrevocable appointment of an Administrative Party, after consultation with the Parent, the Majority Banks may, by notice to that Administrative Party, require it to resign in accordance with Clause 18.16.1 above. In this event, such Administrative Party shall resign in accordance with Clause 18.16.1 above.

18.16.6

An Administrative Party shall resign in accordance with Clause 18.16.1 above if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to that Administrative Party under the Finance Documents:

(A)

that Administrative Party fails to respond to a request under Clause 10.6 (FATCA) and an Obligor or a Bank reasonably believes that that Administrative Party will not be (or will have ceased to be) FATCA Exempt (as defined in Clause 10.6 (FATCA)) on or after that FATCA Application Date;

(B)

the information supplied by that Administrative Party pursuant to Clause 10.6 (FATCA) indicates that that Administrative Party will not be (or will have ceased to be) FATCA Exempt on or after that FATCA Application Date; or

(C)	that Administrative Party notifies an Obligor and the Bank that that Administrative Party will not be (or will have ceased to be) FATCA Exempt on or after that FATCA Application Date,

and (in each case) an Obligor or a Bank reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if that Administrative Party were FATCA Exempt, and the Obligor or a Bank, by notice to that Administrative Party, requires it to resign.

18.16.7	If an Administrative Party resigns pursuant to Clause 18.16.6 above:

(A)	its successor shall be appointed in accordance with Clause 18.16.1 above; and

(B)	such resignation shall only become effective when the successor Administrative Party notifies all the Parties that it accepts such appointment.

18.17	Replacement of an Administrative Party

18.17.1

After consultation with the Parent, the Majority Banks may, by giving 30 days’ written notice to the relevant Administrative Party (or, at any time the relevant Administrative Party is an Impaired Agent, by giving any shorter notice determined by the Majority Banks) replace that Administrative Party by appointing a successor Administrative Party.

18.17.2

The retiring Administrative Party shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Banks) make available to the successor Administrative Party such documents and records and provide such assistance as the successor Administrative Party may reasonably request for the purposes of performing its functions as agent under the Finance Documents.

18.17.3

The appointment of the successor Administrative Party shall take effect on the date specified in the notice from the Majority Banks to the retiring Administrative Party. As from this date, the retiring Administrative Party shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 18 (and any agency fees for the account of the retiring Administrative Party shall cease to accrue from (and shall be payable on) that date).

18.17.4	Any successor Administrative Party and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

18.18	Banks

Each Administrative Party may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received notice from the Bank to the contrary by not less than five Business Days prior to the relevant payment.

18.19	Regulatory Position

The Agent is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Nothing in this

Agreement shall require the Agent to carry on an activity of the kind specified by any provision of Part II (other than article 5 (accepting deposits)) of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001 or to lend money to any Borrower in its capacity as Agent.

18.20	Information Barriers

In acting as an Administrative Party, the agency and syndications division of each Administrative Party shall be treated as a separate entity from its other divisions and departments. Any information acquired at any time by an Administrative Party otherwise than in the capacity of an Administrative Party through its agency and syndications division (whether as financial advisor to any member of the Group or otherwise) may be treated as confidential by that Administrative Party and shall not be deemed to be information possessed by that Administrative Party in their capacity as such. Each Finance Party acknowledges that each Administrative Party may, now or in the future, be in possession of, or provided with, information relating to the Obligors which has not or will not be provided to the other Finance Parties. Each Finance Party agrees that, except as expressly provided in this Agreement no Administrative Party will be under any obligation to provide, or under any liability for failure to provide, any such information.

19.	FEES

19.1	Commitment fee

19.1.1	The Parent shall, on behalf of the Borrowers, pay to the US Agent:

(A)

a commitment fee at the rate of 25 per cent. of the applicable Margin calculated in accordance with Clause 8.3 (Calculation of the Margin) on the undrawn, uncancelled amount of the Total Revolving Facility A Commitments on each day, for distribution to each Bank pro rata to the proportion its Revolving Facility A Commitment bears to the Total Revolving Facility A Commitments from time to time; and

(B)

a commitment fee at the rate of 35 per cent. of the applicable Margin calculated in accordance with Clause 8.3 (Calculation of the Margin) on the undrawn, uncancelled amount of the Total Revolving Facility B Commitments on each day, for distribution to each Bank pro rata to the proportion its Revolving Facility B Commitment bears to the Total Revolving Facility B Commitments from time to time.

19.1.2

Each commitment fee is calculated and accrues from the Signing Date on a daily basis and is payable quarterly in arrear with the first payment due three months after the Signing Date for the period from the Signing Date. Accrued commitment fee is also payable to the US Agent for the relevant Bank(s) on the cancelled amount of its Commitment at the time the cancellation takes effect.

19.1.3	No commitment fee is payable to the US Agent (for the account of a Bank) on any Available Commitment of a Bank on any day on which such Bank is a Bank in relation to which:

(A)	any of the events or circumstances referred to in paragraph (a), (b) or (c) of the definition of “Defaulting Bank” has occurred and

(B)

in so far as such event or circumstance relates to paragraph (c) of the definition of “Defaulting Bank”, a notice of cancellation has been despatched by the Parent to the Agent under Clause 7.6 (Right of cancellation in relation to a Defaulting Bank) (such Bank being a “Disenfranchised Bank”).

19.2	Utilisation Fee

19.2.1

On any day on which the aggregate Original Sterling Amount of all outstanding Advances is less than or equal to one third of the Total Commitments on that day, the Parent shall, on behalf of the Borrowers, pay to the US Agent for distribution to each Bank a utilisation fee at the rate of 0.075 per cent. per annum on the Original Sterling Amount of each Bank’s share of the Advances outstanding on that day.

19.2.2

On any day on which the aggregate Original Sterling Amount of all outstanding Advances exceeds one third but is less than or equal to two thirds of the Total Commitments on that day, the Parent shall, on behalf of the Borrowers, pay to the US Agent for distribution to each Bank a utilisation fee at the rate of 0.15 per cent. per annum on the Original Sterling Amount of each Bank’s share of the Advances outstanding on that day.

19.2.3

On any day on which the aggregate Original Sterling Amount of all outstanding Advances exceeds two thirds of the Total Commitments on that day, the Parent shall, on behalf of the Borrowers, pay to the US Agent for distribution to each Bank a utilisation fee at the rate of 0.30 per cent. per annum on the Original Sterling Amount of each Bank’s share of the Advances outstanding on that day.

19.2.4

Utilisation fees (if any) are calculated on a daily basis and are payable quarterly in arrears, with the first payment (if any) due three months after the Signing Date for the period from the Signing Date. Any accrued utilisation fee unpaid at the time the Commitments are repaid and cancelled in full will be paid on the date of such repayment and cancellation.

19.3	Administrative Parties fees

19.3.1	The Parent shall, on behalf of the Borrowers, pay to the Administrative Parties for their own account agency fees in the amounts and on the dates agreed in the relevant Fee Letter.

19.3.2

The fees, commissions and expenses payable to an Administrative Party for services rendered and the performance of its obligations under this Agreement shall not be abated by any remuneration or other amounts or profits receivable by that Administrative Party (or by any of its associates) in connection with any transaction effected by that Administrative Party with or for the Banks or the Parent.

19.4	Up-front fee

The Parent shall, on behalf of the Borrowers, pay to the US Agent for distribution to each Bank an up-front fee in the amounts and on the date agreed in the relevant Fee Letter.

19.5	Extension fee

If all or part of Revolving Facility A is extended in accordance with Clause 2.4.4 or 2.4.6 (Extension Option – Revolving Facility A and Swingline Facility A), the Parent shall, if applicable, pay to the US Agent for distribution to each Revolving Facility A First Extension Bank and Revolving Facility A Second Extension Bank, an extension fee in the amounts and on the date agreed in the relevant Fee Letter.

19.6	Term Out fee

If the Term Out Option is exercised in accordance with Clause 2.5 (Term Out Option – Revolving Facility A), the Parent shall pay to the US Agent for distribution to each relevant Bank a term out fee in the amounts and on the date agreed in the relevant Fee Letter.

19.7	VAT

Any fee referred to in this Clause 19 is exclusive of any United Kingdom value added tax. If any value added tax is so chargeable, it shall be paid by the Parent at the same time as it pays the relevant fee.

20.	EXPENSES

20.1	Initial and special costs

The Parent shall forthwith on demand pay the Administrative Parties the amount of all out- of-pocket costs and expenses (including but not limited to legal fees) reasonably incurred by any of them in connection with:

20.1.1	the negotiation, preparation, printing and execution of:

(A)	this Agreement and any other documents referred to in this Agreement, and

(B)	any other Finance Document (other than a Novation Certificate) executed after the Signing Date;

20.1.2

any amendment waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor and relating to a Finance Document or a document referred to in any Finance Document; and

20.1.3	any other matter, not of an ordinary administrative nature, arising out of or in connection with a Finance Document.

20.2	Enforcement costs

The Parent shall forthwith on demand pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it:

20.2.1	in connection with the enforcement of, or the preservation of any rights under, any Finance Document; or

20.2.2	in investigating any possible Default of which an Obligor or the Majority Banks have given notice.

21.	STAMP DUTIES

The Parent shall pay and forthwith on demand indemnify each Finance Party against any liability it incurs in respect of any stamp, registration or similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document other than a Novation Certificate or any document signed or otherwise entered into pursuant to Clauses 25.2 (Transfers by Banks), 25.3 (Procedure for novations) and Clause 25.9 (Affiliates of Banks).

22.	INDEMNITIES

22.1	Currency indemnity

22.1.1

If a Finance Party receives an amount in respect of an Obligor’s liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the “contractual currency”) in which the amount is expressed to be payable under the relevant Finance Document:

(A)	that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

(B)

if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business, is less than the amount owed in the contractual currency, the Obligor concerned shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

(C)	the Obligor shall pay to the Finance Party concerned on demand any exchange costs and taxes payable in connection with any such conversion.

22.1.2	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

22.2	Other indemnities

The Parent shall forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

22.2.1	the occurrence of any Event of Default;

22.2.2	the operation of Clause 17.16 (Acceleration) or Clause 28 (Pro Rata Sharing);

22.2.3

prior to the Benchmark Replacement Date, any payment of principal or an overdue amount being received from any source otherwise than on its Term End Date (and, for the purposes of this Clause 22.2.3, the Term End Date of an overdue amount is the last day of each Designated Term (as defined in Clause 8.7 (Default interest)));

22.2.4	the occurrence of a change described in, and the operation of Clause 11.4 (Change in circumstances) in relation to, an Optional Currency; or

22.2.5	(other than by reason of negligence or default by a Finance Party) an Advance not being disbursed after a Borrower has delivered a Request for that Advance.

The Parent’s liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Advance.

22.3	Indemnity

The Parent shall forthwith on demand by the Agent or, as the case may be, the US Agent indemnify the Agent or, as the case may be, US Agent, against any actual costs, loss or liability incurred by the Agent or, as the case may be, US Agent (acting reasonably) as a direct result of the Agent or, as the case may be, US Agent acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

23.	EVIDENCE AND CALCULATIONS

23.1	Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

23.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under this Agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

23.3	Calculations

Interest and the fee payable under Clause 19.1 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 365 days or, in the case of interest at the US$ Swingline Rate or Euro Swingline Rate or any interest payable on an amount denominated in a currency other than Sterling, 360 days (or such other day count convention as shall be consistent with the then generally accepted practice in:

(A)	before the Benchmark Replacement Date, the wholesale market in the relevant currency; and

(B)	on and from the Benchmark Replacement Date:

(1)	in relation to sterling, the Sterling Relevant Market;

(2)	in relation to US Dollars, the US$ Relevant Market; and

(3)	in relation to euro, the European interbank market.

24.	AMENDMENTS AND WAIVERS

24.1	Procedure

24.1.1

Subject to Clause 24.2 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of the Parent and the Agent (acting on the instructions of the Majority Banks). The Agent may effect, on behalf of the Banks, any amendment or waiver permitted by this Clause 24.1.1.

24.1.2	The Agent shall promptly notify the other Parties of any amendment or waiver effected under Clause 24.1.1 above, and any such amendment or waiver shall be binding on all the Parties.

24.2	Exceptions

24.2.1	Subject to Clause 24.3 (Replacement of Relevant Reference Rate), an amendment or waiver which relates to:

(A)	the definition of “Majority Banks” in Clause 1.1 (Definitions);

(B)	an extension of the date for, or a decrease in an amount or a change in the currency of, any payment under the Finance Documents;

(C)	an increase in a Bank’s Commitment;

(D)	a change in the guarantee under Clause 14 (Guarantee);

(E)	any change to the Borrowers other than in accordance with Clause 7.5 (Change to Borrowers) or 25.6 (Additional Borrowers);

(F)	a term of a Finance Document which expressly requires the consent of each Bank; or

(G)	Clause 28 (Pro Rata Sharing) or this Clause 24 (Amendments and Waivers),

may not be effected without the consent of each Bank.

24.2.2	An amendment or waiver which relates to the rights or obligations of an Administrative Party (in its capacity as such) may not be effected without the consent of that Administrative Party.

24.3	Replacement of Relevant Reference Rate

24.3.1	Subject to Clause 24.2.2, if a Replacement Event has occurred in relation to a Relevant Reference Rate, any amendment or waiver which relates to:

(A)	providing for the use of a Replacement Reference Rate in place of that Relevant Reference Rate; and

(B)

(1)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(2)

enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(3)	implementing market conventions applicable to that Replacement Reference Rate;

(4)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(5)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Banks) and the Parent.

24.3.2	In this Clause 24.3:

(A)

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

(B)	“Replacement Reference Rate” means a reference rate which is:

(1)	formally designated, nominated or recommended as the replacement for a Relevant Reference Rate by:

(a)

in respect of a Relevant Screen Rate or Relevant Index only, the administrator of that Relevant Screen Rate or Relevant Index (provided that the market or economic reality that such reference rate measures is the same as that measured by that Relevant Screen Rate or Relevant Index); or

(b)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the relevant “Replacement Reference Rate” will be the replacement under paragraph (b) above;

(2)

in the opinion of the Majority Banks and the Parent, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Relevant Reference Rate; or

(3)	in the opinion of the Majority Banks and the Parent, an appropriate successor to a Relevant Reference Rate.

(C)	“Relevant Fallback Compounded Rate” means the Sterling Fallback Compounded Rate or the US$ Fallback Compounded Rate.

(D)	“Relevant Index” means the SONIA Index or the SOFR Index.

(E)	“Relevant Screen Rate” means:

(1)	before the Benchmark Replacement Date, a Screen Rate (as defined in paragraphs (b) and (c) of that term); and

(2)	on and from the Benchmark Replacement Date, a Screen Rate, a Primary Screen Rate or a Fallback Screen Rate.

(F)	“Relevant Reference Rate” means:

(1)	a Relevant Screen Rate;

(2)	a Relevant Index; or

(3)	a Relevant Fallback Compounded Rate.

(G)	“Replacement Event” means, in relation to a Relevant Reference Rate:

(1)	the methodology, formula or other means of determining:

(a)	that Relevant Reference Rate; or

(b)

in respect of (i) a Relevant Screen Rate referred to in paragraph (2) of that definition; (ii) a Relevant Fallback Compounded Rate; or (iii) a Relevant Index, any interest rate which is a constituent element of that Relevant Screen Rate, Relevant Fallback Compounded Rate or Relevant Index,

has, in the opinion of the Majority Banks and the Parent, materially changed;

(2)

(a)

(i)	the administrator of that Relevant Screen Rate or Relevant Index or its supervisor publicly announces that such administrator is insolvent; or

(ii)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Relevant Screen Rate or Relevant Index is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Relevant Screen Rate or Relevant Index;

(b)

the administrator of that Relevant Screen Rate or Relevant Index publicly announces that it has ceased or will cease, to provide that Relevant Screen Rate or Relevant Index permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Relevant Screen Rate or Relevant Index;

(c)

the supervisor of the administrator of that Relevant Screen Rate or Relevant Index publicly announces that such Relevant Screen Rate or Relevant Index has been or will be permanently or indefinitely discontinued; or

(d)	the administrator of that Relevant Screen Rate or Relevant Index or its supervisor announces that that Relevant Screen Rate or Relevant Index may no longer be used; or

(3)

the administrator of that Relevant Screen Rate or Relevant Index determines that that Relevant Screen Rate or Relevant Index should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(a)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Banks and the Parent) temporary; or

(b)

in respect of a Relevant Screen Rate referred to in paragraph (1) of that definition, the Relevant Screen Rate is calculated in accordance with any such policy or arrangement for a period of no less than one week; or

(4)	in the opinion of the Majority Banks and the Parent, that Relevant Reference Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

24.4	Waivers and remedies cumulative

The rights of each Party under the Finance Documents:

24.4.1	may be exercised as often as necessary;

24.4.2	are cumulative and not exclusive of its rights under the general law; and

24.4.3	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right is not a waiver of that right.

25.	CHANGES TO THE PARTIES

25.1	Transfers by Obligors

No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement, except in the manner contemplated in Clause 7.5 (Changes to Borrowers).

25.2	Transfers by Banks

25.2.1	A Bank (the “Existing Bank”) may at any time assign, transfer, novate or sub-participate any of its rights and/or obligations under this Agreement to another person (the “New Bank”) provided that:

(A)

the Parent shall have given its prior written consent to such assignment, transfer, novation or sub-participation (such consent not to be unreasonably withheld or delayed, having regard (without limitation) to the relative credit rating of the New Bank and the other Banks), except that such consent shall not be required if an Event of Default is outstanding or where the New Bank is an Existing Bank or is an Affiliate of the Existing Bank or any other Bank;

(B)

in the case of a partial assignment, transfer or novation of rights and/or obligations, a minimum amount of £5,000,000 (unless to an Affiliate of the Existing Bank or the Agent agrees otherwise) must be assigned, transferred or novated; and

(C)

in the case of an assignment, transfer or novation by a Swingline Bank, a portion of that Swingline Bank’s Swingline Commitment must also be assigned, transferred or novated to the extent necessary (if at all) to ensure that the Swingline Bank’s Swingline Commitments under a Revolving Facility do not exceed its Revolving Facility Commitment under that Revolving Facility after the assignment, transfer or novation. A Bank may not acquire a Swingline Commitment under a Revolving Facility if that Swingline Commitment would exceed its Revolving Facility Commitment under that Revolving Facility.

25.2.2	A transfer of obligations will be effective only if either:

(A)	the obligations are novated in accordance with Clause 25.3 (Procedure for novations); or

(B)

the New Bank confirms to the Agent and the Parent that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent and the Parent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

25.2.3

On each occasion an Existing Bank assigns, transfers or novates any of its rights and/or obligations under this Agreement (other than to an Affiliate), the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of £2,500.

25.2.4	An Existing Bank is not responsible to a New Bank for:

(A)	the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

(B)	the collectability of amounts payable under any Finance Document; or

(C)	the accuracy of any statements (whether written or oral) made in connection with any Finance Document.

25.2.5	Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

(A)

has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

(B)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

25.2.6	Nothing in any Finance Document obliges an Existing Bank to:

(A)	accept a re-transfer from a New Bank of any of the rights and/or obligations assigned, transferred or novated under this Clause 25.2; or

(B)	support any losses incurred by the New Bank by reason of the non-performance by any Obligor of its obligations under this Agreement or otherwise.

25.2.7

Any reference in this Agreement to a Bank includes a New Bank but excludes a Bank if no amount is or may be owed to or by it under this Agreement and its Commitment has been cancelled or reduced to nil.

25.3	Procedure for novations

25.3.1	A novation is effected if:

(A)

the Existing Bank and the New Bank deliver to the Agent a duly completed certificate (a “Novation Certificate”), substantially in the form of Part A of Schedule 4 (Forms of Accession Documents), with such amendments as the Agent approves to achieve a substantially similar effect (which may be delivered by fax and confirmed by delivery of a hard copy original but the fax will be effective irrespective of whether confirmation is received); and

(B)

the Agent (except if the novation is to an Existing Bank or an Affiliate of the Existing Bank or any other Bank) executes it. The Agent shall only be obliged to execute a Novation Certificate delivered to it by the Existing Bank and the New Bank once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Bank.

25.3.2	Each Party (other than the Existing Bank, the New Bank and the Parent) irrevocably authorises the Agent to execute any duly completed Novation Certificate on its behalf.

25.3.3	To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

(A)	the Existing Bank and the other Parties (the “Existing Parties”) will be released from their obligations to each other (the “discharged obligations”);

(B)

the New Bank and the Existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

(C)	the rights of the Existing Bank against the Existing Parties and vice versa (the “discharged rights”) will be cancelled; and

(D)

the New Bank and the Existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Agent, the Existing Party, the New Party and the Parent or, if later, the date specified in the Novation Certificate.

25.3.4

If the effective date of a novation (other than a novation by an Existing Bank to an Affiliate) is after the date a Request is received by the Agent but before the date the requested Advance is disbursed to the relevant Borrower, the Existing Bank shall be obliged to participate in that Advance in respect of its discharged obligations notwithstanding that novation, and the New Bank shall reimburse the Existing Bank for its participation in that Advance and all interest and fees thereon up to the date of reimbursement (in each case to the extent attributable to the discharged obligations) within three Business Days of the Utilisation Date of that Advance.

25.4	Security over Bank’s Rights

A Bank may, without consulting with or obtaining consent from any Obligor, at any time charge to, assign to, or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Bank to a federal reserve, central bank or any authorised government body, except that no such charge, assignment or Security Interest shall:

25.4.1

release a Bank from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Bank as party to any of the Finance Documents; or

25.4.2

affect the obligations of the Obligors under the Finance Documents or require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Bank under the Finance Documents.

25.5	Pro rata interest settlement

25.5.1

If the Agent has notified the Banks that it is able to distribute interest payments on a “pro rata basis” to Existing Banks and New Banks then (in respect of any transfer pursuant to Clause 25.2 (Transfers by Banks) or a novation pursuant to Clause 25.3 (Procedure for novations) the date on which the transfer or novation effective (the “Transfer Date”) of which, in each case, is after the date of such notification and is not on a Term End Date):

(A)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Bank up to but excluding the Transfer Date (the “Accrued Amounts”) and shall become due and payable to the Existing Bank (without further interest accruing on them) on the Term End Date of the current Term (or, if the Term is longer than six months, on the next of the dates which falls at six monthly intervals after the first day of that Term); and

(B)	the rights assigned or transferred by the Existing Bank will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(1)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Bank; and

(2)

the amount payable to the New Bank on that date will be the amount which would, but for the application of this Clause 25.5, have been payable to it on that date, but after deduction of the Accrued Amounts.

25.5.2	In this Clause 25.5, references to “Term” shall be construed to include a reference to any other period for accrual of fees.

25.6	Additional Borrowers

25.6.1

If the Parent wishes one of its wholly-owned Subsidiaries incorporated in the jurisdiction of incorporation of any Original Borrower to become an Additional Borrower, then it may (if the Majority Banks and the Agent have approved the identity of the Additional Borrower in writing) deliver to the Agent the documents listed in Part B of Schedule 2 (Conditions Precedent Documents).

25.6.2

On delivery of a Borrower Accession Agreement, executed by the relevant Subsidiary and the Parent, the Subsidiary concerned will become an Additional Borrower. However, it may not submit a Request until the Agent confirms to the other Finance Parties and the Parent that it has received all the documents referred to in Clause 25.6.1 above in form and substance satisfactory to it.

25.6.3

Delivery of a Borrower Accession Agreement, executed by the relevant Subsidiary and the Parent, constitutes confirmation by that Subsidiary that the representations and warranties set out in Clause 15 (Representations and Warranties), except for Clause 15.8 (Litigation), Clause 15.9 (Material adverse change), Clause 15.10 (Accounts) and Clause 15.11 (Sanctions and Anti-Bribery and Corruption)), deemed to be made by it on the date of the Borrower Accession Agreement are correct, as if made with reference to the facts and circumstances then existing.

25.7	Bank Retirement

25.7.1

Without prejudice to Clause 25.12 (Replacement of a Defaulting Bank), the Parent may, at any time whilst an Event of Default is not continuing, require a Bank to retire from the Facilities by giving at least ten Business Days’ notice to the Administrative Parties and the relevant Bank.

25.7.2

If the Parent has given its prior written consent to such retirement (which consent may be withheld in the Parent’s absolute discretion), a Bank may retire from the Facilities by giving at least ten Business Days’ notice to each of the Administrative Parties and the Parent.

25.7.3	On expiry of a notice (a “Retirement Notice”) given pursuant to Clause 25.7.1 or 25.7.2 above then, at the Parent’s option:

(A)

(1)	the Commitment of the relevant Bank shall be automatically cancelled;

(2)

each Borrower shall repay any Advances made to it by the relevant Bank together with all accrued interest on the amount repaid, all accrued commitment fees on the cancelled Commitment, and any other amounts payable by it to that Bank under this Agreement (including, prior to the Benchmark Replacement Date, under Clause 22.2.3 (Other indemnities)); and

(3)

(upon payment of the amounts referred to in paragraph (2) above) the relevant Bank shall cease to be a Party to this Agreement and shall cease to have any rights or obligations hereunder (other than in respect of any amounts referred to in paragraph (2) above subsequently required by a court of competent jurisdiction to be repaid by the relevant Bank to any person); or

(B)	the relevant Bank shall novate to another bank or financial institution selected by the Parent its Commitment and the Advances made by it in accordance with Clause 25.3 (Procedure for novations).

25.7.4	Any Retirement Notice is irrevocable once given.

25.8	Register

The Agent, acting for this purpose as an agent of each Borrower, shall maintain at one of its offices a copy of each transfer effected pursuant to Clause 25.2 and a register for the recordation of the names and Facility Offices of the Banks, and the Commitment of, and principal amount (and stated interest) of the Advances owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Agent, the US Agent and the Banks shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

25.9	Affiliates of Banks

25.9.1	Each Bank may fulfil its obligations in respect of any Advance through an Affiliate (a “Designated Entity”) if:

(A)

the relevant Affiliate is specified in this Agreement as a Bank and is further specified in Column 5 of Part B of Schedule 1 (Banks and Commitments) as a Designated Entity or becomes a Bank by means of a Novation Certificate in accordance with this Agreement; and

(B)	the Advances in which that Affiliate will participate are specified in Column 6 of Part B of Schedule 1 (Banks and Commitments) or in a notice given by that Bank to the Agent and the Borrowers.

In this event, the Bank and the Affiliate will participate in Advances in the manner provided for in paragraph (B) above.

25.9.2	If Clause 25.9.1 above applies, the Bank and its Affiliate will be treated as having a single Commitment and a single vote, but, for all other purposes, will be treated as separate Banks.

25.10	Increase

25.10.1	The Parent may by giving prior written notice to the Agent after the effective date of a cancellation of:

(A)	the Available Commitments of a Defaulting Bank in accordance with Clause 7.6 (Right of cancellation in relation to a Defaulting Bank); or

(B)	the Commitments of a Bank in accordance with Clause 13.1 (Illegality),

request that the Total Revolving Facility A Commitments and/or Total Revolving Facility B Commitments (as applicable) be increased (and the Total Commitments shall be so increased) in an aggregate amount under each relevant Revolving Facility in sterling of up to the amount of the Available Commitments or Commitments so cancelled under that Revolving Facility as follows:

(1)

the increased Total Commitments will be assumed by one or more Banks or other banks or financial institutions (each an “Increase Bank”) selected by the Parent (each of which shall not be a member of the Group and which is acceptable to the Agent (acting reasonably)), and each of which confirms its willingness to assume and does assume all the obligations of a Bank corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Bank;

(2)

each Obligor and any Increase Bank shall assume obligations towards one another and/or acquire rights against one another as that Obligor and the Increase Bank would have assumed and/or acquired had the Increase Bank been an Original Bank;

(3)

each Increase Bank shall become a Party as a “Bank” and any Increase Bank and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Bank and those Finance Parties would have assumed and/or acquired had the Increase Bank been an Original Bank; and

(4)	the Commitments of the other Banks shall continue in full force and effect.

25.10.2	An increase in the Total Commitments will only be effective on:

(A)	the execution by the Agent of an Increase Confirmation from the relevant Increase Bank;

(B)

in relation to an Increase Bank which is not a Bank immediately prior to the relevant increase, the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Bank, the completion of which the Agent shall promptly notify to the Parent and the Increase Bank; and

(C)

any increase in the Total Commitments shall take effect on the date specified by the Parent in the notice referred to in Clause 25.10.1 above or any later date on which the conditions set out in this Clause 25.10.2 are satisfied.

25.10.3

Each Increase Bank, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the relevant Bank or Banks in accordance with this Agreement on or prior to the date on which the increase becomes effective.

25.10.4

Unless the Agent otherwise agrees or the increased Commitment is assumed by an Existing Bank, the Obligors shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee of £2,000 and the Obligors shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 25.10.

25.10.5	Clauses 25.2.4 to 25.2.6 (both inclusive), shall apply mutatis mutandis in this Clause 25.10 in relation to an Increase Bank as if references in that Clause to:

(A)	an “Existing Bank” were references to all the Banks immediately prior to the relevant increase;

(B)	the “New Bank” were references to that “Increase Bank”; and

(C)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

25.11	Disenfranchisement of a Bank

25.11.1

For so long as a Disenfranchised Bank (as such term is defined in Clause 19.1.3 (Commitment fee)) has any Available Commitment, in ascertaining the Majority Banks or whether any given percentage has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Disenfranchised Bank’s Commitments will be reduced by the amount of its Available Commitments.

25.11.2	For the purposes of this Clause 25.11, the Agent may assume that the following Banks are Disenfranchised Banks:

(A)	any Bank which has notified the Agent that it has become a Disenfranchised Bank; and

(B)

any Bank in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Bank” has occurred and, in so far as such event or circumstance relates to paragraph (c) of the definition of “Defaulting Bank”, it has received a notice of cancellation from the Parent in respect of that Bank pursuant to Clause 7.6 (Right of cancellation in relation to a Defaulting Bank), unless it has received notice to the contrary from the Bank concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Bank has ceased to be a Disenfranchised Bank.

25.12	Replacement of a Defaulting Bank

25.12.1

Without prejudice to Clause 25.7 (Bank Retirement), the Parent may, at any time a Bank has become and continues to be a Defaulting Bank, by giving five Business Days’ prior written notice to the Agent and such Bank:

(A)

replace such Bank by requiring such Bank to (and such Bank shall) transfer pursuant to this Clause 25 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement; or

(B)	require such Bank to (and such Bank shall) transfer pursuant to this Clause 25 (Changes to the Parties) all (and not part only) of the undrawn Commitments of the Bank,

to a Bank or other bank or financial institution (a “Replacement Bank”) selected by the Parent, and which (unless the Agent is an Impaired Agent) is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Bank (including the assumption of the transferring Bank’s participations or unfunded participations (as the case may be) on the same basis as the transferring Bank) for:

(C)

before the Benchmark Replacement Date in respect of LIBOR and at any time in respect of EURIBOR, a purchase price in cash, payable at the time of transfer, equal to the outstanding principal amount of such Bank’s participation in the outstanding Advances and all accrued but unpaid interest, any amounts payable under Clause 22.2 (Other indemnities) and any other amounts payable in relation thereto under the Finance Documents; and

(D)	on and from the Benchmark Replacement Date in respect of an Advance denominated in Sterling or US Dollars, a purchase price in cash consisting of:

(1)

an amount (payable on the date of the transfer) equal to the outstanding principal amount of such Bank’s participation in the outstanding Advances and other amounts payable in relation thereto under the Finance Documents (other than those described in paragraph (2) below); and

(2)

in relation to each Term in which that transfer occurs, an amount (payable on the last day of that Term) equal to such Bank’s share of the interest payable under this Agreement in respect of that participation and that Term (determined on a pro rata basis by reference to the total amount of that interest and the proportion borne by:

(a)	the number of days in that Term up to but excluding the day of that transfer; to

(b)	the total number of days in that Term.

25.12.2

The Agent may in its absolute discretion (and is authorised by each Finance Party, but is not obliged by the Obligors, to) execute, without requiring any further consent or action from any other Party, a Novation Certificate on behalf of any Defaulting Bank which is required to transfer its rights and obligations under this Agreement pursuant to this Clause 25.12 which shall be effective for the purposes of Clause 25.3 (Procedure for novations). The Agent shall not be liable in any way for any action taken by it pursuant to this Clause 25.12 and, for the avoidance of doubt, the provisions of Clause 18.7 (Exoneration) shall apply in relation thereto.

25.12.3	Any transfer of rights and obligations of a Defaulting Bank pursuant to this Clause 25.12 shall be subject to the following conditions:

(A)	neither the Agent nor the Defaulting Bank shall have any obligation to the Obligors to find a Replacement Bank;

(B)	the transfer must take place no later than seven days after the notice referred to in Clause 25.12.1 above; and

(C)	in no event shall the Defaulting Bank be required to pay or surrender to the Replacement Bank any of the fees received by the Defaulting Bank pursuant to the Finance Documents.

25.12.4

For the avoidance of doubt, the rights of the Obligors under Clause 25.7 (Bank Retirement) and Clause 25.12 (Replacement of a Defaulting Bank) are without prejudice to each other and the rights under each Clause are capable of being exercised independently of each other by the Obligors.

26.	DISCLOSURE OF INFORMATION AND KNOW YOUR CUSTOMER REQUIREMENTS

26.1	Disclosure of information

A Bank may disclose:

26.1.1	a copy of any Finance Document; and

26.1.2	any information which that Bank has acquired under or in connection with any Finance Document,

to:

26.1.3	any of its Affiliates and any of its or their officers, directors, employees, professional advisers and auditors to the extent necessary in connection with the Facilities;

26.1.4	any person with whom it is proposing to enter, or has entered into, any kind of transfer, novation, participation or other agreement in relation to this Agreement;

26.1.5

a federal reserve, central bank or any authorised government body to whom a Bank is charging to, assigning to or otherwise creating a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document under Clause 25.4 (Security over Bank’s Rights); or

26.1.6	any person to whom it is required to disclose such information under any law or regulation or by any taxation or regulatory authority,

provided that a Bank shall not disclose any such information to a person under:

(A)

Clause 26.1.3 above unless such person is informed of its confidential nature and that some or all of such information may be price-sensitive information and such person is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to such information; and

(B)

Clause 26.1.4 above (other than one of its Affiliates) unless that person has provided to that Bank a confidentiality undertaking addressed to that Bank and the Parent substantially in the form of Schedule 5 (Form of Confidentiality Undertaking) or such other form as the Parent may approve.

26.2	Disclosure to numbering service providers

26.2.1

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(A)	names of Obligors;

(B)	country of domicile of Obligors;

(C)	place of incorporation of Obligors;

(D)	Signing Date;

(E)	governing law of this Agreement;

(F)	the names of the Agent, the US Agent, the US$ Swingline Agent, the Euro Swingline Agent and the Arrangers;

(G)	date of each amendment and restatement of this Agreement;

(H)	amounts of, and names of the Facilities (and any tranches);

(I)	amount of Total Commitments;

(J)	currencies of the Facilities;

(K)	type of Facilities;

(L)	ranking of Facilities;

(M)	Final Maturity Date of the Facilities;

(N)	changes to any of the information previously supplied pursuant to paragraphs (A) to (K) above; and

(O)	such other information agreed between such Finance Party and the Parent,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

26.2.2

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

26.3	Know your Customer requirements

26.3.1

Each Obligor must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Bank) to enable a Finance Party or prospective New Bank to carry out and be satisfied with the results of all applicable know your customer requirements.

26.3.2

Each Bank must promptly on the request of the relevant Administrative Party supply to such Administrative Party any documentation or other evidence which is reasonably required by such Administrative Party to carry out and be satisfied with the results of all applicable know your customer requirements.

27.	SET-OFF

Whilst an Event of Default is continuing, a Finance Party may set off any matured obligation owed by an Obligor under this Agreement (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

28.	PRO RATA SHARING

28.1	Redistribution

If any amount owing by an Obligor under this Agreement to a Finance Party (the “recovering Finance Party”) is discharged by payment, set-off or any other manner other than in accordance with Clause 9 (Payments) (a “recovery”), then:

28.1.1	the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Agent;

28.1.2

the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received and distributed in accordance with Clause 9 (Payments);

28.1.3	subject to Clause 28.3 (Exception), the recovering Finance Party shall, within three Business Days of demand by the Agent pay to the Agent an amount (the “redistribution”) equal to the excess;

28.1.4

the Agent shall treat the redistribution as if it were a payment by the Obligor concerned under Clause 9 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 9.8 (Partial payments); and

28.1.5

after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under Clause 28.1.4 above, and that Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

28.2	Reversal of redistribution

If under Clause 28.1 (Redistribution):

28.2.1	a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

28.2.2	the recovering Finance Party has paid a redistribution in relation to that recovery,

each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party. Thereupon the subrogation in Clause 28.1.5 (Redistribution) will operate in reverse to the extent of the reimbursement.

28.3	Exception

A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 28.1.5 (Redistribution).

29.	SEVERABILITY

If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

29.1.1	the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

29.1.2	the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

30.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

31.	NOTICES

31.1	Giving of notices

Subject to Clause 31.3 (Electronic communications), all notices or other communications under or in connection with this Agreement shall be given in writing. Any such notice will be deemed to be given as follows:

31.1.1	if in writing, when delivered; and

31.1.2	if by email or any other electronic communication, when received.

However, a notice given in accordance with the above but received on a non-business day or after 5 pm in the place of receipt will only be deemed to be given on the next business day in that place.

31.2	Addresses for notices

31.2.1

The address (and email address, where specified) (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(A)	in the case of the Parent, that identified with its name below;

(B)	in the case of each Bank or any other Obligor:

(1)	that notified in writing to the Agent on or prior to the date on which it becomes a Party; or

(2)	such other address notified by that Party for this purpose to the Agent by not less than five Business Days’ notice; and

(C)	in the case of the Agent, that identified with its name below.

31.2.2	The address of the Agent is:

HSBC Bank plc

Issuer Services, Level 22

8 Canada Square

London E14 5HQ

Contact:            Issuer Services / Loan Agency

or such other address as the Agent may notify to the other Parties by not less than five Business Days’ notice.

31.2.1	The address and email address of the US Agent are:

HSBC Bank USA, N.A.

452 Fifth Avenue

Issuer Services/ Loan Agency

New York, NY 10018

U.S.A

Primary Contact:            Issuer Services/ Loan Agency

Email:                             ctlany.loanagency@us.hsbc.com

With a copy to:

HSBC Bank plc

Issuer Services, Level 22

8 Canada Square

London E14 5HQ

Contact:             Issuer Services / Loan Agency

Email:                lag.fax@hsbcib.com (for Borrower operational requests only),

lad.agency.pef.loans@hsbc.com (all other enquiries)

or such other address or email address as the US Agent may notify to the other Parties by not less than five Business Days’ notice.

31.2.2	The address and email address of the US$ Swingline Agent are:

HSBC Bank USA, N.A.

452 Fifth Avenue

Issuer Services/ Loan Agency

New York, NY 10018

U.S.A

Primary Contact:            Issuer Services/ Loan Agency

Email:                             ctlany.loanagency@us.hsbc.com

With a copy to:

HSBC Bank plc

Issuer Services, Level 22

8 Canada Square

London E14 5HQ

Contact:             Issuer Services/ Loan Agency

Email:                lag.fax@hsbcib.com (for Borrower operational requests only),

lad.agency.pef.loans@hsbc.com (all other enquiries)

or such other address or email address as the US$ Swingline Agent may notify to the other Parties by not less than five Business Days’ notice.

31.2.3	The address and email address of the Euro Swingline Agent are:

HSBC Bank plc

Issuer Services, Level 22

8 Canada Square

London E14 5HQ

Contact:             Issuer Services/ Loan Agency

Email:                lag.fax@hsbcib.com (for Borrower operational requests only),

lad.agency.pef.loans@hsbc.com (all other enquiries)

or such other as the Euro Swingline Agent may notify to the other Parties by not less than five Business Days’ notice.

31.2.4	The address and email address of the Parent are:

British American Tobacco p.l.c.

Globe House

4 Temple Place

London WC2R 2PG

Contact:                 The Group Treasurer

Email:                     Corporate_Finance_Financial_Risk@bat.com

or such other address or email address as the Parent may notify to the other Parties by not less than five Business Days’ notice.

31.2.5

Notices to be served on an Obligor other than the Parent shall be validly served on such Obligor by being addressed in accordance with Clause 31.2.4 above and marked as served on the Parent on behalf of the relevant Obligor.

31.2.6	The Agent shall, promptly upon request from any Party, give to that Party the address and email address of any other Party applicable at the time for the purposes of this Clause 31.2.

31.3	Electronic communications

31.3.1

Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by email or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(A)	notify each other in writing of their email address and/ or any other information required to enable the transmission of information by that means; and

(B)	notify each other of any change to their email address or any other such information supplied by them by not less than five Business Days’ notice.

31.3.2

Any such electronic communication as specified in Clause 31.3.1 above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

31.3.3

Any such electronic communication as specified in Clause 31.3.1 above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

31.3.4	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause.

31.4	Communications when Agent is an Impaired Agent

If the Agent is an Impaired Agent, the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

32.	LANGUAGE

32.1.1	Any notice given under or in connection with any Finance Document shall be in English.

32.1.2	All other documents provided under or in connection with any Finance Document shall be:

(A)	in English; or

(B)	if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

33.	JURISDICTION

33.1	Submission

For the benefit of each other Party, each Party agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document (including a dispute relating to the existence, validity or termination of any Finance Document or any non-contractual obligations arising out of or in connection with any Finance Document) and accordingly submits to the jurisdiction of the English courts.

33.2	Service of process

Without prejudice to any other mode of service, each Obligor (other than an Obligor incorporated in England and Wales):

33.2.1

irrevocably appoints the Parent as its agent for service of process relating to any proceedings before the English courts in connection with any Finance Document (and the Parent accepts this appointment);

33.2.2	agrees that failure by a process agent to notify the Obligor of the process will not invalidate the proceedings concerned; and

33.2.3	consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 31.2 (Addresses for notices).

33.3	Forum convenience and enforcement abroad

Each Party:

33.3.1	waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

33.3.2	agrees that a judgment or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

33.4	Non-exclusivity

Nothing in this Clause 33 limits the right of a Finance Party to bring proceedings or enforce a judgment against an Obligor in connection with any Finance Document:

33.4.1	in any other court of competent jurisdiction; or

33.4.2	to the extent permitted by applicable law, concurrently in more than one jurisdiction.

34.	WAIVER OF TRIAL BY JURY

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

35.	GOVERNING LAW

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

36.	US PATRIOT ACT

Each Finance Party that is subject to the requirements of the (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act) (the USA Patriot Act) hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of the Obligors and other information that will allow such Finance Party to identify the Obligors in accordance with the USA Patriot Act. Each Obligor agrees that it will provide each Finance Party with such information as it may reasonably request in order for such Finance Party to satisfy the requirements of the USA Patriot Act.

37.	CONTRACTUAL RECOGNITION OF BAIL-IN

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

37.1.1	any Bail-In Action in relation to any such liability, including (without limitation):

(A)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(B)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(C)	a cancellation of any such liability; and

37.1.2	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

38.	RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES

38.1

To the extent that the Finance Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the Parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

38.1.1

in the event that any Bank that is a Covered Entity and a party to a Supported QFC becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Bank of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support and any rights in property securing such Supported QFC or such QFC Credit Support), will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States;

38.1.2

in the event that any Bank is a Covered Entity or a BHC Act Affiliate of such Bank is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Bank are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States; and

38.1.3

without limitation of the foregoing, rights and remedies of the parties with respect to a Defaulting Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

38.2	For the purposes of this Clause 38:

38.2.1	“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

38.2.2	“Covered Entity” means any of the following:

(A)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(B)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(C)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b);

38.2.3	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

38.2.4	“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 53900(c)(8)(D).

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

BANKS AND COMMITMENTS

PART A

ARRANGERS

Mandated Lead Arrangers and Bookrunners

Barclays Bank PLC

HSBC Bank plc

Banco Bilbao Vizcaya Argentaria, S.A., London Branch

Banco Santander S.A., London Branch

Bank of America Merrill Lynch International Designated Activity Company

Bank of China Limited, London Branch

Citigroup Global Markets Limited

Commerzbank Aktiengesellschaft, Filiale Luxemburg

Deutsche Bank AG, London Branch

Goldman Sachs Bank USA

Intesa Sanpaolo S.p.A.

Lloyds Bank plc

Mizuho Bank, Ltd.

National Westminster Bank plc

Societe Generale, London Branch

Standard Chartered Bank

Sumitomo Mitsui Banking Corporation, London Branch

UniCredit Bank AG, London Branch

Wells Fargo Bank N.A., London Branch

Lead Arrangers

Emirates NBD Bank (P.J.S.C), London Branch

The Standard Bank of South Africa Limited, Isle of Man Branch

PART B

BANKS AND COMMITMENTS

Bank	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
	Commitment under Revolving Facility A	Commitment under Swingline Facility A	Commitment under Revolving Facility B	Commitment under Swingline Facility B	Designated Entity	Jurisdictions in relation to which the Designated Entity will participate in Advances
	£	US$	£		€-	-

Barclays Bank PLC	154,000,000	166,666,666.67	154,000,000	55,555,555.56	—	—

HSBC Bank plc	154,000,000	166,666,666.67	154,000,000	55,555,555.56	—	—

Banco Bilbao Vizcaya Argentaria, S.A., London Branch	154,000,000	166,666,666.67	154,000,000	55,555,555.56	—	—

Banco Santander S.A., London Branch	154,000,000	166,666,666.67	154,000,000	55,555,555.56	—	—

Bank of America Merrill Lynch International Designated Activity Company	154,000,000	NIL	154,000,000	55,555,555.56	Bank of America, N.A.	United States of America (including all Advances under Swingline Facility A)

Bank of America, N.A.	NIL	166,666,666.67	NIL	NIL	—	—

Bank of China Limited, London Branch	154,000,000	NIL	154,000,000	NIL	—	—

Bank	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
	Commitment under Revolving Facility A	Commitment under Swingline Facility A	Commitment under Revolving Facility B	Commitment under Swingline Facility B	Designated Entity	Jurisdictions in relation to which the Designated Entity will participate in Advances
	£	US$	£		€-	-
Citibank, N.A., London Branch	154,000,000	166,666,666.67	154,000,000	55,555,555.56	—	—

Commerzbank Aktiengesellschaft, Filiale Luxemburg	154,000,000	166,666,666.67	154,000,000	55,555,555.56	—	—

Deutsche Bank AG, London Branch	154,000,000	166,666,666.67	154,000,000	55,555,555.56	—	—

Goldman Sachs Bank USA	154,000,000	166,666,666.67	154,000,000	55,555,555.56	—	—

Intesa Sanpaolo S.p.A.	154,000,000	166,666,666.67	154,000,000	55,555,555.56	—	—

Lloyds Bank plc	154,000,000	166,666,666.67	154,000,000	55,555,555.55	—	—

Mizuho Bank, Ltd.	154,000,000	166,666,666.67	154,000,000	55,555,555.55	—	—

National Westminster Bank plc	154,000,000	166,666,666.66	154,000,000	55,555,555.55	—	—

Societe Generale, London Branch	154,000,000	166,666,666.66	154,000,000	55,555,555.55	—	—

Standard Chartered Bank	154,000,000	166,666,666.66	154,000,000	55,555,555.55	—	—

Sumitomo Mitsui Banking Corporation, London Branch	154,000,000	166,666,666.66	154,000,000	55,555,555.55	—	—

UniCredit Bank AG, London Branch	154,000,000	166,666,666.66	154,000,000	55,555,555.55	—	—

Bank	Column 1	Column 2	Column 3	Column 4	Column 5	Column 6
	Commitment under Revolving Facility A	Commitment under Swingline Facility A	Commitment under Revolving Facility B	Commitment under Swingline Facility B	Designated Entity	Jurisdictions in relation to which the Designated Entity will participate in Advances
	£	US$	£		€-	-
Wells Fargo Bank N.A., London Branch	154,000,000	166,666,666.66	154,000,000	55,555,555.55	—	—

Emirates NBD Bank (P.J.S.C), London Branch	37,000,000	NIL	37,000,000	NIL	—	—

The Standard Bank of South Africa Limited, Isle of Man Branch	37,000,000	NIL	37,000,000	NIL	—	—

Total	3,000,000,000	3,000,000,000	3,000,000,000	1,000,000,000	—	—

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

PART A

TO BE DELIVERED BEFORE THE FIRST ADVANCE

1.	A copy of the articles of association and certificate of incorporation and by-laws (or equivalent constitutional documents) of each Obligor.

2.	An up-to-date extract of the registration of an Obligor incorporated in the Netherlands in the Trade Register of the Chamber of Commerce.

3.	A copy of a resolution (or extract of a resolution, if applicable) of the board of directors of each Obligor (or any duly authorised committee of any such board):

3.1	approving the terms of, and the transactions contemplated by, the Finance Documents and resolving that it execute and, where applicable, deliver the Finance Documents to which it is a party;

3.2	authorising a specified person or persons to execute and, where applicable, deliver the Finance Documents to which it is a party on its behalf; and

3.3

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including Requests and Selection Notices) to be signed and/or despatched by it under or in connection with the Finance Documents.

4.	A specimen of the signature of each person authorised by the resolutions referred to in paragraph 3 above.

5.	A certificate of an officer of each Obligor confirming that the borrowing of the Total Commitments in full would not cause any borrowing limits binding on that Obligor to be exceeded.

6.

A certificate of an authorised signatory of each Obligor certifying that each copy document specified in this Part A of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the Signing Date.

7.	Legal opinions of Allen & Overy LLP in relation to English law, Stibbe N.V. in relation to Dutch law and Cravath, Swaine & Moore LLP in relation to United States and relevant state laws.

8.	Evidence of cancellation and (if applicable) repayment or prepayment in full of the Existing Credit Agreement.

PART B

TO BE DELIVERED BY AN ADDITIONAL BORROWER

1.	A Borrower Accession Agreement, duly executed by the Additional Borrower and the Parent.

2.	A copy of the articles of association and certificate of incorporation and by-laws or equivalent constitutional documents of the Additional Borrower.

3.	A copy of a resolution of the board of directors of the Additional Borrower:

3.1	approving the terms of, and the transactions contemplated by, the Borrower Accession Agreement and resolving that it execute the Borrower Accession Agreement;

3.2	authorising a specified person or persons to execute the Borrower Accession Agreement on its behalf; and

3.3

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including Requests and Selection Notices) to be signed and/or despatched by it under or in connection with this Agreement.

4.

A copy of any other authorisation or other document, opinion or assurance which the Agent reasonably considers to be necessary in connection with the entry into and performance of, and the transactions contemplated by, the Borrower Accession Agreement or for the validity and enforceability of any Finance Document.

5.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

6.	The latest audited accounts of the Additional Borrower (if any).

7.

A legal opinion of Allen & Overy LLP, English legal advisers to the Agent and, if applicable, other lawyers approved by the Agent in the place of incorporation of the Additional Borrower, addressed to the Finance Parties.

8.

A certificate of an authorised signatory of the Additional Borrower certifying that each copy document specified in this Part B of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Borrower Accession Agreement.

9.	A process agent appointment letter if the Additional Borrower is incorporated outside the United Kingdom.

SCHEDULE 3

FORM OF REQUEST

To: [ ] as Agent/US$ Swingline Agent/Euro Swingline Agent*

From: [Borrower]	Date: [ ]

British American Tobacco p.l.c.

£6,000,000,000 Revolving Credit Facilities Agreement dated [●] 2020 (the “ Facilities Agreement”)

We wish to utilise Revolving Facility A/B*/ Swingline Facility A*/ Swingline Facility B* by way of Revolving Facility Advances*/US$ Swingline Advances*/Euro Swingline Advances as follows:

(a)	Name of Borrower:

(b)	Utilisation Date:	Revolving Facility [A/B]:	[ ]*

		Swingline Facility [A/B]:	[ ]*

(c)	Requested Amount (including currency):	Revolving Facility [A/B]:	[ ]*

		Swingline Facility [A/B]:	[ ]*

(d)	Term*:	Revolving Facility [A/B]:	[ ]*

		Swingline Facility [A/B]:	[ ]*

(e)	Payment Instructions:	Revolving Facility [A/B]:	[ ]*

		Swingline Facility [A/B]:	[ ]*

We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Facilities Agreement is satisfied on the date of this Request and this Advance would not cause any borrowing limit binding on us to be exceeded.

By:
[BORROWER]
Authorised Signatory

[NOTE: PLEASE SEEK DUTCH LEGAL ADVICE (I) UNTIL THE COMPETENT AUTHORITY PUBLISHES ITS INTERPRETATION OF THE TERM “PUBLIC” (AS REFERRED TO IN ARTICLE 4.1(1) OF THE CAPITAL REQUIREMENTS REGULATION (EU/575/2013)), IF ANY AMOUNT LENT TO A DUTCH BORROWER IS TO BE ASSIGNED WHICH IS LESS THAN €100,000 (OR ITS EQUIVALENT). AND (II) AS SOON AS THECOMPETENT AUTHORITY PUBLISHES ITS INTERPRETATION OF THE TERM “PUBLIC”, IF THE NEW BANK IS CONSIDERED TO BE PART OF THE PUBLIC ON THE BASIS OF THAT INTERPRETATION.]

*	Delete as appropriate

SCHEDULE 4

FORMS OF ACCESSION DOCUMENTS

PART A

NOVATION CERTIFICATE

To:	HSBC Bank plc as Agent and British American Tobacco p.l.c. as Parent

From:	[The Existing Bank] and [The New Bank][1] Date: [ ]

British American Tobacco p.l.c.

£6,000,000,000 Revolving Credit Facilities Agreement dated [●] 2020 (the “Facilities Agreement”)

We refer to Clause 25.3 (Procedure for novations) of the Facilities Agreement.

1.

We ● (the “Existing Bank”) and ● (the “New Bank”) agree to the novation to the New Bank of all the Existing Bank’s rights and obligations under the Facilities Agreement referred to in the Schedule in accordance with Clause 25.3 (Procedure for novations).

2.	The specified date for the purposes of Clause 25.3.3 (Procedure for novations) is [date of novation].

3.	The Facility Office and address for notices of the New Bank for the purposes of Clause 31.2 (Addresses for notices) are set out in the Schedule.

4.

This Novation Certificate, and any non-contractual obligations arising out of or in connection with it, are governed by English law. Capitalised terms used in this Novation Certificate have the meanings specified in the Facilities Agreement.

[NOTE: PLEASE SEEK DUTCH LEGAL ADVICE (I) UNTIL THE COMPETENT AUTHORITY PUBLISHES ITS INTERPRETATION OF THE TERM “PUBLIC” (AS REFERRED TO IN ARTICLE 4.1(1) OF THE CAPITAL REQUIREMENTS REGULATION (EU/575/2013)), IF ANY AMOUNT LENT TO A DUTCH BORROWER IS TO BE ASSIGNED WHICH IS LESS THAN €100,000 (OR ITS EQUIVALENT) AND (II) AS SOON AS THE COMPETENT AUTHORITY PUBLISHES ITS INTERPRETATION OF THE TERM “PUBLIC”, IF THE NEW BANK IS CONSIDERED TO BE PART OF THE PUBLIC ON THE BASIS OF THAT INTERPRETATION.]

[1]

If the New Bank holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement, it must comply with the obligations set out in Clause 10.5 (Borrower DTTP Filing) of the Facilities Agreement.

The Schedule

Rights and obligations to be novated

[Details of the rights and obligations of the Existing Bank to be novated].

[New Bank]

[Facility Office	Address for notices]

[Existing Bank]	[New Bank]	[HSBC Bank plc]

By:	By:	By:
Date:	Date:	Date:

[British American Tobacco p.l.c.]

By:
Date:

PART B

BORROWER ACCESSION AGREEMENT

To:	HSBC Bank plc as Agent

From:	[Proposed Borrower] and British American Tobacco p.l.c.

[Date]

British American Tobacco p.l.c.

£6,000,000,000 Revolving Credit Facilities Agreement dated [●] 2020 (the “Facilities Agreement”)

We refer to Clause 25.6 (Additional Borrowers) of the Facilities Agreement.

[Name of company] of [registered office] (registered no. ●) (the “Proposed Borrower”) agrees to become an Additional Borrower and to be bound by the terms of the Facilities Agreement as an Additional Borrower in accordance with Clause 25.6 (Additional Borrowers) of the Facilities Agreement.

The address for notices of the Proposed Borrower for the purposes of Clause 31.2 (Addresses for notices) of the Facilities Agreement is:

[                    ]

This Borrower Accession Agreement and any non-contractual obligations arising out of or in connection with it, are governed by English law. Capitalised terms used in this Borrower Accession Agreement have the meanings specified in the Facilities Agreement.

By:

[Proposed Borrower]

Authorised Signatory

By:

British American Tobacco p.l.c.

Authorised Signatory

PART C

FORM OF BORROWER NOVATION AGREEMENT

A NOVATION AGREEMENT dated [                    ]

BETWEEN:

(1)	[ ] (the “Existing Borrower”);

(2)	[ ] (the “Substitute Borrower”);

(3)	British American Tobacco p.l.c. on behalf of itself and each other Obligor (such capitalised term are defined in the Facilities Agreement referred to below) the (“Parent”); and

(4)	HSBC Bank plc as agent (the “Agent”) on behalf of itself and the Finance Parties (as defined in the Facilities Agreement referred to below),

and is supplemental to the £6,000,000,000 Revolving Credit Facilities Agreement dated [●] 2020 between, among others, British American Tobacco p.l.c., HSBC Bank plc as agent and the financial institutions listed in Part B of Schedule 1 thereto (the “Facilities Agreement”).

IT IS AGREED:

1.	Novation

In consideration of a payment made by the Existing Borrower to the Substitute Borrower and the release of the Existing Borrower from its obligations and liabilities (actual or contingent) specified in the Schedule hereto under the Facilities Agreement and with effect on and from [●] (the “Substitution Date”) the Substitute Borrower hereby undertakes to observe and perform all the obligations and liabilities (actual or contingent) of the Existing Borrower under the Facilities Agreement in respect of the Advances specified in the Schedule (including any such obligations or liabilities as may have accrued or become due in respect thereof prior to the Substitution Date).

2.	Integration

This Borrower Novation Agreement shall be read as one with the Facilities Agreement so that any reference therein to “this Agreement”, “hereunder” and similar shall include and be deemed to include this Borrower Novation Agreement.

3.	Continuing Liability

The Parent on behalf of itself and each other Obligor acknowledges and confirms that its obligations as Guarantor under Clause 14 (Guarantee) of the Facilities Agreement apply to the obligations and liabilities assumed by the Substitute Borrower hereunder.

Schedule

[●]

IN WITNESS whereof the parties hereto have caused this Borrower Novation Agreement to be duly executed on the date first written above.

For and on behalf of
[The Existing Borrower]

For and on behalf of
[The Substitute Borrower]

British American Tobacco p.l.c.
For and on behalf of each Obligor

HSBC Bank plc as Agent
For and on behalf of each
Finance Party

SCHEDULE 5

FORM OF CONFIDENTIALITY UNDERTAKING

To:	British American Tobacco p.l.c.

To:	[Bank]

Dear Sirs

We refer to the £6,000,000,000 Revolving Credit Facilities Agreement dated [●] 2020 (the “Facilities Agreement”) between, among others, British American Tobacco p.l.c. and HSBC Bank plc as Agent.

This is a confidentiality undertaking referred to in Clause 26 (Disclosure of Information and Know Your Customer Requirements) of the Facilities Agreement. A capitalised term defined in the Facilities Agreement has the same meaning in this undertaking.

We are considering entering into contractual relations with [insert name of Bank] (the “Bank”) and understand that it is a condition of our receiving information about British American Tobacco p.l.c. and its related companies and any Finance Document and/or any information under or in connection with any Finance Document (the “Information”) that we execute this undertaking.

We undertake to treat as confidential any Information and to use the Information solely for the purposes of determining whether or not to enter into the contractual relations and to keep any Information under secured and controlled conditions. We will not disclose any of the Information to any third party (other than our directors, officers, employees or outside advisors, who shall be advised of and agree to those confidentiality obligations) without the prior written consent of the Parent.

The foregoing undertakings do not apply to any Information that is publicly available when provided or that thereafter becomes publicly available other than through a breach by us of the above undertakings, or that is required to be disclosed by us by judicial or administrative process in connection with any action, suit, proceedings or claim or in order to comply with a request from any fiscal, monetary or other authority with which we are accustomed to comply or otherwise by applicable law. Information shall be deemed “publicly available” if it becomes a matter of public knowledge or is contained in materials available to the public or is obtained by us from any source other than the Bank or from you (or its or your directors, officers, employees or outside advisors), provided that such source has not entered into a confidentiality agreement with you with respect to the Information

Yours faithfully,

SCHEDULE 6

FORM OF INCREASE CONFIRMATION

To:	HSBC Bank plc as Agent, British American Tobacco p.l.c. as Parent

From:	[the Increase Bank] (the “Increase Bank”)[2]

Dated:

British American Tobacco p.l.c.

£6,000,000,000 Revolving Credit Facilities Agreement dated [●] 2020 (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purpose of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 25.10 (Increase) of the Facilities Agreement.

3.

The Increase Bank agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Bank under the Facilities Agreement.

4.	The proposed date on which the increase in relation to the Increase Bank and the Relevant Commitment is to take effect (the “Increase Date”) is [ ].

5.	On the Increase Date, the Increase Bank becomes party to the relevant Finance Documents as a Bank.

6.

The Facility Office and address, fax number, attention, credit contact and loan administration contact details for notices to the Increase Bank for the purposes of Clause 31.2 (Addresses for notices) are set out in the Schedule.

7.	The Increase Bank expressly acknowledges the limitations on the Banks’ obligations referred to in Clause 25.10 (Increase).

8.	The Increase Bank confirms that it is not an Affiliate of the Parent.

9.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

[NOTE: PLEASE SEEK DUTCH LEGAL ADVICE (I) UNTIL THE COMPETENT AUTHORITY PUBLISHES ITS INTERPRETATION OF THE TERM “PUBLIC” (AS REFERRED TO IN ARTICLE 4.1(1) OF THE CAPITAL REQUIREMENTS REGULATION (EU/575/2013)), IF ANY AMOUNT LENT TO A DUTCH BORROWER IS TO BE ASSIGNED WHICH IS LESS THAN €100,000 (OR ITS EQUIVALENT) AND (II) AS SOON AS THE COMPETENT AUTHORITY PUBLISHES ITS INTERPRETATION OF THE TERM “PUBLIC”, IF THE NEW BANK IS CONSIDERED TO BE PART OF THE PUBLIC ON THE BASIS OF THAT INTERPRETATION].]

[2]

If the Increase Bank holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement, it must comply with the obligations set out in Clause 10.5 (Borrower DTTP Filing) of the Facilities Agreement.

THE SCHEDULE

RELEVANT COMMITMENT/RIGHTS AND OBLIGATIONS TO BE ASSUMED BY THE INCREASE BANK

[Facility office address, fax number and attention details for notices and account details for payments/standard settlement instructions]

[Increase Bank]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Facilities Agreement by the Agent and the Increase Date is confirmed as [                ].

Agent:

By:

SCHEDULE 7

EXTENSION REQUESTS AND EXTENSION NOTICES

PART A

FORM OF FIRST EXTENSION REQUEST

To:	HSBC Bank plc as Agent

From:	British American Tobacco p.l.c.

Date: [ ]

British American Tobacco p.l.c.

£6,000,000,000 Revolving Credit Facilities Agreement dated [●] 2020 (the “Facilities Agreement”)

1.

We wish to request an extension to the Final Maturity Date under [Revolving Facility A[ and Swingline Facility A]]/ [Revolving Facility B[ and Swingline Facility B]] [3] for an additional period of 365 days to the [second]/ [sixth][4] anniversary of the date of the Facilities Agreement.

2.	We confirm that as at the date of this [Revolving Facility A First Extension Request] / [Revolving Facility B First Extension Request][5]:

(a)

the representations and warranties in Clause 15 (Representations and Warranties) of the Facilities Agreement except for Clause 15.8 (Litigation), Clause 15.9 (Material adverse change), Clause 15.11 (Sanctions and Anti-Bribery and Corruption) and Clause 15.14 (ERISA and Multiemployer Plans) are correct; and

(b)	no Event of Default is outstanding.

3.	Capitalised terms used in this [Revolving Facility A First Extension Request] / [Revolving Facility B First Extension Request][6] bear the meaning given to them in the Facilities Agreement.

By:
BRITISH AMERICAN TOBACCO P.L.C.
Authorised Signatory

[3]	Delete as applicable.
[4]	Delete as applicable.
[5]	Delete as applicable.
[6]	Delete as applicable.

PART B

FORM OF FIRST EXTENSION NOTICE

To:	British American Tobacco p.l.c.

From:	HSBC Bank plc as Agent

Date: [ ]

British American Tobacco p.l.c.

£6,000,000,000 Revolving Credit Facilities Agreement dated [●] 2020 (the “Facilities Agreement”)

1.

We refer to your [Revolving Facility A First Extension Request] / [Revolving Facility B First Extension Request][7] dated [●] and confirm that the Banks listed in the Schedule to this Extension Notice have agreed to your request of an extension of the Final Maturity Date under [Revolving Facility A[ and Swingline Facility A]] / [Revolving Facility B[ and Swingline Facility B]][8] for an additional period of 365 days to the [second] / [sixth] [9] anniversary of the date of the Facilities Agreement.

2.	Capitalised terms used in this [Revolving Facility A First Extension Notice] / [Revolving Facility B First Extension Notice] bear the meaning given to them in the Facilities Agreement.

By:
HSBC Bank plc as Agent
Authorised Signatory

Dated: 202[●]

[7]	Delete as applicable.
[8]	Delete as applicable.
[9]	Delete as applicable.

Schedule

Bank	Revolving Facility[A]/[B]	Commitment £	US$ Swingline Commitment	€ Swingline Commitment
[●]	[●]	[●]	[●]	[●]
Total:
Percentage of Total Commitments:

PART C

FORM OF SECOND EXTENSION REQUEST

To:	HSBC Bank plc as Agent

From:	British American Tobacco p.l.c.

Date: [ ]

British American Tobacco p.l.c.

£6,000,000,000 Revolving Credit Facilities Agreement dated [●] 2020 (the “Facilities Agreement”)

1.	We wish to request an extension to the Final Maturity Date:

[under Revolving Facility A[ and Swingline Facility A], for an additional period of 365 days to the [third] anniversary of the date of the Facilities Agreement]./

OR

[under Revolving Facility B[ and Swingline Facility B]:

(a)	in the case of the Revolving Facility B First Extension Banks, for an additional period of 365 days to the seventh anniversary of the date of the Facilities Agreement[; and

(b)

in the case of the Banks that refused a Revolving Facility B First Extension Request, for an additional period of 365 days to the sixth anniversary of the date of the Facilities Agreement or for an additional period of 730 days to the seventh anniversary of the date of the Facilities Agreement.][10]

2.	We confirm that as at the date of this [Revolving Facility A Second Extension Request] / [Revolving Facility B Second Extension Request] [11]:

(a)

the representations and warranties in Clause 15 (Representations and Warranties) of the Facilities Agreement except for Clause 15.8 (Litigation), Clause 15.9 (Material adverse change), Clause 15.11 (Sanctions and Anti-Bribery and Corruption) and Clause 15.14 (ERISA and Multiemployer Plans) are correct; and

(b)	no Event of Default is outstanding.

3.	Capitalised terms used in this [Revolving Facility A Second Extension Request] / [Revolving Facility B Second Extension Request] [12] bear the meaning given to them in the Facilities Agreement.

By:

BRITISH AMERICAN TOBACCO P.L.C.

Authorised Signatory

[10]	Delete as applicable.
[11]	Delete as applicable.
[12]	Delete as applicable.

PART D

FORM OF SECOND EXTENSION NOTICE

To:	British American Tobacco p.l.c.

From:	HSBC Bank plc as Agent

Date: [ ]

British American Tobacco p.l.c.

£6,000,000,000 Revolving Credit Facilities Agreement dated [●] 2020 (the “Facilities Agreement”)

1.

We refer to your [Revolving Facility A Second Extension Request] / [Revolving Facility B Second Extension Request][13] dated [●] and confirm that the Banks listed in the Schedule to this [Revolving Facility A Second Extension Notice] / [Revolving Facility B Second Extension Notice] [14] have agreed to your request of an extension of the Final Maturity Date under [Revolving Facility A[ and Swingline Facility A]] / [Revolving Facility B[ and Swingline Facility B]][15] for an additional period of:

[365 days to the [third] 16 anniversary of the date of the Facilities Agreement, in the case of the Revolving Facility A Second Extension Banks]17.

OR

[(a)	[365 days to the seventh anniversary of the date of the Facilities Agreement, in the case of the Revolving Facility B Second Extension Banks who were Revolving Facility B First Extension Banks]; and

(b)

[in the case of the Revolving Facility B Second Extension Banks who refused a Revolving Facility B First Extension Request, 365 days to the sixth anniversary of the date of the Facilities Agreement or 730 days to the seventh anniversary of the date of the Facilities Agreement (as specified in the Schedule)]]. 1819

2.	Capitalised terms used in this [Revolving Facility A Second Extension Notice] / [Revolving Facility B Second Extension Notice] bear the meaning given to them in the Facilities Agreement.

By:

HSBC Bank plc as Agent

Authorised Signatory

Dated:            202[●]

[13]	Delete as applicable.
[14]	Delete as applicable.
[15]	Delete as applicable.
[16]	Delete as applicable.
[17]	Insert in relation to Revolving Facility A Second Extension Request.
[18]	Insert in relation to Revolving Facility B Second Extension Request.
[19]	Delete as applicable.

Schedule

Bank	[Period of Extension (days) for Banks other than Revolving Facility B First Extension Banks]	Revolving Facility[A]/ [B]	Commitment £	US$ Swingline Commitment	€ Swingline Commitment
[●]	[●]	[●]	[●]	[●]	[●]

Total:

Percentage of Total Commitments:

SCHEDULE 8

TERM OUT – REVOLVING FACILITY A

PART A

FORM OF TERM OUT NOTICE

To:	HSBC Bank plc as Agent

From:	British American Tobacco p.l.c.

Date: [ ]

British American Tobacco p.l.c.

£6,000,000,000 Revolving Credit Facilities Agreement dated [●] 2020 (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Term Out Notice. Terms defined in the Facilities Agreement have the same meaning in this Term Out Notice unless given a different meaning in this Term Out Notice.

2.	We elect to exercise the Term Out Option pursuant to Clause 2.5 (Term Out Option – Revolving Facility A) in relation to all outstanding Revolving Facility Advances under Revolving Facility A.

3.	We confirm that as at the date of this Term Out Notice:

(a)

the representations and warranties in Clause 15 (Representations and Warranties) of the Facilities Agreement except for Clause 15.8 (Litigation), Clause 15.9 (Material adverse change), Clause 15.11 (Sanctions and Anti-Bribery and Corruption) and Clause 15.14 (ERISA and Multiemployer Plans) are correct; and

(b)	no Event of Default is outstanding.

4.	This Term Out Notice is irrevocable.

By:

BRITISH AMERICAN TOBACCO P.L.C.

Authorised Signatory

PART B

FORM OF SELECTION NOTICE FOR TERM ADVANCES

From: [Borrower]

To: [Agent]

Date: [ ]

British American Tobacco p.l.c.

£6,000,000,000 Revolving Credit Facilities Agreement dated [●] 2020 (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Selection Notice. Terms defined in the Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the following [Revolving Facility/Term] Advance[s] in [identify currency] with a Term ending on [ ]. [20]

3.	We request that the next Term for the above Advance[s] is [ ].

4.	This Selection Notice is irrevocable.

By:

[Borrower]

Authorised Signatory

[20]	Insert details of all Term Advances in the same currency which have a Term ending on the same date.

SCHEDULE 9

STERLING REFERENCE RATE – DEFINITIONS

London Banking Day:	A day (other than a Saturday or Sunday) on which banks are open for general business in London.

SONIA Index:	Either:

(a)    the publicly available index produced by the Bank of England (before any correction, recalculation or republication by its administrator) which measures the cumulative impact of compounding SONIA on a unit of investment over time, with the initial value set to 1.0000000000 on 23 April 2018; or

(b)    any other publicly available index which is produced by an administrator (before any correction, recalculation or republication by its administrator) which measures the cumulative impact of compounding SONIA on a unit of investment over time using a compounding methodology which is the same as that specified in this Agreement for the calculation of the Sterling Fallback Compounded Rate, as published by such administrator or on a page or screen of an information service and specified as the “SONIA Index” by the Agent (acting on the instructions of the Majority Banks) and the Parent (each acting reasonably).

Sterling Central Bank Rate:	The Bank of England’s Bank Rate as published by the Bank of England from time to time.

Sterling Central Bank Rate Adjustment:	In relation to the Sterling Central Bank Rate prevailing at close of business on any London Banking Day, the 20 per cent trimmed arithmetic mean (calculated by the Agent, or by any other Finance Party which agrees to do so in place of the Agent) of the Sterling Central Bank Rate Spreads for the five most immediately preceding London Banking Days for which the Sterling Fallback Screen Rate is available.

Sterling Central Bank Rate Spread:	In relation to any London Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) of:

(a) the Sterling Fallback Screen Rate for that London Banking Day; and

(b) the Sterling Central Bank Rate prevailing at close of business on that London Banking Day.

Sterling Daily Rate:	In relation to any London Banking Day:

(a) the Sterling Fallback Screen Rate for that London Banking Day; or

(b) if the Sterling Fallback Screen Rate is not available for that London Banking Day, the percentage rate per annum which is the aggregate of:

(i) the Sterling Central Bank Rate prevailing at close of business on that London Banking Day; and

(ii) the applicable Sterling Central Bank Rate Adjustment.

Sterling Fallback Compounded Rate:	The “Sterling Fallback Compounded Rate” for the Sterling Observation Period relating to the Term of an Advance in Sterling is the percentage rate per annum (rounded if necessary to five decimal places with 0.000005 being rounded upwards) calculated as set out below:

where:

db is, for any Sterling Observation Period, the number of London Banking Days in that Sterling Observation Period.

dc is the number of calendar days in the relevant Sterling Observation Period.

i is a series of whole numbers from one to db, each representing the relevant London Banking Day in chronological order from, and including, the first London Banking Day in the relevant Sterling Observation Period.

ri is the Sterling Daily Rate applicable on London Banking Day i in the Sterling Observation Period, as published on the London Banking Day immediately after London Banking Day i.

ni is, for any London Banking Day “i” in the relevant Sterling Observation Period, the number of calendar days for which rate ri applies, being the number of calendar days from (and including) such London Banking Day “i” to (but excluding) the following London Banking Day, irrespective of whether that following London Banking Day is included in the Sterling Observation Period. (Therefore, on most days, ni will be 1, but on a Friday it will generally be 3, and it will also be greater than 1 on the London Banking Day before a holiday).

N is 365 (being the market convention for quoting the number of days in the year for sterling).

Sterling Fallback Screen Rate:	SONIA, administered by the Bank of England (or any other person which takes over the administration of that rate) displayed (before any correction, recalculation or republication by the administrator) on page SONIA of the Thomson Reuters screen (or any other replacement Thomson Reuters page which displays that rate).

Sterling Primary Screen Rate:	Any publicly available rate (before any correction, recalculation or republication by its administrator) which:

(a)    is constituted primarily by the daily compounding of the SONIA reference rate over a period and uses a compounding methodology which is the same as that specified in this Agreement for the calculation of the Sterling Fallback Compounded Rate;

(b) is produced by an administrator;

(c) is made available no later than the day on which the Sterling Observation Period to which it relates ends; and

(d) is specified as the “Sterling Primary Screen Rate” by the Agent (acting on the instructions of the Majority Banks) and the Parent (each acting reasonably).

Sterling Relevant Market:	The sterling wholesale market.

Sterling RR Adjustment Spread:	0.05 per cent. per annum.

SCHEDULE 10

US$ REFERENCE RATE – DEFINITIONS

SOFR Index:	Either:

(a)    the publicly available index produced by the Federal Reserve Bank of New York (before any correction, recalculation or republication by its administrator) which measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on 2 April 2018; or

(b)    any other publicly available index which is produced by an administrator (before any correction, recalculation or republication by its administrator) which measures the cumulative impact of compounding SOFR on a unit of investment over time using a compounding methodology which is the same as that specified in this Agreement for the calculation of the US$ Fallback Compounded Rate, as may be published by such administrator or on a page or screen of an information service and specified as the “SOFR Index” by the Agent (acting on the instructions of the Majority Banks) and the Parent (each acting reasonably)

US Banking Day:	Any day other than:

(a) a Saturday or Sunday; and

(b)    a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

US$ Central Bank Rate:	Either:

(a) the short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or

(b) if that target is not a single figure, the arithmetic mean (rounded upwards to 5 decimal places) of:

(i) the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

(ii) the lower bound of that target range.

US$ Central Bank Rate Adjustment:	In relation to the US$ Central Bank Rate prevailing at close of business on any US Banking Day, the 20 per cent trimmed arithmetic mean (calculated by the Agent, or by any other Finance Party which agrees to do so in place of the Agent) of the US$ Central Bank Rate Spreads for the five most immediately preceding US Banking Days for which the US$ Fallback Screen Rate is available.

US$ Central Bank Rate Spread:	In relation to any US Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) of:

(a) the US$ Fallback Screen Rate for that US Banking Day; and

(b) the US$ Central Bank Rate prevailing at close of business on that US Banking Day.

US$ Daily Rate:	In relation to any US Banking Day:

(a) the US$ Fallback Screen Rate for that US Banking Day; or

(b) if the US$ Fallback Screen Rate is not available for that US Banking Day, the percentage rate per annum which is the aggregate of:

(i) the US$ Central Bank Rate for that US Banking Day; and

(ii) the applicable US$ Central Bank Rate Adjustment.

US$ Fallback Compounded Rate:	The “US$ Fallback Compounded Rate” for the US$ Observation Period relating to the Term of an Advance in US$ is the percentage rate per annum (rounded if necessary to five decimal places with 0.000005 being rounded upwards) calculated as set out below:

where:

db is, for any US$ Observation Period, the number of US Banking Days in that US$ Observation Period.

dc is the number of calendar days in the relevant US$ Observation Period.

i is a series of whole numbers from one to db, each representing the relevant US Banking Day in chronological order from, and including, the first US Banking Day in the relevant US$ Observation Period.

ri is the US$ Daily Rate applicable on US Banking Day (i) as published on the US Banking Day immediately after US Banking Day (i).

ni is, for any US Banking Day “i” in the relevant US$ Observation Period, the number of calendar days for which rate ri applies, being the number of calendar days from (and including) such US Banking Day “i” to (but excluding) the following US Banking Day, irrespective of whether that following US Banking Day is included in the US$ Observation Period. (Therefore, on most days, ni will be 1, but on a Friday it will generally be 3, and it will also be greater than 1 on the US Banking Day before a holiday).

N is 360 (being the market convention for quoting the number of days in the year for US Dollars.

US$ Fallback Screen Rate:	SOFR, administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

US$ Primary Screen Rate:	Any publicly available rate (before any correction, recalculation or republication by its administrator) which:

(a)    is constituted primarily by the daily compounding of SOFR over a period and uses a compounding methodology which is the same as that specified in this Agreement for the calculation of the US$ Fallback Compounded Rate;

(b) is produced by an administrator;

(c) is made available no later than the day on which the US$ Observation Period to which it relates ends; and

(d) is specified as the “US$ Primary Screen Rate” by the Agent (acting on the instructions of the Majority Banks) and the Parent (each acting reasonably).

US$ Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.

US$ RR Adjustment Spread:	0.10 per cent. per annum.

SCHEDULE 11

FORM OF BENCHMARK REPLACEMENT DEFERRAL NOTICE

To:	HSBC Bank plc as Agent

From:	British American Tobacco p.l.c.

Date: [ ]

British American Tobacco p.l.c.

£6,000,000,000 Revolving Credit Facilities Agreement dated [●] 2020 (the “ Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Benchmark Replacement Deferral Notice. Terms defined in the Facilities Agreement have the same meaning in this Benchmark Replacement Deferral Notice unless given a different meaning in this Benchmark Replacement Deferral Notice.

2.	We refer to Clause 8.1 (Benchmark Replacement Date) of the Facilities Agreement. We notify you that the Benchmark Replacement Date is deferred to [●].

3.	This Benchmark Replacement Deferral Notice is irrevocable.

4.	This Benchmark Replacement Deferral Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

By:
BRITISH AMERICAN TOBACCO P.L.C.
Authorised Signatory

SIGNATORIES TO THE FACILITIES AGREEMENT

Original Borrowers

BRITISH AMERICAN TOBACCO P.L.C.

By:
Name:
Title:

B.A.T. INTERNATIONAL FINANCE P.L.C.

By:
Name:
Title:

B.A.T. NETHERLANDS FINANCE B.V.

By:
Name:
Title:

B.A.T CAPITAL CORPORATION

By:
Name:
Title:

Guarantor

BRITISH AMERICAN TOBACCO P.L.C.

By:
Name:
Title:

SIGNATURE PAGE TO THE FACILITIES AGREEMENT

Agent

HSBC BANK PLC

By:
Name:
Title:

US Agent

HSBC BANK USA, N.A.

By:
Name:
Title:

US$ Swingline Agent

HSBC BANK USA, N.A.

By:
Name:
Title:

Euro Swingline Agent

HSBC BANK PLC

By:
Name:
Title:

SIGNATURE PAGE TO THE FACILITIES AGREEMENT

Mandated Lead Arrangers and Bookrunners

BARCLAYS BANK PLC

By:
Name:
Title:

HSBC BANK PLC

By:
Name:
Title:

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., LONDON BRANCH

By:
Name:
Title:

BANCO SANTANDER S.A., LONDON BRANCH

By:
Name:
Title:

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL DESIGNATED ACTIVITY COMPANY

By:
Name:
Title:

SIGNATURE PAGE TO THE FACILITIES AGREEMENT

BANK OF CHINA LIMITED, LONDON BRANCH

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS LIMITED

By:
Name:
Title:

COMMERZBANK AKTIENGESELLSCHAFT, FILIALE LUXEMBURG

By:
Name:
Title:

DEUTSCHE BANK LUXEMBOURG S.A.

By:
Name:
Title:

GOLDMAN SACHS BANK USA

By:
Name:
Title:

SIGNATURE PAGE TO THE FACILITIES AGREEMENT

INTESA SANPAOLO S.P.A.

By:
Name:
Title:

LLOYDS BANK PLC

By:
Name:
Title:

MIZUHO BANK, LTD.

By:
Name:
Title:

NATIONAL WESTMINSTER BANK PLC

By:
Name:
Title:

SOCIÉTÉ GÉNÉRALE, LONDON BRANCH

By:
Name:
Title:

SIGNATURE PAGE TO THE FACILITIES AGREEMENT

SUMITOMO MITSUI BANKING CORPORATION, LONDON BRANCH

By:
Name:
Title:

STANDARD CHARTERED BANK

By:
Name:
Title:

UNICREDIT BANK AG, LONDON BRANCH

By:
Name:
Title:

WELLS FARGO BANK N.A., LONDON BRANCH

By:
Name:
Title:

Lead Arrangers

EMIRATES NBD BANK (P.J.S.C), LONDON BRANCH

By:
Name:
Title:

SIGNATURE PAGE TO THE FACILITIES AGREEMENT

THE STANDARD BANK OF SOUTH AFRICA LIMITED, ISLE OF MAN BRANCH

By:
Name:
Title:

Banks

BARCLAYS BANK PLC

By:
Name:
Title:

HSBC BANK PLC

By:
Name:
Title:

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., LONDON BRANCH

By:
Name:
Title:

BANCO SANTANDER S.A., LONDON BRANCH

By:
Name:
Title:

SIGNATURE PAGE TO THE FACILITIES AGREEMENT

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL DESIGNATED ACTIVITY COMPANY

By:
Name:
Title:

BANK OF AMERICA, N.A.

By:
Name:
Title:

BANK OF CHINA LIMITED, LONDON BRANCH

By:
Name:
Title:

CITIBANK, N.A., LONDON BRANCH

By:
Name:
Title:

COMMERZBANK AKTIENGESELLSCHAFT, FILIALE LUXEMBURG

By:
Name:
Title:

SIGNATURE PAGE TO THE FACILITIES AGREEMENT

DEUTSCHE BANK AG, LONDON BRANCH

By:
Name:
Title:

GOLDMAN SACHS BANK USA

By:
Name:
Title:

INTESA SANPAOLO S.P.A.

By:
Name:
Title:

LLOYDS BANK PLC

By:
Name:
Title:

MIZUHO BANK, LTD.

By:
Name:
Title:

SIGNATURE PAGE TO THE FACILITIES AGREEMENT

NATIONAL WESTMINSTER BANK PLC

By:
Name:
Title:

SOCIÉTÉ GÉNÉRALE, LONDON BRANCH

By:
Name:
Title:

SUMITOMO MITSUI BANKING CORPORATION, LONDON BRANCH

By:
Name:
Title:

STANDARD CHARTERED BANK

By:
Name:
Title:

UNICREDIT BANK AG, LONDON BRANCH

By:
Name:
Title:

SIGNATURE PAGE TO THE FACILITIES AGREEMENT

WELLS FARGO BANK N.A., LONDON BRANCH

By:
Name:
Title:

EMIRATES NBD BANK (P.J.S.C), LONDON BRANCH

By:
Name:
Title:

THE STANDARD BANK OF SOUTH AFRICA LIMITED, ISLE OF MAN BRANCH

By:
Name:
Title:

SIGNATURE PAGE TO THE FACILITIES AGREEMENT